The information in this prospectus is not complete and may be changed. This prospectus relates to an effective registration statement under the Securities Act of 1933, as amended. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



Subject to Completion, Dated August 1, 2002
Prospectus Supplement
(To Prospectus dated August 1, 2002)

                                 $101,651,000
                                 (Approximate)

             Lehman ABS Manufactured Housing Contract Trust 2002-A
    Lehman ABS Manufactured Housing Contract Senior/Subordinate Asset-Backed
                          Certificates, Series 2002-A

            Lehman ABS Corporation,          GreenPoint Credit, LLC
                 as Depositor                      as Servicer

              Principal Balance                Pass-Through Rate
              -----------------                -----------------

Class A         $77,666,000              One-month LIBOR plus ___.___%(1)(2)
Class M-1         7,995,000              One-month LIBOR plus ___.___%(2)
Class M-2         7,995,000              One-month LIBOR plus ___.___%(2)
Class B-1         7,995,000              One-month LIBOR plus ___.___%(2)

(1) plus an additional 0.50% for each distribution date, if any, after the right to purchase all outstanding contracts, as described under "Description of the Certificates-Optional Termination" becomes exercisable.
(2) Subject to the net wac cap rate limitation described in this prospectus supplement.

Review the information in "Risk Factors" starting on page S-7 of this prospectus supplement and page 2 of the accompanying prospectus and consider these factors before making a decision to invest in the offered certificates.

The offered certificates represent interests in the trust fund only and are not interests in or obligations of any other person.

Neither the offered certificates nor the underlying contracts will be insured or guaranteed by any governmental agency or instrumentality.

The certificates--

o represent the entire beneficial interest in a trust, whose primary assets are a pool of manufactured housing installment sale contracts and installment loan agreements.

o   currently have no trading market.

Credit enhancement--

X Credit enhancement will be provided in the form of subordination of the rights of certain classes of certificates to receive distributions in respect of the contracts, the allocation of losses, excess interest and overcollateralization.

For complete information about the Lehman ABS Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2002-A, read both this prospectus supplement and the accompanying prospectus. This prospectus supplement must be accompanied by a prospectus if it is being used to offer and sell the offered certificates.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

    The offered certificates are being offered by Lehman Brothers Inc. from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor are expected to be $__________________ before deducting expenses, payable by the depositor, estimated to be $________________.

                                LEHMAN BROTHERS

                                 August , 2002

                     (This page intentionally left blank)

    You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

    We are not offering the Lehman ABS Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2002-A in any state where the offer is not permitted.

    Dealers will deliver a prospectus supplement and the accompanying prospectus when acting as an underwriter of the Lehman ABS Manufactured Housing Contract Senior/Subordinated Asset-Backed Certificates, Series 2002-A and with respect to their unsold allotments or subscriptions. In addition, all dealers selling Lehman ABS Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2002-A will be required to deliver a prospectus supplement and the accompanying prospectus for ninety days following the date of this prospectus supplement.

    We have defined certain significant terms in the "Glossary" found on page S-113 of this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus.

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.


                               Table of Contents
                             Prospectus Supplement

                                                                           Collection and Other Servicing Procedures........S-79
Summary........................................................S-1         Servicing Compensation; Certain Other
                                                                             Matters Regarding the Servicer.................S-79
                                                                           Prepayment Interest Shortfalls and Relief
Risk Factors...................................................S-7           Act Shortfalls.................................S-80
                                                                           Servicer Reports.................................S-80
Transaction Overview..........................................S-18         Hazard Insurance.................................S-81
 Parties......................................................S-18         Realization Upon Defaulted Contracts.............S-82
                                                                           Removal and Resignation of the Servicer..........S-82
The Transaction...............................................S-19         Indemnification Account..........................S-84
                                                                           Optional Termination.............................S-84
The Contract Pool.............................................S-19
 Contracts....................................................S-19       Prepayment and Yield Considerations................S-85
 Group I Contracts............................................S-28         Final Scheduled Distribution Dates...............S-89
 Group II Contracts...........................................S-35         Weighted Average Life of the Certificates........S-90

The Seller and The Servicer...................................S-44       Material Legal Aspects of the Contracts............S-97
 Servicing....................................................S-45         The Contracts (Other than Land Home
 Delinquency and Loan Loss/Repossession                                       Contracts and Land-in-Lieu Contracts).........S-97
   Experience.................................................S-45         Land Home Contracts and Land-in-Lieu
 GreenPoint Credit Management's Discussion                                    Contracts....................................S-100
   and Analysis of Delinquency,                                            Transfers of Manufactured Homes;
   Repossession and Loan Loss Experience......................S-47            Enforceability of Restrictions on
 Loan Originations............................................S-48            Transfer.....................................S-103
 Underwriting Practices.......................................S-48
                                                                         Material Federal Income Tax Considerations........S-104
The Trustee...................................................S-50         General.........................................S-104
                                                                           Taxation of Regular Interests...................S-105
The Backup Servicer...........................................S-51         Status of the Offered Certificates..............S-106
                                                                           The Cap Contract Component......................S-106
Description of the Certificates...............................S-51
 General......................................................S-51       State and Local Tax Consequences..................S-106
 Book-Entry Registration......................................S-52
 Definitive Certificates......................................S-57       ERISA Considerations..............................S-107
 Conveyance of Contracts......................................S-58
 Payments on the Contracts; The Certificate                              Legal Investment..................................S-109
  Account.....................................................S-64
 Pass-Through Rates...........................................S-65       Plan of Distribution..............................S-109
 Determination of LIBOR.......................................S-65
 The Yield Maintenance Agreements.............................S-66       Incorporation of Certain Information by
 The LIBOR Cap Counterparty...................................S-68         Reference.......................................S-110
 Priority of Distributions....................................S-69
 Subordination of Class M Certificates and                               Legal Matters.....................................S-111
   Class B Certificates.......................................S-72
 Advances.....................................................S-75       Ratings...........................................S-111
 Reports to Certificateholders................................S-75
 Amendment....................................................S-76       Glossary..........................................S-113
 Excess IO Strip Amount and Class B-2
  Reserve Account.............................................S-77       Appendix I..........................................A-1


                                  Prospectus

Risk Factors................................ 2      Use of Proceeds........................ 65
Description of the Securities............... 7      Federal Income Tax Considerations...... 65
The Trust Funds............................ 12      State Tax Considerations.............. 100
Enhancement................................ 21      ERISA Considerations.................. 100
Servicing of Contracts..................... 24      Legal Investment...................... 105
The Agreements............................. 33      Ratings............................... 105
Custody Receipts; Custody Agreements....... 46      Plan of Distribution.................. 106
Legal Aspects of the Contracts............. 49      Legal Matters......................... 106
The Depositor.............................. 64      Available Information................. 106

                                   Summary

    This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully to understand all of the terms of the offering of the offered certificates.

The Certificates

    The Lehman ABS Manufactured Housing Contract Trust 2002-A will issue the Lehman ABS Manufactured Housing Contract Senior/Subordinate Asset-Backed Certificates, Series 2002-A. Four classes of the certificates, the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates are being offered by this prospectus supplement. The trust will also issue three additional classes of subordinated certificates, the Class B-2 Certificates, Class C Certificates, and Class R Certificates that will not be offered by this prospectus supplement. The certificates will represent the entire beneficial ownership interest in the trust. The trust is comprised primarily of the contract pool.

The Trust Fund

                The trust fund includes:

o the contract pool, including all rights to receive payment on the contracts received after the cut-off date (excluding interest accrued before the cut-off date (the amount of which, if any, shall be deducted only from interest collections in respect of the related contract) and certain unreimbursed obligatory advances);

o   the amounts held from time to time in the certificate account;

o any property which initially secured a contract and which is acquired in the process of realizing thereon;

o   the yield maintenance agreements;

o   the basis risk reserve fund; and

o the rights of the seller under any hazard insurance policies covering the manufactured homes.

The Contract Pool

The contract pool will consist of approximately 1,959 manufactured housing installment sale contracts and installment loan agreements, which we refer to as the contracts, with an aggregate principal balance as of the close of business on June 30, 2002, which we refer to as the cut-off date, of $114,214,791.98. The contracts will be conveyed to the trust on the closing date.

As of the cut-off date, there were 592 fixed-rate contracts, which we refer to as the group I contracts, with an aggregate principal balance of $27,000,773.35, and 1,376 adjustable-rate contracts, which we refer to as the group II contracts, with an aggregate principal balance of $87,214,018.63.

Servicing and Sale of the Contracts

GreenPoint Credit, LLC, will sell the contracts to the depositor prior to the depositor's conveyance of the contracts to the trust and, as seller, will make certain representations and warranties to the depositor regarding the contracts. GreenPoint Credit, LLC, will also act as servicer and will be obligated to service and administer the contracts on behalf of the trust, for the benefit of the holders of the certificates. Wells Fargo Bank Minnesota, National Association, will act as backup servicer and will be obligated to service and administer the contracts on behalf of the trust, for the benefit of the holders of the certificates, under the circumstances and subject to the conditions described herein and in the pooling and servicing agreement.

For a further description of the contracts, see "The Contract Pool" in this prospectus supplement.

Book-Entry Registration

The offered certificates will be available only in book-entry form through the facilities of DTC, Clearstream and the Euroclear System. See "Description of the Certificates--Book-Entry Registration" in this prospectus supplement.

Distributions on the Certificates

Distributions on the certificates will be on the 15th day of each month, or, if such 15th day is not a business day, on the next business day, beginning on September 15, 2002, to the holders of record on the preceding record date.

The record date for the offered certificates will be the business day preceding each distribution date.

Distributions of Interest

On each distribution date, after payment of certain expenses of the trust fund, the offered certificates are entitled to receive current interest.

Current Interest. The current interest for a distribution date is the interest which accrues on a class of certificates at the applicable pass-through rate on the outstanding principal balance of such class of certificates during the related accrual period. However, with respect to the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates, the outstanding principal balance of such classes upon which interest accrues will be adjusted downward if necessary to the extent that realized losses on the contracts are allocated to such classes. As a result of any such downward adjustment, the holders of the related classes will have the right to receive distributions of liquidation loss interest amounts on a subordinated basis. See "Description of the Certificates--Priority of Distributions--Distributions of Interest and Principal." in this prospectus supplement.

Accrual Period. The accrual period for the certificates is the period from, and including, the prior distribution date (or in the case of the September 15, 2002 distribution date, the closing date) to, but excluding, the current distribution date.

All computations of interest accrued on the certificates, shall be made on the basis of a 360-day year and the actual number of days elapsed in the related accrual period.

Net WAC Cap Rate. The current monthly interest amount distributable on the certificates is subject to an interest rate cap on the related pass-through rate equal to the net wac cap rate described in this prospectus supplement.

Distributions of Principal

The holders of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates, in the aggregate, are entitled to receive distributions of principal on each distribution date which generally reflect the collections of principal on the contracts, plus additional payments of principal funded from excess interest to create overcollateralization.

Distributions of formula principal based generally on principal collections in respect of the contracts will be allocated among the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions--Distributions of Interest and Principal." Distributions funded from excess interest to create overcollateralization will generally be allocated among such classes as additional principal distributions as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions--Overcollateralization Provisions."

Credit Enhancement

The credit enhancement for the benefit of the offered certificates consists solely of:

Excess Interest. Because the obligors are expected to pay more interest on the contracts than is necessary to pay the interest on the certificates, along with fees and expenses of the trust each month, there may be excess interest. This excess interest may be used to protect the offered certificates against losses.

Overcollateralization. Excess interest that is not needed to cover losses in the current period, unpaid interest shortfalls, liquidation loss interest amounts and carryover amounts resulting from the net wac cap rate limitation and/or liquidation loss interest will be used to make additional principal distributions on the certificates. This is intended to cause the aggregate principal balance of the contracts to exceed the aggregate principal balance of the offered certificates and the Class B-2 Certificates as described in this prospectus supplement. The amount by which the aggregate principal balance of the contracts exceeds the aggregate principal balance of the offered certificates and the Class B-2 Certificates will represent overcollateralization, which may absorb losses on the contracts, if they are not covered by excess interest. To the extent available, commencing on the distribution date in October 2002, 100% of the net excess interest amount described above will be paid to the certificates as additional principal as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions--Overcollateralization Provisions."

Subordination of Class M Certificates and Class B Certificates. The rights of the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates to receive distributions on the contracts will be subordinated to the Class A Certificates and each such class will be further subordinated to each other class listed prior to it in this sentence, as described in this prospectus supplement under "Description of the Certificates--Subordination of Class M Certificates and Class B Certificates."

Liquidation Loss Amounts. If losses on the contracts are severe, the overcollateralization amount could be reduced to zero. In that event, if losses were severe enough so that the aggregate principal balance of the offered certificates were to exceed the aggregate principal balance of the contracts, the certificate principal balances of the classes of offered certificates other than the Class A Certificates would be adjusted downward, in reverse order of their seniority, for the purpose of the calculation of accrued interest thereon. Any class of offered certificates whose certificate principal balance is so reduced will be entitled to liquidation loss interest distributions to the extent that funds are available therefor as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions--Distributions of Interest and Principal" and "--Subordination of Class M Certificates and Class B Certificates."

The Yield Maintenance Agreements

The trust will benefit from a series of interest rate cap payments pursuant to three cap agreements, or the yield maintenance agreements, between the trust and Lehman Brothers Derivative Products, Inc., which we refer to as the LIBOR cap counterparty, which are intended to partially mitigate the interest rate risk that could result from the difference between the formula rates on the offered certificates and the Class B-2 Certificates, and the weighted average coupon of the contracts. The LIBOR cap counterparty is rated "AAA" by Standard & Poor's and "Aaa" by Moody's Investors Service. The LIBOR cap counterparty is an affiliate of the depositor and the underwriter.

Payments under the yield maintenance agreements will be made pursuant to the formulas described in this prospectus supplement. Amounts paid under the yield maintenance agreements will be available to make certain distributions on the certificates.

See "Description of the Certificates--The Yield Maintenance Agreements" in this prospectus supplement.

Optional Termination of the Trust

The pooling and servicing agreement provides that on any distribution date that occurs on or after the distribution date on which the aggregate principal balance of the contracts is less than 10% of the aggregate principal balance of the contracts as of the cut-off date, the servicer, with the consent of Aurora Loan Services Inc. (an affiliate of the depositor, the LIBOR cap counterparty and the underwriter), which consent Aurora may grant or withhold in its discretion, will have the right to purchase all of the outstanding contracts and terminate the trust fund, at a price sufficient to pay:

o  the aggregate unpaid principal balance of the certificates;

o  all accrued and unpaid interest thereon;

o  all net wac cap rate carryover amounts in respect thereof; and

o  all amounts due to the LIBOR cap counterparty,

as more fully described in "Description of the Certificates--Optional Termination" in this prospectus supplement.

If the servicer does not exercise this purchase option, or if Aurora does not consent to the servicer's exercise of its purchase option, Aurora shall have the right to purchase all of the outstanding contracts and terminate the trust fund. In addition, on the next distribution date, if neither the servicer nor Aurora has purchased the contracts, the trustee will begin an auction process to sell the contracts and the other trust assets. The trustee will not be permitted to sell the trust assets and liquidate the trust pursuant to the auction process unless the proceeds of that sale are sufficient to pay the amounts described above.

The final trust distribution date is the distribution date in June 2033, but the actual final payment of any class of offered certificates may be earlier, and could be significantly earlier than such date. If necessary to pay certificates in full on the final trust distribution date, the assets of the trust will be sold as provided in the pooling and servicing agreement.


ERISA Considerations

Subject to the conditions described under "ERISA Considerations" herein, the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates may be purchased by an employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in this prospectus supplement.

Federal Tax Aspects

For federal income tax purposes, Sidley Austin Brown & Wood LLP, counsel to the trust, is of the opinion that:

o the trust will be treated as one or more real estate mortgage investment conduits, or REMICs, for federal income tax purposes, and

o the offered certificates, other than the rights to receive payments from the basis risk reserve fund, will be regular interests in a REMIC and will be treated as debt instruments of a REMIC for federal income tax purposes, and

o holders of the offered certificates will be treated for federal income tax purposes as holding two separate investments: (i) the related offered certificates without the right to receive payments from the basis risk reserve fund and (ii) the right to receive payments from the basis risk reserve fund.

See "Material Federal Income Tax Considerations" in this prospectus supplement.

Legal Investment

The Class A Certificates and Class M-1 Certificates will, and the Class M-2 Certificates and Class B-1 Certificates will not, constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

Ratings

In order to be issued, the Class A Certificates must be rated "AAA" by Standard & Poor's and "Aaa" by Moody's. In order to be issued, the Class M-1 Certificates must be rated "AA" by Standard & Poor's and "Aa2" by Moody's. In order to be issued, the Class M-2 Certificates must be rated "A" by Standard & Poor's and "A2" by Moody's. In order to be issued, the Class B-1 Certificates must be rated "BBB" by Standard & Poor's and "Baa2" by Moody's. These ratings may be lowered, qualified or withdrawn by the rating agencies. See "Ratings" in this prospectus supplement.

                                 Risk Factors

    In addition to the risk factors discussed below and in the accompanying prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the contract pool that existed on the close of business on June 30, 2002, which we refer to as the cut-off date.

Due to their complexity the certificates are not suitable for all investors.

    The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class. The certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

The certificates bear the risk of defaults on the contracts.

    General Economic Conditions. An investment in the certificates may be adversely affected by, among other things, a downturn in national, regional or local economic conditions. An economic downturn in any region where a number of obligors on the contracts are located might cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, the holders of the certificates may not recoup their investment.

    Depreciation in Value of Manufactured Home. Manufactured homes generally depreciate in value, regardless of location. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the contract for that manufactured home. Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the related contract.

    Investors in any class of certificates may be protected from losses resulting from economic conditions or from the depreciation in the value of a manufactured home by the credit enhancement for that class described in this prospectus supplement.

    If losses on the contracts are not covered by the excess interest on the contracts or other applicable credit enhancement for a class of certificates, the payments on that class will be delayed and losses will be borne by the holders of that class.

Defects in security interests could result in losses.

    The seller has represented and warranted that its transfer of the contracts to the depositor pursuant to the contract purchase agreement is a sale of all of its right, title, and interest in and to the contracts. For a description of the trustee's rights if these representations and warranties are not true, see "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement.

    The seller and the depositor will take steps under the UCC to perfect the trustee's interest in the contracts. The UCC, however, may not govern these transfers, and if some other action is required under applicable law and has not been taken, payments to you could be delayed or reduced.

    The seller will represent, warrant, and covenant that its transfer of the contracts to the depositor pursuant to the Contract Purchase Agreement is perfected and, subject to certain limited exceptions specified therein, free and clear of the lien or interest of any other entity. On the closing date, the depositor will represent, warrant and covenant that its transfer of the contracts to the trustee pursuant to the pooling and servicing agreement is perfected and, subject to certain limited exceptions specified therein, free and clear of the lien or interest of any other entity. If not true, the trustee's interest in the contracts could be impaired, and payments to you could be delayed or reduced. For instance,

    o a prior or subsequent transferee of the contracts could have an interest in the contracts superior to the interest of the trustee;

    o a tax, governmental, or other nonconsensual lien that attaches to the property of the seller or the depositor could have priority over the interest of the trustee in the contracts;

    o the administrative expenses of a bankruptcy trustee for the seller or the depositor could be paid from collections on the contracts before holders of the certificates receive any payments; and

    O if bankruptcy proceedings were commenced by or against the seller or the depositor, or if certain time periods were to pass, the trustee may lose its perfected interest in collections on the contracts held by the seller and commingled with its other funds.

    Each contract is secured by a security interest in a manufactured home and, in some cases only, the real estate on which the related manufactured home is located. Perfection of security interests in the manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including:

    o   the UCC as adopted in the relevant states;

    o   certificate of title statutes as adopted in the relevant states; and

    o if applicable, the real estate laws as adopted in the states which the manufactured homes are located.

    Under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract. See "Material Legal Aspects of the Contracts" in this prospectus supplement.

    Because it is not economically feasible to amend the certificates of title for the manufactured homes, none of the seller, the depositor or the trustee will:

    o amend the certificates of title to change the lienholder specified therein to the trustee at the time contracts are conveyed to a trust;

    o execute any transfer instrument, including, among other instruments, UCC assignments, relating to any manufactured home in favor of the trustee;

    o deliver any certificate of title to the trustee or make a notation on the certificate of title of the trustee's interest therein; or

    o record an assignment, except if so required under the pooling and servicing agreement upon the occurrence of certain events, to the trustee of the mortgage, deed of trust or other instrument securing any real estate.

    In some states, without complying with the foregoing, the assignment to the trustee of the security interest in the manufactured homes, or the mortgage, deed of trust or other similar instrument securing real estate, may not be effective. In addition, even if the assignment is effective, it could be defeated through the fraud or negligence of the seller.

Federal and state consumer protection laws may prevent the enforceability of the contracts.

    Numerous federal and state consumer protection laws could adversely affect the interest of the trust in the contracts. In addition, other federal and state consumer protection laws impose requirements on lending under contracts. An assignee of a contract could be liable for the failure by the original lender under the contract to comply with the requirements on lending. These laws could apply to any trust as assignee of the contracts. Pursuant to the contract purchase agreement, the seller will represent and warrant that each contract complies with all requirements of law and the seller will generally be required to repurchase any contract that does not comply with all requirements of law if holders of the certificates are adversely affected.

Bankruptcy of the servicer could prevent the termination of the servicer and could result in possible delays or reductions in payments on the certificates.

    In the event of a bankruptcy of the servicer, the trustee in bankruptcy could prevent the termination of the servicer, as servicer of the contracts, if no servicer termination event exists under the pooling and servicing agreement other than the bankruptcy or financial condition of the servicer. This prevention could result in a delay or possibly a reduction in payments on the certificates to the extent the servicer received, but did not deposit with the trustee, contract collections before the date of bankruptcy. To the extent that the certificates are subordinate, the most junior certificates would be the first to bear these delays or losses.

The return on your certificates may be affected by losses on the contracts.

    The weighted average lives of, and the yields to maturity on, the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates will be progressively more sensitive, in that order, to the rate and timing of obligor defaults and the severity of ensuing losses on the contracts. If the actual rate and severity of losses on the contracts is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the contracts will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the contract pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity.

    The credit enhancement features described under "Description of the Certificates" in this prospectus supplement are intended to increase the likelihood that holders of the Class A Certificates receive regular payments of interest and the ultimate payment of principal, and to a lesser extent that the holders of the Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates will receive regular payments of interest and the ultimate payment of principal. The Class B-2 Certificates will be subordinated to all interest, formula principal and any liquidation loss interest payments on the offered certificates, but will, to a lesser extent than the classes of offered certificates, benefit from the other credit enhancement features so described.

    If losses in respect of the contracts exceed the credit enhancement for any class of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates as a result of defaults and delinquent payments on the contracts, holders of such Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates, as applicable, may suffer losses. If substantial losses occur as a result of defaults and delinquent payments on the contracts, holders of the Class A Certificates may suffer losses.

    In addition, the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates will not receive distributions of principal until specified distribution tests are satisfied, and those distributions of principal will stop if those tests are later violated. The distribution tests depend on the rate of prepayments on the contracts and on the level of delinquencies, defaults and losses of those contracts. We cannot predict when the distribution tests for distribution for the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates will be satisfied, or when principal will be paid on those classes. For more information, see "Prepayment and Yield Considerations" in this prospectus supplement.

    None of the seller, the servicer, the trustee, the depositor or any of their respective affiliates or any other person will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the certificates.

The yield on your certificates could be limited by a higher than expected rate of prepayments on the contracts underlying the certificates.

    General Risks Associated with Higher Than Expected Prepayments. The certificates represent an interest in a trust fund containing manufactured housing contracts. As the obligors make payments of interest and principal on the contracts, the certificateholders will receive payments on the related distribution date, as and to the extent described in this prospectus supplement. Because the obligors are free to make those payments faster than scheduled, certificateholders may receive distributions of principal faster than expected. Therefore, the certificates may be paid in full earlier than the scheduled maturity of the certificates. Once a certificateholder receives a distribution of principal, interest will no longer accrue on that amount of principal. There is no guarantee that certificateholders will receive principal payments on the certificates at any specific rate or on specific dates.

    Payments of principal on the contracts may be in the following forms:

    o    scheduled payments of principal; and

    o    principal prepayments which consist of:

         --   prepayments in full of a contract;

         -- repurchases by GreenPoint Credit, LLC, as seller, of any contracts that violate any representations and warranties in the contract purchase agreement;

         --   partial prepayments on any contract; and

         -- liquidation principal, which is the principal recovered after foreclosing on or otherwise liquidating a defaulted contract.

    For a discussion of the situations that might cause prepayments, see "Prepayment and Yield Considerations" in this prospectus supplement.

    Certificates Bought at Premiums and Discounts May Receive a Lower Yield Than Expected. Certificates purchased at a discount may receive a lower yield than expected if the rate of principal payments is slower than expected. Certificates purchased at a premium may receive a lower yield than expected if the rate of principal payments is faster than expected. See "Prepayment and Yield Considerations" in this prospectus supplement.

    Prepayments May Limit Pass-Through Rates Due to the Net WAC Cap Rate. The pass-through rates for the certificates will not exceed what we refer to as the net wac cap rate. The net wac cap rate is equal to the sum of:

    o the weighted average of the adjusted net contract rates of the contracts (the adjusted net contract rate of a contract equals the rate of interest borne by such contract minus (1) the annual servicing fee rate, the annual backup servicing fee rate, the annual trustee fee rate and the annual excess IO strip rate (all as described in the glossary to this prospectus supplement) and (2) if the related distribution date occurs on or prior to the January 2005 distribution date, the yield maintenance agreement fee payable to the LIBOR cap counterparty expressed as an annualized percentage of the pool principal balance of the contract),

    o minus the amount, expressed as an annualized percentage, of certain costs, expenses and indemnities, if any, paid to the backup servicer or the trustee, as applicable, on a senior basis.

    Disproportionate prepayments of contracts with adjusted net contract rates that are higher than the pass-through rate for any class of certificates will increase the possibility that the pass-through rate for that class of certificates will be lowered to the net wac cap rate. There is no mechanism to compensate the holders of the related classes of certificates for any cap on the pass-through rate other than the payments, if any, under the yield maintenance agreements and/or the payments, if any, of net wac cap rate carryover amounts as described in "Description of the Certificates--Priority of Distributions--Overcollateralization
    Provisions," "--the Yield Maintenance Agreements" and "Prepayment and Yield Considerations."

Prepayments on the contracts could lead to shortfalls in the distribution of interest on your certificate.

    The dates on which scheduled payments are due on the contracts occur throughout a month. When a principal prepayment in full is made on a contract, the obligor is charged interest only up to the date of such prepayment, instead of for a full month. However, such principal receipts will only be passed through to the holders of the certificates once a month on the distribution date which follows the calendar month in which such prepayment was received by the servicer. The servicer is not obligated to pay those shortfalls in interest collections, which we refer to as prepayment interest shortfalls, that are attributable to the difference between the interest paid by an obligor in connection with a prepayment in full and thirty days' interest on such contract. Accordingly, there will be less funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on any class of certificates, will constitute an unpaid interest shortfall amount and will be payable from excess cashflow to the extent of funds available therefor as described in "Description of the Certificates--Priority of Distributions -- Overcollateralization Provisions; Allocation of Losses" in this prospectus supplement.

Variable rate contracts may convert to fixed rates which may reduce the yield to holders of certificates.

    Although approximately 76.24% of the contracts, by aggregate principal balance as of the cut-off date, are variable rate contracts, the obligor on each of these contracts can convert from a variable rate to a fixed rate as long as the obligor is current in payment on the obligor's contract. If an obligor converts a contract from a variable rate to a fixed rate, the fixed rate may be lower than the pass-through rates on the offered certificates. Since the pass-through rates on the offered certificates are subject to the net wac cap rate, any conversion to a fixed rate of a contract may make it more likely that the pass-through rates on the offered certificates will be lower than the pass-through rate based upon one-month LIBOR plus the applicable margin.

The pass-through rates on your certificates may be limited by the application of the net wac cap rate.

    No prediction can be made as to future levels of LIBOR or as to the timing of any changes therein, each of which will directly affect the yields of the offered certificates. Certificateholders will absorb the yield risk associated with a possible elimination or inversion of the spread between the pass-through rate on their certificates calculated at LIBOR plus a related fixed margin and the net wac cap rate as described under "Description of the Certificates--Priority of Distributions--Distributions of Interest and Principal."

    The offered certificates may not always receive interest at a rate equal to LIBOR plus the applicable margin. If the net wac cap rate is less than LIBOR plus the applicable margin, certificateholders will receive current interest on their certificates at the net wac cap rate. Accordingly, the yields to investors in the certificates will be sensitive to fluctuations in the level of LIBOR and may be adversely affected by the application of the net wac cap rate.

    The prepayment of contracts with higher net contract rates may result in a lower net wac cap rate. In a rising interest rate environment, the certificates may receive interest at the net wac cap rate for a protracted period of time. If on any distribution date the application of the net wac cap rate results in an interest payment lower than LIBOR plus the applicable margin during the related accrual period, the value of the related class of certificates may be temporarily or permanently reduced.

    To the extent the net wac cap rate is paid to any class of certificates, the difference between the net wac cap rate and LIBOR plus the related margin will create a basis risk carryover shortfall, which we refer to as a net wac cap rate carryover amount, that will carry forward with interest thereon. However, any resulting net wac cap rate carryover amount will only be payable from any payments under the yield maintenance agreements and the available excess cashflow in the order and priority described, respectively, under "Description of the Certificates--The Yield Maintenance Agreements" and "--Priority of Distributions-- Overcollateralization Provisions" in this prospectus supplement. Additionally, the ratings of the certificates do not address the likelihood of the payment of net wac cap rate carryover amounts. Net wac cap rate carryover amounts may remain unpaid on the final trust distribution date. Accordingly, the yields on the certificates may be temporarily or permanently reduced by the application of the net wac cap rate.

Certificateholders must rely on the limited assets of the trust fund only for payment on the offered certificates and will have no recourse against the seller, the depositor or the servicer if the certificates incur shortfalls and/or losses.

    The trust fund will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the contracts and related assets, amounts on deposit in the certificate account and the basis risk reserve fund and the yield maintenance agreements. Certificateholders must rely upon payments on the contracts and amounts received by the trust fund pursuant to the yield maintenance agreements for payments on their certificates. Although the yield maintenance agreements will be available for the certificates to cover shortfalls in distributions of interest, if the LIBOR cap counterparty defaults in its obligations under the yield maintenance agreements, the trustee will depend solely on current collections on the contracts to make payments on the certificates. See

    "Description of the Certificates--The Yield Maintenance Agreements" and "--The LIBOR Cap Counterparty" in this prospectus supplement.

    The certificates will not represent interests in or obligations of the seller, the depositor or the servicer. None of the certificates nor the underlying contracts or any collections thereon will be insured or guaranteed against losses by any governmental agency or instrumentality, the underwriter, the seller, the depositor, the servicer or any of their respective affiliates.

Transfers of servicing may result in delays in distribution on the certificates.

    If the servicing responsibilities for the trust were transferred to the backup servicer, delays in collections on the contracts are likely to result during the transition period. Those delays could result in delays in distributions or losses on the certificates. In addition, the backup servicer and the trustee are entitled to receive reimbursement of their respective expenses and indemnification from the trust. Some of these expenses and indemnification payments would be made prior to any distributions on the certificates. Any of these fees, expenses and (except as described in the next sentence) indemnification payments would be made, to the extent payable in accordance with the pooling and servicing agreement, prior to any distributions on the certificates. However, the priority indemnification payments to the backup servicer are limited to $75,000 per year, with an aggregate cap of $750,000. In addition, any of these payments to the backup servicer or the trustee for expenses or priority indemnification to the backup servicer would reduce the net wac cap rate for the applicable distribution date, which could, under certain circumstances, reduce the amount of current interest to which some or all of the certificates are entitled. The backup servicer is also entitled to additional indemnification payments subordinated to the certificateholders.

A secondary market may not develop or may not continue to provide sufficient liquidity for the offered certificates.

    The underwriter of the offered certificates intends to make a secondary market in the offered certificates, but will have no obligation to do so. There can be no assurance that a secondary market of any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates. The offered certificates will not be listed on any securities exchange. You may not be able to sell your offered certificates readily or at prices that will enable you to realize your desired yield. As a result, investors must be prepared to bear the risk of holding the offered certificates to maturity.

    The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors. The market values of the offered certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The nature of the contracts, which is discussed below, may exacerbate any such illiquidity.

    The liquidity of the offered certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment.

Geographic concentration of the contracts in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

    Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on contracts generally. Any concentration of the contracts in such a region may present risk considerations in addition to those generally present for similar asset-backed securities without such concentration. Approximately 8.18%, 7.83%, 7.47%, 6.57%, 6.32% and 5.21% of the contracts, by aggregate principal balance as of the cut-off date, are located in Florida, Kentucky, New York, North Carolina, Georgia and Tennessee, respectively.

    Because of the relative geographic concentration of the contracts within the states of Florida, Kentucky, New York, North Carolina, Georgia and Tennessee, losses on the contracts may be higher than would be the case if the contracts were more geographically diversified. If the regional economy or housing market weakens in any of these states, or in any other region having a significant concentration of contracts, the contracts in that region may experience high rates of loss and delinquency, resulting in losses that will be allocated to offered certificateholders if they exceed any applicable credit enhancement. A region's economic and housing market may be adversely affected by a variety of events including natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, by disruptions such as ongoing power outages, or terrorist actions or acts of war.

Distributions to and rights of investors may be adversely affected in the event of any bankruptcy of the seller.

    The sales of the contracts from the seller to the depositor, and from the depositor to the trust are intended as "true sales" of the contracts for bankruptcy purposes. If the seller were to become insolvent, a receiver or conservator for, or a creditor of, the seller may nonetheless argue that the transaction between the seller and the depositor is a pledge of the contracts as security for a borrowing rather than a sale. If the court were to accept these arguments, you could experience losses or delays in payments on your certificates because:

    o the trustee would not be able to exercise remedies with respect to the contracts on your behalf without permission from the court;

    o the court might require the trustee to accept property in exchange for the contracts, and that property could be found to be of less value than the contracts;

    o the court might prevent the trustee or the certificateholders from taking some actions such as selling the contracts or appointing a successor servicer;

    o the court might order the sale of the contracts, resulting in early payment of the certificates; and

    o tax or government liens on the seller's property that arose before the transfer of the contracts could be paid from the collections on the contracts before the collections could be used to make distributions on your certificates.

    The attempt to recharacterize the transfer, even if unsuccessful, could result in delays in distributions on your certificates. If the attempt were successful, the trustee's recovery on your behalf could be limited to the then current value of the contracts or other collateral. Consequently, you could lose the right to future distributions and you might not receive your anticipated principal and interest on your certificates.

The return on your certificates could be reduced by shortfalls due to the Soldiers' and Sailors' Civil Relief Act.

    The Soldiers' and Sailors' Civil Relief Act of 1940, or Relief Act, provides relief to obligors who enter active military service and to obligors in reserve status who are called to active duty after the origination of their manufactured housing contract. The response of the United States to the terrorist attacks on September 11, 2001 has included rescue efforts and will involve military operations that will increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty. The Relief Act provides generally that an obligor who is covered by the Relief Act may not be charged interest on a manufactured housing contract in excess of 6% per annum during the period of the obligor's active duty. These shortfalls are not required to be paid by the obligor at any future time. The servicer is not required to advance these shortfalls as delinquent payments. As a result, interest shortfalls on the contracts due to the application of the Relief Act or similar legislation or regulations will reduce the amount of funds available to make payments on the offered certificates.

    The Relief Act also limits the ability of the servicer to foreclose on a contract during the obligor's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the contracts.

    It is unknown how many contracts have been or may be affected by the application of the Relief Act.

    If an obligor's obligation to repay amounts otherwise due on a contract included in the trust is relieved pursuant to the Relief Act, none of the trust, the servicer, the seller, the depositor or the trustee will be required to advance these amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the certificates. Any shortfalls in interest collections on contracts included in the trust resulting from application of the Relief Act will be allocated first, to any available credit enhancement and second, to the certificates in reduction of the amounts payable to such certificates on the related distribution date as an interest carry forward amount as described in this prospectus supplement "Description of the Certificates--Priority of Distributions." See "Legal Aspects of the Contracts--Soldiers' and Sailors' Civil Relief Act of 1940" in the accompanying prospectus.

                             Transaction Overview

    Parties

    The Depositor. Lehman ABS Corporation, a Delaware corporation. The principal executive office of the depositor is located at 745 Seventh Avenue, New York, New York 10019, and its telephone number is (212) 526-7000.

    The Seller and Servicer. GreenPoint Credit, LLC, a Delaware limited liability company. The principal executive office of GreenPoint is located at 10089 Willow Creek Road, San Diego, California 92131 and its telephone number is (858) 549-4700. GreenPoint will act as servicer of the contracts. For a description of the business of the seller, see "The Seller and The Servicer" in this prospectus supplement.

    The Trustee. U.S. Bank National Association, a national banking association. The corporate trust office of the trustee for purposes of certificate transfer and surrender is located at 180 East Fifth Street, St. Paul, Minnesota 55101. For a description of the trustee, see "The Trustee" in this prospectus supplement.

    The Backup Servicer. Wells Fargo Bank Minnesota, National Association, a national banking association. For a description of the backup servicer, see "The Backup Servicer" in the prospectus supplement.

    The Rating Agencies. Standard & Poor's, a division of the McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc. will issue ratings with respect to the offered certificates, see "Ratings" in this prospectus supplement.

                               The Transaction

    Issuance of the Certificates. Lehman ABS Manufactured Housing Contract Trust 2002-A will be formed and the certificates will be issued pursuant to the terms of a pooling and servicing agreement, dated as of June 30, 2002 by and among the depositor, the servicer, the trustee and the backup servicer.

    Sale and Servicing of the Contracts. The contracts have been originated or purchased by the seller pursuant to its underwriting guidelines, as described in this prospectus supplement under "The Seller and The Servicer." The seller sold the contracts to the depositor pursuant to a contract purchase agreement, dated as of June 30, 2002, between the seller and the depositor, and the depositor will sell the contracts to the trust pursuant to the pooling and servicing agreement. The servicer will service the contracts pursuant to the terms of the pooling and servicing agreement.

                              The Contract Pool

    A description of the seller's general practices with respect to the origination or purchase of manufactured housing contracts similar to the contracts being conveyed to the trust fund is described in this prospectus supplement under "The Seller and The Servicer."

    On the Closing Date, the seller will convey the contracts to the depositor, and the depositor will convey the contracts to the trust fund. So long as GreenPoint Credit is acting as the servicer, it will obtain and maintain possession of all contract documents in its capacity as custodian for the benefit of the trustee, other than that portion of the land home contract files required to be delivered to the trustee within the time period specified in the pooling and servicing agreement. See "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement and "The Trust Funds" in the accompanying prospectus.

    Contracts

    As of the cut-off date, the contracts had an aggregate unpaid principal balance of $114,214,791.98. The average outstanding principal balance of the contracts as of the cut-off date was $58,302.60. All of the contracts were originated or purchased by GreenPoint Credit in the ordinary course of its business. Approximately 89.38% of the contracts by outstanding principal balance as of the cut-off date were secured by manufactured homes which were new at the time of origination, approximately 10.60% of the contracts by outstanding principal balance as of the cut-off date secured by manufactured homes which were used at the time of origination and approximately 0.02% of the contracts by outstanding principal balance as of the cut-off date did not have information regarding the new/used status of the related manufactured homes at the time of origination. As of the cut-off date, each contract had a contract rate of at least 4.000% and not more than 19.500% per annum. As of the cut-off date, the weighted average contract rate of the contracts was approximately 7.849% per annum. The contracts had original maturities of at least 60 months but not more than 362 months and remaining maturities as of the cut-off date of at least 9 months but not more than 362 months. As of the cut-off date, the contracts had a weighted average original term to scheduled maturity of approximately 326 months and a weighted average remaining term to scheduled maturity of approximately 321 months. As of the cut-off date, the weighted average original loan-to-value ratio of the contracts was approximately 86.832%. Approximately 65.51% of the contracts, by outstanding principal balance as of the cut-off date, were land home contracts or land-in-lieu contracts. The land home contracts or land-in-lieu contracts are secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Material Legal Aspects of the Contracts--Land Home Contracts and Land-in-Lieu Contracts" in this prospectus supplement. The contracts are secured by manufactured homes and real estate located in 44 states. As of the cut-off date, approximately 7.05% of the contracts by outstanding principal balance were repossession refinance contracts.

    Contracts representing approximately 0.1% of the contracts by outstanding principal balance as of the cut-off date are simple interest contracts. The remaining contracts are all actuarial contracts.

    Under certain circumstances, the amount of accrued interest on a simple interest contract could exceed the amount of the scheduled payment. This could happen, for example, in the case of delinquency, or in the case of the first scheduled payment due after one or more scheduled payments have been paid ahead as described in the previous paragraph, because interest continues to accrue on simple interest contracts during the months in which the paid-ahead scheduled payments would have become due. In that event, the entire amount of the payment will be allocated to interest, and although some accrued interest will remain unpaid, the unpaid interest will not be added to the principal balance of the contract and will not bear interest. Under other circumstances, no interest will have accrued between the dates of receipt of scheduled payments on simple interest contracts. This could be the case if, for example, one or more scheduled payments were paid ahead on a due date occurring in a month prior to the months in which the scheduled payments would have become due, as described above. In that event, the entire amount of the paid-ahead scheduled payments generally will be allocated to principal.

    Under certain limited circumstances, as set forth in the pooling and servicing agreement, the servicer may make a one-time modification to the contract rate on any contract by an amount equal to the lesser of (A) 5% of the contract rate for the related contract and (B) 0.50%.

    Except for contracts representing approximately 0.1% of the contracts by outstanding principal balance as of the cut-off date which are simple interest contracts, each contract fully amortizes the principal balance of the contract over the term of the contract. None of the contracts are insured in whole or in part by the Veterans Administration, the Federal Housing Administration or any other governmental entity or instrumentality.

    Set forth below are tables containing certain additional characteristics of the contracts as of the cut-off date. In addition, further below are tables containing certain additional characteristics of the group I (fixed rate) contracts and the group II (adjustable rate) contracts as of the cut-off date. Entries in the tables may not add to 100% due to rounding.



              Distribution of Current Principal Balances of Contracts - Aggregate Contracts


                                   Number of            Aggregate               % of Aggregate
                                 Contracts as        Principal Balance       Contracts by Principal
Current Principal Balance        of the Cut-         as of the Cut-Off     Balance as of the Cut-Off
           ($)                     Off Date               Date                        Date
------------------------        -------------     --------------------     --------------------------

      0.01 -   10,000.00               22              $  158,675.86                  0.14%
 10,000.01 -   20,000.00              113               1,733,851.71                  1.52%
 20,000.01 -   30,000.00              220               5,581,433.47                  4.89%
 30,000.01 -   40,000.00              243               8,539,872.82                  7.48%
 40,000.01 -   50,000.00              258              11,664,424.29                 10.21%
 50,000.01 -   60,000.00              243              13,333,630.71                 11.67%
 60,000.01 -   70,000.00              212              13,764,486.65                 12.05%
 70,000.01 -   80,000.00              222              16,647,534.23                 14.58%
 80,000.01 -   90,000.00              134              11,280,256.77                  9.88%
 90,000.01 -  100,000.00              127              12,043,760.49                 10.54%
100,000.01 -  110,000.00               71               7,451,601.19                  6.52%
110,000.01 -  120,000.00               41               4,687,834.72                  4.10%
120,000.01 -  130,000.00               24               2,977,783.97                  2.61%
130,000.01 -  140,000.00               12               1,613,279.86                  1.41%
140,000.01 -  150,000.00                7               1,026,069.18                  0.90%
150,000.01 -  160,000.00                4                 622,331.09                  0.54%
160,000.01 -  170,000.00                1                 161,690.63                  0.14%
170,000.01 -  180,000.00                3                 527,958.12                  0.46%
180,000.01 -  190,000.00                1                 182,224.81                  0.16%
210,000.01 -  220,000.00                1                 216,091.41                  0.19%
------------------------        ----------        ------------------       -------------------------
        Totals                      1,959            $114,214,791.98                100.00%
------------------------        ----------        ------------------       -------------------------


As of the cut-off date, the greatest current principal balance for the contracts was $216,091.41. The principal balance of this contract represented approximately 0.19% of the aggregate principal balance of the contracts as of the cut-off date.



              Distribution of Original Principal Balances of Contracts - Aggregate Contracts

                                   Number of            Aggregate               % of Aggregate
                                 Contracts as        Principal Balance       Contracts by Principal
Current Principal Balance        of the Cut-         as of the Cut-Off     Balance as of the Cut-Off
           ($)                     Off Date               Date                        Date
------------------------        -------------     --------------------     --------------------------
      0.01 -   10,000.00              14             $   111,328.13                 0.10%
 10,000.01 -   20,000.00             109               1,618,616.34                 1.42%
 20,000.01 -   30,000.00             217               5,383,439.45                 4.71%
 30,000.01 -   40,000.00             242               8,359,525.86                 7.32%
 40,000.01 -   50,000.00             257              11,487,157.53                10.06%
 50,000.01 -   60,000.00             245              13,204,737.69                11.56%
 60,000.01 -   70,000.00             214              13,711,927.37                12.01%
 70,000.01 -   80,000.00             225              16,775,759.28                14.69%
 80,000.01 -   90,000.00             139              11,613,399.07                10.17%
 90,000.01 -  100,000.00             124              11,699,501.96                10.24%
100,000.01 -  110,000.00              73               7,581,776.55                 6.64%
110,000.01 -  120,000.00              45               5,100,680.17                 4.47%
120,000.01 -  130,000.00              26               3,217,297.48                 2.82%
130,000.01 -  140,000.00              12               1,613,279.86                 1.41%
140,000.01 -  150,000.00               6                 877,874.63                 0.77%
150,000.01 -  160,000.00               5                 770,525.64                 0.67%
160,000.01 -  170,000.00               1                 161,690.63                 0.14%
170,000.01 -  180,000.00               2                 348,515.19                 0.31%
180,000.01 -  190,000.00               2                 361,667.74                 0.32%
210,000.01 -  220,000.00               1                 216,091.41                 0.19%
------------------------        --------------    --------------------     -------------------------
         Totals                    1,959            $114,214,791.98               100.00%
------------------------        --------------    --------------------     -------------------------

As of the cut-off date, the greatest original principal balance for the contracts was $216,777.00. The principal balance of this contract represented approximately 0.19% of the aggregate principal balance of the contracts as of the cut-off date.




         Distribution of Coupon Rates of Contracts - Aggregate Contracts

                                   Number of            Aggregate               % of Aggregate
                                 Contracts as        Principal Balance       Contracts by Principal
                                  of the Cut-         as of the Cut-Off     Balance as of the Cut-Off
     Coupon Rate                   Off Date               Date                        Date
------------------------        -------------     --------------------     --------------------------
    3.001 -  4.000                      2             $  112,703.22                   0.10%
    4.001 -  5.000                     33              2,367,160.99                   2.07%
    5.001 -  6.000                    253             20,833,217.74                  18.24%
    6.001 -  7.000                    374             27,516,112.92                  24.09%
    7.001 -  8.000                    271             17,024,801.02                  14.91%
    8.001 -  9.000                    320             19,109,402.56                  16.73%
    9.001 - 10.000                    286             13,484,228.14                  11.81%
   10.001 - 11.000                    103              4,740,830.09                   4.15%
   11.001 - 12.000                    108              4,022,515.76                   3.52%
   12.001 - 13.000                     79              2,380,704.92                   2.08%
   13.001 - 14.000                     51              1,174,826.14                   1.03%
   14.001 - 15.000                     39                754,649.62                   0.66%
   15.001 - 16.000                     19                348,350.25                   0.30%
   16.001 - 17.000                     11                204,621.14                   0.18%
   17.001 - 18.000                      6                 94,468.86                   0.08%
   18.001 - 19.000                      3                 29,751.40                   0.03%
   19.001 - 20.000                      1                 16,447.21                   0.01%
------------------------        -------------     --------------------     --------------------------
         Totals                     1,959           $114,214,791.98                 100.00%
------------------------        -------------     --------------------     --------------------------



         Distribution of Original Loan-to-Value Ratios of Contracts - Aggregate Contracts

                                   Number of            Aggregate               % of Aggregate
                                 Contracts as        Principal Balance       Contracts by Principal
  Original Loan-to-Value          of the Cut-         as of the Cut-Off     Balance as of the Cut-Off
          Ratio                   Off Date               Date                        Date
------------------------        -------------     --------------------     --------------------------
     Not available                   10            $     162,584.82                  0.14%
    10.001 - 20.000                   1                    8,293.24                  0.01%
    20.001 - 30.000                   3                   62,383.06                  0.05%
    30.001 - 40.000                   8                  228,610.66                  0.20%
    40.001 - 50.000                  16                  651,767.53                  0.57%
    50.001 - 60.000                  27                1,139,909.15                  1.00%
    60.001 - 70.000                  54                2,741,233.81                  2.40%
    70.001 - 80.000                 254               14,882,300.54                 13.03%
    80.001 - 90.000                 751               45,034,500.07                 39.43%
    90.001 - 95.000                 643               36,962,123.21                 32.36%
    95.001 - 100.000                192               12,341,085.89                 10.81%
------------------------        -------------     --------------------     --------------------------
        Totals                    1,959             $114,214,791.98                100.00%
------------------------        -------------     --------------------     --------------------------




         Distribution of Remaining Months to Maturity of Contracts - Aggregate Contracts


                                   Number of            Aggregate               % of Aggregate
                                 Contracts as        Principal Balance       Contracts by Principal
  Remaining Months to             of the Cut-         as of the Cut-Off     Balance as of the Cut-Off
        Maturity                  Off Date               Date                        Date
------------------------        -------------     --------------------     --------------------------
      1 - 120                         90            $  1,648,937.17                1.44%
    121 - 180                        155               4,121,093.83                3.61%
    181 - 240                        489              20,309,318.35               17.78%
    241 - 300                         90               4,616,221.75                4.04%
    301 - 360                      1,134              83,457,333.89               73.07%
      361 >=                           1                  61,886.99                0.05%
------------------------        -------------     --------------------     --------------------------
      Totals                       1,959            $114,214,791.98              100.00%
------------------------        -------------     --------------------     --------------------------



         Geographical Distribution of Manufactured Homes - Aggregate Contracts


                                   Number of            Aggregate               % of Aggregate
                                 Contracts as        Principal Balance       Contracts by Principal
                                 of the Cut-         as of the Cut-Off     Balance as of the Cut-Off
          State                     Off Date               Date                        Date
------------------------        -------------     --------------------     --------------------------
         Florida                     144            $  9,341,786.91               8.18%
        Kentucky                     145               8,948,054.85               7.83%
        New York                     113               8,529,294.34               7.47%
      North Carolina                 126               7,505,371.00               6.57%
         Georgia                     115               7,213,306.86               6.32%
         Tennessee                   100               5,951,632.83               5.21%
         Texas                       128               5,318,130.55               4.66%
         Missouri                     74               4,507,355.85               3.95%
         Indiana                      70               4,478,016.60               3.92%
      West Virginia                   78               4,389,476.32               3.84%
         Ohio                         55               4,372,473.24               3.83%
         Alabama                      88               4,293,046.08               3.76%
         Louisiana                    71               3,417,172.66               2.99%
      Pennsylvania                    52               3,333,559.64               2.92%
         Michigan                     66               3,245,901.41               2.84%
        Mississippi                   61               3,023,800.92               2.65%
         Illinois                     54               2,901,751.00               2.54%
         Virginia                     52               2,543,618.33               2.23%
      South Carolina                  43               2,015,163.42               1.76%
         Vermont                      20               2,007,413.96               1.76%
        Washington                    23               1,800,758.93               1.58%
         Maine                        19               1,355,517.67               1.19%
         Iowa                         23               1,262,735.71               1.11%
         Arizona                      29               1,248,686.56               1.09%
        Oklahoma                      34               1,217,011.35               1.07%
         Kansas                       20               1,212,966.05               1.06%
         Oregon                       18               1,184,321.58               1.04%
        Arkansas                      21                 962,497.78               0.84%
       New Hampshire                  10                 854,679.35               0.75%
         Nebraska                     12                 755,276.59               0.66%
        New Mexico                    16                 681,426.97               0.60%
       South Dakota                    9                 644,306.81               0.56%
         Montana                       7                 551,919.07               0.48%
        California                    11                 522,903.73               0.46%
         Minnesota                    13                 512,395.32               0.45%
         Delaware                      9                 501,548.44               0.44%
          Nevada                       5                 488,354.82               0.43%
         Colorado                      7                 308,619.53               0.27%
          Idaho                        4                 275,379.39               0.24%
         Maryland                      7                 266,356.13               0.23%
          Utah                         2                 109,063.20               0.10%
         Wisconsin                     3                  99,015.25               0.09%
          Wyoming                      1                  40,662.34               0.04%
       North Dakota                    1                  22,062.64               0.02%
------------------------        -------------     --------------------     --------------------------
          Totals                   1,959            $114,214,791.98             100.00%
------------------------        -------------     --------------------     --------------------------




                      FICO Score - Aggregate Contracts(1)

                                   Number of            Aggregate               % of Aggregate
                                 Contracts as        Principal Balance       Contracts by Principal
                                 of the Cut-         as of the Cut-Off     Balance as of the Cut-Off
      FICO Score                   Off Date               Date                        Date
------------------------        -------------     --------------------     --------------------------
    Not available                     40            $  1,458,100.48                1.28%
     451 - 500                         2                  41,766.85                0.04%
     501 - 550                        13                 777,422.85                0.68%
     551 - 600                       129               6,855,058.10                6.00%
     601 - 650                       512              31,352,025.09               27.45%
     651 - 700                       595              34,289,031.30               30.02%
     701 - 750                       414              25,058,067.68               21.94%
     751 - 800                       230              12,972,926.22               11.36%
     801 - 850                        24               1,410,393.41                1.23%
------------------------        -------------     --------------------     --------------------------
      Totals                       1,959            $114,214,791.98              100.00%
------------------------        -------------     --------------------     --------------------------

(1) As of the cut-off date, the weighted average non-zero FICO score of the aggregate contracts was 679.




                   Year of Origination - Aggregate Contracts


                                   Number of            Aggregate               % of Aggregate
                                 Contracts as        Principal Balance       Contracts by Principal
                                 of the Cut-         as of the Cut-Off     Balance as of the Cut-Off
  Year of Origination              Off Date               Date                        Date
------------------------        -------------     --------------------     --------------------------
         1984                           1              $  16,292.89               0.01%
         1985                           1                  6,232.80               0.01%
         1987                           1                  3,527.48                  *
         1988                           3                 28,826.78               0.03%
         1989                           2                 33,720.38               0.03%
         1998                           5                275,380.98               0.24%
         1999                          93              4,500,817.77               3.94%
         2000                          41              1,832,521.38               1.60%
         2001                         133              6,304,772.29               5.52%
         2002                       1,679            101,212,699.23              88.62%
------------------------        -------------     --------------------     --------------------------
         Totals                     1,959           $114,214,791.98            100.00%
------------------------        -------------     --------------------     --------------------------

* Indicates an amount greater than 0.00% but less than 0.005%.

    Group I Contracts

    As of the cut-off date, the fixed rate contracts to be sold to the trust on the closing date, which we refer to as the group I contracts, had an aggregate unpaid principal balance of $27,000,773.35. The average outstanding principal balance of the group I contracts as of the cut-off date was $45,609.41. Approximately 75.02% of the group I contracts by outstanding principal balance as of the cut-off date were secured by manufactured homes which were new at the time of origination, approximately 24.89% of the contracts by outstanding principal balance as of the cut-off date were secured by manufactured homes which were used at the time of origination and approximately 0.09% of the group I contracts by outstanding principal balance as of the cut-off date did not have information regarding the new/used status of the related manufactured homes at the time of origination. As of the cut-off date, each group I contract had a contract rate of at least 4.000% and not more than 19.500% per annum. As of the cut-off date, the weighted average contract rate of the group I contracts was approximately 9.600% per annum. The group I contracts had original maturities of at least 60 months but not more than 362 months and remaining maturities as of the cut-off date of at least 9 months but not more than 362 months. As of the cut-off date, the group I contracts had a weighted average original term to scheduled maturity of approximately 304 months and a weighted average remaining term to scheduled maturity of approximately 293 months. As of the cut-off date, the weighted average original loan-to-value ratio of the group I contracts was approximately 87.184%. Approximately 47.22% of the group I contracts by outstanding principal balance as of the cut-off date were land home contracts or land-in-lieu contracts. The land home contracts or land-in-lieu contracts are secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Material Legal Aspects of the Contracts-Land Home Contracts and Land-in-Lieu Contracts" in this prospectus supplement. As of the cut-off date, approximately 19.22% of the group I contracts by outstanding principal balance were repossession refinance contracts.

    Set forth below are tables containing certain additional characteristics of the group I contracts as of the cut-off date. Entries in the tables may not add to 100% due to rounding.



         Distribution of Current Principal Balances - Group I Contracts


                                   Number of            Aggregate
                                 Contracts as        Principal Balance       % of Group I Contracts
  Current Principal Balance        of the Cut-       as of the Cut-Off       by Principal Balance as
            ($)                     Off Date               Date                of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
            0.01 - 10,000.00           11               $  67,758.81                0.25%
       10,000.01 - 20,000.00           56                 855,063.41                3.17%
       20,000.01 - 30,000.00          109               2,727,863.86               10.10%
       30,000.01 - 40,000.00          107               3,763,042.48               13.94%
       40,000.01 - 50,000.00          102               4,609,951.50               17.07%
       50,000.01 - 60,000.00           62               3,414,853.26               12.65%
       60,000.01 - 70,000.00           48               3,104,318.37               11.50%
       70,000.01 - 80,000.00           45               3,374,898.88               12.50%
       80,000.01 - 90,000.00           17               1,445,413.72                5.35%
      90,000.01 - 100,000.00           18               1,700,185.70                6.30%
     100,000.01 - 110,000.00           11               1,165,277.78                4.32%
     110,000.01 - 120,000.00            2                 238,875.48                0.88%
     120,000.01 - 130,000.00            2                 246,420.90                0.91%
     130,000.01 - 140,000.00            1                 132,620.80                0.49%
     150,000.01 - 160,000.00            1                 154,228.40                0.57%
  --------------------------     -------------     ---------------------     --------------------------
           Totals                     592             $27,000,773.35              100.00%
  --------------------------     -------------     ---------------------     --------------------------

  As of the cut-off date, the greatest current principal balance for a group I contract was $154,228.40. The principal balance of this contract represented approximately 0.57% of the aggregate principal balances of the group I contracts as of the cut-off date.




         Distribution of Original Principal Balances - Group I Contracts


                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group I Contracts
  Original Principal Balance       of the Cut-        as of the Cut-Off        by Principal Balance as
            ($)                     Off Date              Date                    of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
          0.01 - 10,000.00             4                $  30,029.72                 0.11%
     10,000.01 - 20,000.00            55                  806,163.70                 2.99%
     20,000.01 - 30,000.00           107                2,591,431.42                 9.60%
     30,000.01 - 40,000.00           110                3,781,481.88                14.01%
     40,000.01 - 50,000.00            99                4,430,751.91                16.41%
     50,000.01 - 60,000.00            66                3,465,088.32                12.83%
     60,000.01 - 70,000.00            50                3,166,938.34                11.73%
     70,000.01 - 80,000.00            46                3,432,426.30                12.71%
     80,000.01 - 90,000.00            17                1,400,087.84                 5.19%
     90,000.01 - 100,000.00           18                1,674,207.30                 6.20%
    100,000.01 - 110,000.00           11                1,126,985.86                 4.17%
    110,000.01 - 120,000.00            4                  442,130.49                 1.64%
    120,000.01 - 130,000.00            3                  366,201.07                 1.36%
    130,000.01 - 140,000.00            1                  132,620.80                 0.49%
    150,000.01 - 160,000.00            1                  154,228.40                 0.57%
  --------------------------     -------------     ---------------------     --------------------------
            Totals                   592              $27,000,773.35               100.00%
  --------------------------     -------------     ---------------------     --------------------------


    As of the cut-off date, the greatest original principal balance for a group I contract was $155,269.00. The principal balance of this contract represented approximately 0.57% of the aggregate principal balances of the group I contracts as of the cut-off date.




               Distribution of Coupon Rates - Group I Contracts

                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group I Contracts
                                   of the Cut-        as of the Cut-Off        by Principal Balance as
       Coupon Rate                  Off Date              Date                    of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         3.001 - 4.000                 2             $    112,703.22                  0.42%
         4.001 - 5.000                13                  697,897.69                  2.58%
         5.001 - 6.000                17                1,053,235.04                  3.90%
         6.001 - 7.000                20                1,169,525.76                  4.33%
         7.001 - 8.000                28                1,545,204.53                  5.72%
         8.001 - 9.000               124                7,030,169.72                 26.04%
         9.001 - 10.000              139                6,460,042.56                 23.93%
         10.001 - 11.000              56                3,024,000.48                 11.20%
         11.001 - 12.000              59                2,462,390.99                  9.12%
         12.001 - 13.000              35                1,304,145.30                  4.83%
         13.001 - 14.000              40                  995,159.63                  3.69%
         14.001 - 15.000              22                  501,451.02                  1.86%
         15.001 - 16.000              17                  328,113.80                  1.22%
         16.001 - 17.000              10                  176,066.14                  0.65%
         17.001 - 18.000               6                   94,468.86                  0.35%
         18.001 - 19.000               3                   29,751.40                  0.11%
         19.001 - 20.000               1                   16,447.21                  0.06%
  --------------------------     -------------     ---------------------     --------------------------
             Totals                  592              $27,000,773.35                100.00%
  --------------------------     -------------     ---------------------     --------------------------



                                     S-31

       Distribution of Original Loan-to-Value Ratios - Group I Contracts


                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group I Contracts
   Original Loan-to-Value         of the Cut-        as of the Cut-Off        by Principal Balance as
            Ratio                  Off Date               Date                    of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
        Not available                 10             $   162,584.82                   0.60%
       30.001 - 40.000                 2                  44,468.13                   0.16%
       40.001 - 50.000                 6                 161,552.56                   0.60%
       50.001 - 60.000                13                 470,570.84                   1.74%
       60.001 - 70.000                12                 449,702.40                   1.67%
       70.001 - 80.000                67               3,255,991.80                  12.06%
       80.001 - 90.000               217              10,214,044.36                  37.83%
       90.001 - 95.000               216               9,789,862.29                  36.26%
       95.001 - 100.000               49               2,451,996.15                   9.08%
  --------------------------     -------------     ---------------------     --------------------------
            Total                    592             $27,000,773.35                 100.00%
  --------------------------     -------------     ---------------------     --------------------------





       Distribution of Remaining Months to Maturity - Group I Contracts


                                   Number of            Aggregate
                                  Contracts as        Principal Balance          % of Group I Contracts
   Remaining Months to             of the Cut-        as of the Cut-Off        by Principal Balance as
         Maturity                    Off Date               Date                    of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
           1 - 120                    43             $   703,498.65                  2.61%
         121 - 180                    63               1,532,426.29                  5.68%
         181 - 240                   208               7,877,199.89                 29.17%
         241 - 300                    50               2,348,943.42                  8.70%
         301 - 360                   227              14,476,818.11                 53.62%
           361 >=                      1                  61,886.99                  0.23%
  --------------------------     -------------     ---------------------     --------------------------
         Total                       592             $27,000,773.35                100.00%
  --------------------------     -------------     ---------------------     --------------------------




         Geographical Distribution of Manufactured Homes - Group I Contracts


                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group I Contracts
                                  of the Cut-        as of the Cut-Off        by Principal Balance as
            State                  Off Date               Date                    of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         New York                      42            $  2,755,748.23                  10.21%
         Texas                         56               2,279,521.15                   8.44%
        Kentucky                       44               2,267,617.49                   8.40%
      North Carolina                   38               1,776,015.29                   6.58%
         Georgia                       35               1,599,995.42                   5.93%
         Florida                       32               1,295,327.45                   4.80%
         Indiana                       26               1,243,513.58                   4.61%
        Tennessee                      26               1,232,120.60                   4.56%
         Alabama                       30               1,163,322.61                   4.31%
         Michigan                      22                 909,605.79                   3.37%
      South Carolina                   19                 812,196.02                   3.01%
         Missouri                      18                 808,412.10                   2.99%
       West Virginia                   20                 791,853.27                   2.93%
         Ohio                          11                 758,061.77                   2.81%
        Oklahoma                       20                 745,279.72                   2.76%
        Louisiana                      16                 650,650.93                   2.41%
        Virginia                       19                 611,470.79                   2.26%
        New Mexico                     14                 594,799.06                   2.20%
       Pennsylvania                    13                 582,502.36                   2.16%
        Mississippi                    15                 520,935.34                   1.93%
         Maine                          8                 515,541.94                   1.91%
        Illinois                       10                 491,134.00                   1.82%
         Vermont                        6                 484,522.94                   1.79%
       New Hampshire                    5                 356,367.96                   1.32%
         Iowa                           6                 304,374.27                   1.13%
         Kansas                         5                 252,151.33                   0.93%
        Minnesota                       5                 189,341.93                   0.70%
         Colorado                       4                 186,729.13                   0.69%
         Arizona                        7                 152,403.62                   0.56%
         Delaware                       2                 130,373.50                   0.48%
         Arkansas                       3                  85,819.90                   0.32%
        California                      3                  85,574.32                   0.32%
         Oregon                         1                  80,754.93                   0.30%
       South Dakota                     2                  68,310.92                   0.25%
         Maryland                       2                  60,480.37                   0.22%
         Idaho                          2                  44,717.68                   0.17%
         Wyoming                        1                  40,662.34                   0.15%
        Wisconsin                       1                  26,454.83                   0.10%
       North Dakota                     1                  22,062.64                   0.08%
         Nevada                         1                  12,735.12                   0.05%
        Washington                      1                  11,310.71                   0.04%
  --------------------------     -------------     ---------------------     --------------------------
         Total                        592             $27,000,773.35                 100.00%
  --------------------------     -------------     ---------------------     --------------------------




                       FICO Score - Group I Contracts(1)


                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group I Contracts
                                  of the Cut-        as of the Cut-Off        by Principal Balance as
          FICO Score                Off Date               Date                    of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         Not available               32               $ 1,101,336.81                 4.08%
          451 - 500                   2                    41,766.85                 0.15%
          501 - 550                  10                   598,809.31                 2.22%
          551 - 600                  63                 2,634,689.84                 9.76%
          601 - 650                 160                 8,077,641.12                29.92%
          651 - 700                 165                 7,002,655.86                25.94%
          701 - 750                 106                 5,127,660.61                18.99%
          751 - 800                  51                 2,287,772.82                 8.47%
          801 - 850                   3                   128,440.13                 0.48%
  --------------------------     -------------     ---------------------     --------------------------
            Totals                  592               $27,000,773.35             100.00%
  --------------------------     -------------     ---------------------     --------------------------

(1)  As of the cut-off date, the weighted average non-zero FICO score of the Group I contracts was 665.




                                 Year of Origination - Group I Contracts

                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group I Contracts
                                  of the Cut-        as of the Cut-Off        by Principal Balance as
    Year of Origination            Off Date               Date                    of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
            1984                       1             $    16,292.89                   0.06%
            1985                       1                   6,232.80                   0.02%
            1987                       1                   3,527.48                   0.01%
            1988                       3                  28,826.78                   0.11%
            1989                       2                  33,720.38                   0.12%
            1998                       5                 275,380.98                   1.02%
            1999                      93               4,500,817.77                  16.67%
            2000                      40               1,760,862.21                   6.52%
            2001                      34               1,320,067.36                   4.89%
            2002                     412              19,055,044.70                  70.57%
  --------------------------     -------------     ---------------------     --------------------------
            Total                    592             $27,000,773.35                 100.00%
  --------------------------     -------------     ---------------------     --------------------------


    Group II Contracts

    As of the cut-off date, the adjustable rate contracts to be sold to the trust on the closing date, which we refer to as the group II contracts, had an aggregate unpaid principal balance of $87,214,018.63. The average outstanding principal balance of the group II contracts as of the cut-off date was $63,799.57. Approximately 93.82% of the group II contracts by outstanding principal balance as of the cut-off date were secured by manufactured homes which were new at the time of origination and approximately 6.18% of the group II contracts by outstanding principal balance as of the cut-off date were secured by manufactured homes which were used at the time of origination. As of the cut-off date, each group II contract had a contract rate of at least 4.75% and not more than 16.25% per annum. As of the cut-off date, the weighted average contract rate of the group II contracts was approximately 7.307% per annum. The group II contracts had original maturities of at least 60 months but not more than 360 months and remaining maturities as of the cut-off date of at least 55 months but not more than 360 months. As of the cut-off date, the group II contracts had a weighted average original term to scheduled maturity of approximately 333 months and a weighted average remaining term to scheduled maturity of approximately 329 months. As of the cut-off date, the weighted average original loan-to-value ratio of the group II contracts was approximately 86.724%. Approximately 71.18% of the group II contracts by outstanding principal balance as of the cut-off date were land home contracts or land-in-lieu contracts. The land home contracts or land-in-lieu contracts are secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Material Legal Aspects of the Contracts-Land Home Contracts and Land-in-Lieu Contracts" in this prospectus supplement. As of the cut-off date, approximately 3.29% of the group II contracts by outstanding principal balance were repossession refinance contracts.

    The periodic cap rate for each group II contract is 2.000%. As of the cut-off date, the maximum cap rate for the group II contracts ranged from 9.750% to 21.250%, with a weighted average of approximately 12.312%. As of the cut-off date, the number of months remaining to the next adjustment date for the group II contracts ranged from 1 months to 12 months, with a weighted average of approximately 6 months. The gross margin for the group II contracts as of the cut-off date ranged from 1.500% to 14.000%, with a weighted average of approximately 6.075%. The index for all of the group II contracts was twelve month LIBOR.

    Set forth below are tables containing certain additional characteristics of the group II contracts as of the cut-off date. Entries in the tables may not add to 100% due to rounding.



        Distribution of Current Principal Balances - Group II Contracts

                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group II Contracts
    Current Principal Balance     of the Cut-        as of the Cut-Off        by Principal Balance as
               ($)                  Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         0.01 -   10,000.00            11              $  90,917.05                  0.10%
    10,000.01 -   20,000.00            57                878,788.30                  1.01%
    20,000.01 -   30,000.00           111              2,853,569.61                  3.27%
    30,000.01 -   40,000.00           136              4,776,830.34                  5.48%
    40,000.01 -   50,000.00           156              7,054,472.79                  8.09%
    50,000.01 -   60,000.00           181              9,918,777.45                 11.37%
    60,000.01 -   70,000.00           164             10,660,168.28                 12.22%
    70,000.01 -   80,000.00           177             13,272,635.35                 15.22%
    80,000.01 -   90,000.00           117              9,834,843.05                 11.28%
    90,000.01 -  100,000.00           109             10,343,574.79                 11.86%
   100,000.01 -  110,000.00            60              6,286,323.41                  7.21%
   110,000.01 -  120,000.00            39              4,448,959.24                  5.10%
   120,000.01 -  130,000.00            22              2,731,363.07                  3.13%
   130,000.01 -  140,000.00            11              1,480,659.06                  1.70%
   140,000.01 -  150,000.00             7              1,026,069.18                  1.18%
   150,000.01 -  160,000.00             3                468,102.69                  0.54%
   160,000.01 -  170,000.00             1                161,690.63                  0.19%
   170,000.01 -  180,000.00             3                527,958.12                  0.61%
   180,000.01 -  190,000.00             1                182,224.81                  0.21%
   210,000.01 -  220,000.00             1                216,091.41                  0.25%
  --------------------------     -------------     ---------------------     --------------------------
         Total                      1,367            $87,214,018.63                100.00%
  --------------------------     -------------     ---------------------     --------------------------


   As of the cut-off date, the greatest current principal balance for a group II contract was $216,091.41. The principal balance of this contract represented approximately 0.25% of the aggregate principal balances of the group II contracts as of the cut-off date.


                                     S-36

       Distribution of Original Principal Balances - Group II Contracts


                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group II Contracts
    Original Princial Balance     of the Cut-        as of the Cut-Off        by Principal Balance as
               ($)                  Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
          0.01 -   10,000.00           10              $  81,298.41                   0.09%
     10,000.01 -   20,000.00           54                812,452.64                   0.93%
     20,000.01 -   30,000.00          110              2,792,008.03                   3.20%
     30,000.01 -   40,000.00          132              4,578,043.98                   5.25%
     40,000.01 -   50,000.00          158              7,056,405.62                   8.09%
     50,000.01 -   60,000.00          179              9,739,649.37                  11.17%
     60,000.01 -   70,000.00          164             10,544,989.03                  12.09%
     70,000.01 -   80,000.00          179             13,343,332.98                  15.30%
     80,000.01 -   90,000.00          122             10,213,311.23                  11.71%
     90,000.01 -  100,000.00          106             10,025,294.66                  11.50%
    100,000.01 -  110,000.00           62              6,454,790.69                   7.40%
    110,000.01 -  120,000.00           41              4,658,549.68                   5.34%
    120,000.01 -  130,000.00           23              2,851,096.41                   3.27%
    130,000.01 -  140,000.00           11              1,480,659.06                   1.70%
    140,000.01 -  150,000.00            6                877,874.63                   1.01%
    150,000.01 -  160,000.00            4                616,297.24                   0.71%
    160,000.01 -  170,000.00            1                161,690.63                   0.19%
    170,000.01 -  180,000.00            2                348,515.19                   0.40%
    180,000.01 -  190,000.00            2                361,667.74                   0.41%
    210,000.01 -  220,000.00            1                216,091.41                   0.25%
  --------------------------     -------------     ---------------------     --------------------------
         Total                      1,367            $87,214,018.63                 100.00%
  --------------------------     -------------     ---------------------     --------------------------

    As of the cut-off date, the greatest original principal balance for a group II contract was $216,277.00. The principal balance of this contract represented approximately 0.25% of the aggregate principal balances of the group II contracts as of the cut-off date.


                                     S-37

         Distribution of Coupon Rates - Group II Contracts


                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group II Contracts
                                  of the Cut-        as of the Cut-Off        by Principal Balance as
         Coupon Rate                Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         4.001 - 5.000                20              $  1,669,263.30                  1.91%
         5.001 - 6.000               236                19,779,982.70                 22.68%
         6.001 - 7.000               354                26,346,587.16                 30.21%
         7.001 - 8.000               243                15,479,596.49                 17.75%
         8.001 - 9.000               196                12,079,232.84                 13.85%
         9.001 - 10.000              147                 7,024,185.58                  8.05%
        10.001 - 11.000               47                 1,716,829.61                  1.97%
        11.001 - 12.000               49                 1,560,124.77                  1.79%
        12.001 - 13.000               44                 1,076,559.62                  1.23%
        13.001 - 14.000               11                   179,666.51                  0.21%
        14.001 - 15.000               17                   253,198.60                  0.29%
        15.001 - 16.000                2                    20,236.45                  0.02%
        16.001 - 17.000                1                    28,555.00                  0.03%
  --------------------------     -------------     ---------------------     --------------------------
             Total                 1,367               $87,214,018.63                100.00%
  --------------------------     -------------     ---------------------     --------------------------


                     Maximum Cap Rate - Group II Contracts


                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group II Contracts
                                  of the Cut-        as of the Cut-Off        by Principal Balance as
       Maximum Cap Rate             Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
          9.001 - 10.000               20           $    1,669,263.30                  1.91%
         10.001 - 11.000              235               19,623,539.09                 22.50%
         11.001 - 12.000              354               26,346,587.16                 30.21%
         12.001 - 13.000              244               15,636,040.10                 17.93%
         13.001 - 14.000              196               12,079,232.84                 13.85%
         14.001 - 15.000              146                6,952,526.41                  7.97%
         15.001 - 16.000               47                1,716,829.61                  1.97%
         16.001 - 17.000               50                1,631,783.94                  1.87%
         17.001 - 18.000               44                1,076,559.62                  1.23%
         18.001 - 19.000               11                  179,666.51                  0.21%
         19.001 - 20.000               17                  253,198.60                  0.29%
         20.001 - 21.000                2                   20,236.45                  0.02%
         21.001 - 22.000                1                   28,555.00                  0.03%
  --------------------------     -------------     ---------------------     --------------------------
             Totals                 1,367           $   87,214,018.63                100.00%
  --------------------------     -------------     ---------------------     --------------------------


                                     S-38

                       Gross Margin - Group II Contracts

                                   Number of            Aggregate
                                 Contracts as        Principal Balance          % of Group II Contracts
                                  of the Cut-        as of the Cut-Off        by Principal Balance as
       Gross Margin                 Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         1.001 - 1.500                 1                $  82,458.33                  0.09%
         2.001 - 2.500                 1                  156,443.61                  0.18%
         3.001 - 3.500                25                2,080,005.01                  2.38%
         3.501 - 4.000                37                3,244,812.06                  3.72%
         4.001 - 4.500               114                9,276,245.78                 10.64%
         4.501 - 5.000               171               12,808,050.40                 14.69%
         5.001 - 5.500               139                9,826,793.60                 11.27%
         5.501 - 6.000               177               13,713,593.74                 15.72%
         6.001 - 6.500               101                7,150,973.73                  8.20%
         6.501 - 7.000               122                7,268,540.87                  8.33%
         7.001 - 7.500               121                7,688,393.84                  8.82%
         7.501 - 8.000                70                3,444,928.34                  3.95%
         8.001 - 8.500                78                3,767,791.78                  4.32%
         8.501 - 9.000                60                2,650,689.29                  3.04%
         9.001 - 9.500                22                  796,796.09                  0.91%
         9.501 - 10.000               22                  710,010.31                  0.81%
        10.001 - 10.500               29                  729,054.71                  0.84%
        10.501 - 11.000               30                  900,695.69                  1.03%
        11.001 - 11.500               18                  455,690.26                  0.52%
        11.501 - 12.000                9                  160,061.14                  0.18%
        12.001 - 12.500               16                  242,482.08                  0.28%
        12.501 - 13.000                2                   17,818.54                  0.02%
        13.501 - 14.000                2                   41,689.43                  0.05%
  --------------------------     -------------     ---------------------     --------------------------
              Total                1,367              $87,214,018.63                100.00%
  --------------------------     -------------     ---------------------     --------------------------


                                     S-39

                Next Rate Adjustment Date - Group II Contracts

                                   Number of            Aggregate
                                 Contracts as        Principal Balance         % of Group II Contracts
                                  of the Cut-        as of the Cut-Off        by Principal Balance as
  Next Rate Adjustment Date        Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         2002-07                      6            $      524,561.00                 0.60%
         2002-08                      7                   730,510.32                 0.84%
         2002-09                     29                 2,650,680.14                 3.04%
         2002-10                     68                 5,939,890.36                 6.81%
         2002-11                    139                12,294,868.49                14.10%
         2002-12                    201                15,348,156.98                17.60%
         2003-01                    551                29,484,918.39                33.81%
         2003-02                    316                16,926,380.22                19.41%
         2003-03                     37                 2,243,610.62                 2.57%
         2003-04                     11                   854,256.76                 0.98%
         2003-05                      1                   111,899.29                 0.13%
         2003-06                      1                   104,286.06                 0.12%
  --------------------------     -------------     ---------------------     --------------------------
         Totals                   1,367               $87,214,018.63               100.00%
  --------------------------     -------------     ---------------------     --------------------------



                                     S-40

         Distribution of Original Loan-to-Value Ratios - Group II Contracts

                                   Number of            Aggregate
                                 Contracts as        Principal Balance         % of Group II Contracts
  Original Loan-to-Value          of the Cut-        as of the Cut-Off        by Principal Balance as
           Ratio                   Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         10.001 - 20.000               1             $   8,293.24                  0.01%
         20.001 - 30.000               3                62,383.06                  0.07%
         30.001 - 40.000               6               184,142.53                  0.21%
         40.001 - 50.000              10               490,214.97                  0.56%
         50.001 - 60.000              14               669,338.31                  0.77%
         60.001 - 70.000              42             2,291,531.41                  2.63%
         70.001 - 80.000             187            11,626,308.74                 13.33%
         80.001 - 90.000             534            34,820,455.71                 39.93%
         90.001 - 95.000             427            27,172,260.92                 31.16%
         95.001 - 100.000            143             9,889,089.74                 11.34%
  --------------------------     -------------     ---------------------     --------------------------
             Totals                1,367           $87,214,018.63                100.00%
  --------------------------     -------------     ---------------------     --------------------------

         Distribution of Remaining Months to Maturity - Group II Contracts


                                   Number of            Aggregate
                                 Contracts as        Principal Balance         % of Group II Contracts
    Remaining Months to           of the Cut-        as of the Cut-Off        by Principal Balance as
         Maturity                   Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         1 -   120                    47            $  945,438.52                   1.08%
         121 - 180                    92             2,588,667.54                   2.97%
         181 - 240                   281            12,432,118.46                  14.25%
         241 - 300                    40             2,267,278.33                   2.60%
         301 - 360                   907            68,980,515.78                  79.09%
  --------------------------     -------------     ---------------------     --------------------------
          Totals                   1,367           $87,214,018.63                 100.00%
  --------------------------     -------------     ---------------------     --------------------------




     Geographical Distribution of Manufactured Homes - Group II Contracts


                                   Number of            Aggregate
                                 Contracts as        Principal Balance         % of Group II Contracts
                                  of the Cut-        as of the Cut-Off        by Principal Balance as
          State                     Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         Florida                     112            $   8,046,459.46               9.23%
        Kentucky                     101                6,680,437.36               7.66%
        New York                      71                5,773,546.11               6.62%
      North Carolina                  88                5,729,355.71               6.57%
        Georgia                       80                5,613,311.44               6.44%
       Tennessee                      74                4,719,512.23               5.41%
        Missouri                      56                3,698,943.75               4.24%
         Ohio                         44                3,614,411.47               4.14%
      West Virginia                   58                3,597,623.05               4.13%
        Indiana                       44                3,234,503.02               3.71%
        Alabama                       58                3,129,723.47               3.59%
         Texas                        72                3,038,609.40               3.48%
       Louisiana                      55                2,766,521.73               3.17%
      Pennsylvania                    39                2,751,057.28               3.15%
       Mississippi                    46                2,502,865.58               2.87%
        Illinois                      44                2,410,617.00               2.76%
        Michigan                      44                2,336,295.62               2.68%
        Virginia                      33                1,932,147.54               2.22%
       Washington                     22                1,789,448.22               2.05%
         Vermont                      14                1,522,891.02               1.75%
      South Carolina                  24                1,202,967.40               1.38%
         Oregon                       17                1,103,566.65               1.27%
         Arizona                      22                1,096,282.94               1.26%
         Kansas                       15                  960,814.72               1.10%
         Iowa                         17                  958,361.44               1.10%
        Arkansas                      18                  876,677.88               1.01%
         Maine                        11                  839,975.73               0.96%
        Nebraska                      12                  755,276.59               0.87%
       South Dakota                    7                  575,995.89               0.66%
         Montana                       7                  551,919.07               0.63%
       New Hampshire                   5                  498,311.39               0.57%
         Nevada                        4                  475,619.70               0.55%
        Oklahoma                      14                  471,731.63               0.54%
        California                     8                  437,329.41               0.50%
         Delaware                      7                  371,174.94               0.43%
        Minnesota                      8                  323,053.39               0.37%
         Idaho                         2                  230,661.71               0.26%
        Maryland                       5                  205,875.76               0.24%
        Colorado                       3                  121,890.40               0.14%
          Utah                         2                  109,063.20               0.13%
        New Mexico                     2                   86,627.91               0.10%
        Wisconsin                      2                   72,560.42               0.08%
  --------------------------     -------------     ---------------------     --------------------------
          Totals                   1,367              $87,214,018.63             100.00%
  --------------------------     -------------     ---------------------     --------------------------




                      FICO Score - Group II Contracts(1)


                                   Number of            Aggregate
                                 Contracts as        Principal Balance         % of Group II Contracts
                                  of the Cut-        as of the Cut-Off        by Principal Balance as
         FICO Score                Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         Not available                 8            $    356,763.67                 0.41%
         501 - 550                     3                 178,613.54                 0.20%
         551 - 600                    66               4,220,368.26                 4.84%
         601 - 650                   352              23,274,383.97                26.69%
         651 - 700                   430              27,286,375.44                31.29%
         701 - 750                   308              19,930,407.07                22.85%
         751 - 800                   179              10,685,153.40                12.25%
         801 - 850                    21               1,281,953.28                 1.47%
  --------------------------     -------------     ---------------------     --------------------------
         Totals                    1,367             $87,214,018.63               100.00%
  --------------------------     -------------     ---------------------     --------------------------


  (1)  As of the cut-off date, the weighted average non-zero FICO score of the group II contracts was 683.


                   Year of Origination - Group II Contracts

                                   Number of            Aggregate
                                 Contracts as        Principal Balance         % of Group II Contracts
                                  of the Cut-        as of the Cut-Off        by Principal Balance as
       Year of Origination         Off Date               Date                   of the Cut-Off Date
  --------------------------     -------------     ---------------------     --------------------------
         2000                        1             $     71,659.17                  0.08%
         2001                       99                4,984,704.93                  5.72%
         2002                    1,267               82,157,654.53                 94.20%
  --------------------------     -------------     ---------------------     --------------------------
         Totals                  1,367              $87,214,018.63                100.00%
  --------------------------     -------------     ---------------------     --------------------------



                         The Seller and The Servicer

    As of June 30, 2002, GreenPoint Credit had total assets of approximately $403 million, total liabilities of approximately $189 million and total stockholders' equity of approximately $214 million. GreenPoint Credit's principal place of business is located at 10089 Willow Creek Road, San Diego, California 92131.

    GreenPoint Credit was formed in May 1998 as a Delaware corporation for the purpose of acquiring the operating business of the BankAmerica Housing Services division of Bank of America, FSB from Bank of America, FSB. This acquisition was consummated on September 30, 1998. The operating business of the BankAmerica Housing Services division consisted primarily of originating, purchasing and servicing manufactured housing installment sale contracts and installment loan agreements. The origination and underwriting practices of Bank of America, FSB and its affiliates relating to the manufactured housing installment sale contracts and installment loan agreements acquired by GreenPoint Credit in the acquisition were substantially similar to those described under "--Loan Originations" below. As of January 3, 2002, GreenPoint Credit no longer accepted new applications for manufactured housing contracts, effectively exiting the manufactured housing lending business.

    On October 1, 1999 GreenPoint Credit changed its company structure from a Delaware corporation to a Delaware limited liability company. GreenPoint Credit Corp. was merged with a newly created affiliate company named GreenPoint Credit, LLC and the surviving entity is named GreenPoint Credit, LLC. GreenPoint Credit's sole member is Green Point Mortgage Funding, Inc. Green Point Mortgage Funding, Inc. is a wholly owned subsidiary of Headlands Mortgage Company, which is a wholly owned subsidiary of GreenPoint Bank, a New York state chartered bank. GreenPoint Bank is a wholly owned subsidiary of GreenPoint Financial Corp., a publicly traded corporation whose shares are traded on the New York stock exchange. Each contract was either originated or purchased by GreenPoint Credit on an individual basis in the ordinary course of its business, purchased in bulk from Bank of America or purchased by GreenPoint Credit in connection with optional purchases of previously securitized contracts in its capacity as servicer of those contracts.

    In the ordinary course of business, GreenPoint Financial Corp. and its subsidiaries (including GreenPoint Credit) are routinely defendants in or parties to a number of pending and threatened legal actions and proceedings, in which monetary damages and other forms of relief are sought. Certain of such actions involve alleged violations of consumer protection laws, including claims relating to GreenPoint Credit's loan collection efforts, and other federal and state banking laws. Certain of such actions involve claims for punitive damages. Management of GreenPoint Financial Corp. has established what it believes to be sufficient allocated reserves to cover any anticipated losses stemming from the settlement or payment of any final judgments rendered in any such cases. Accordingly, management of GreenPoint Financial Corp. believes that these actions and proceedings and the losses, if any, resulting from the financial outcome thereof, will not be material in the aggregate to GreenPoint Credit's financial position or results of operations.

     Servicing

     GreenPoint Credit, through its regional offices, services all of the manufactured housing contracts that it purchases or originates, whether on an individual basis or in bulk. Generally, whenever any contracts are sold, GreenPoint Credit will retain servicing responsibilities with respect to the sold contracts. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums and other payments from obligors and, when the contracts are not owned by GreenPoint Credit, remitting principal and interest payments to the owners thereof, to the extent the owners of the serviced contracts are entitled thereto. Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and foreclosure (if land is involved) and, if deemed advisable by GreenPoint Credit, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured home are made on an individual basis, GreenPoint Credit's general policy is to institute repossession procedures promptly after regional office personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of repossessed manufactured homes.

     The following table shows the size of the portfolio of manufactured housing contracts serviced by GreenPoint Credit, including contracts already in repossession, but excluding contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint Credit since August 1999, through the manufactured housing regional office system, as of the dates indicated:


                                                                  Size of Serviced Portfolio
                                                                     (Dollars in Thousands)

                                        As of                As of                 As of                As of
                                     December 31,        December 31,          December 31,            June 30,
                                         1999                 2000                  2001                 2002
                                     ------------        ------------          ------------            --------
Unpaid Principal Balance of
    Contracts Being Serviced         $ 13,054,239          $13,650,338           $12,597,266        $11,638,290
Average Contract Unpaid
    Principal Balance.......         $       29.9          $       31.3          $       31.5       $        31.4
Number of Contracts Being
    Serviced................              437,093               435,583               399,866             370,658



     Delinquency and Loan Loss/Repossession Experience

     The following table sets forth the delinquency experience of manufactured housing contracts serviced by GreenPoint Credit since October 1998, excluding contracts already in repossession and contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint Credit since August 1999, as of the dates indicated:


                                                            Delinquency Experience

                                        As of                As of                 As of                As of
                                       December             December           December 31,              June
                                       31, 1999             31, 2000               2001                30, 2002
                                      ---------             --------           ------------            ---------
Number of Contracts
    Outstanding.............             433,221              429,815               395,156              368,620
Number of Contracts
    Delinquent
             30-59 days.....               8,244               12,121                11,614                9,024
             60-89 days.....               2,055                2,708                 3,127                2,145
             90 days or
    more ...................               2,641                4,083                 5,534                3,701
                                        --------              -------               -------              -------
                 Total
         Contracts
         Delinquent.........              12,940               18,912                20,275               14,870
                                        ========              =======               =======              =======
Delinquencies as a
    Percentage of Contracts
    Outstanding.............               2.99%                4.40%                 5.13%                4.03%


     The "Number of Contracts Delinquent" in the table above is based on the number of days payments are contractually past due and assumes 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the close of business on the first day of the following month. "Delinquencies as a Percentage of Contracts Outstanding" in the table above is calculated by number of contracts.

     Since GreenPoint Credit has only been servicing the contracts for a limited amount of time, the delinquency experience reflected in the table above may not necessarily be indicative of the actual performance of the contracts over time.

     The following table sets forth the loan loss/repossession experience of manufactured housing contracts serviced by GreenPoint Credit, including contracts already in repossession, but excluding contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint Credit since August 1999, for the periods indicated:


                                               Loan Loss/Repossession Experience
                                                    (Dollars in Thousands)


                                     Year to Date         Year to Date         Year to Date         Year to Date
                                     December 31,         December 31,         December 31,           June 30,
                                         1999                 2000                 2001                 2002
                                     ------------         ------------         ------------         -------------
Number of Contracts Being
    Serviced................               437,093              435,583              399,866               370,658
Aggregate Principal Balance
    of Contracts Being
    Serviced................         $  13,054,239        $  13,650,338       $   12,597,266       $   11,638,290
Average Principal Recovery
    Upon Liquidation........                46.15%               42.72%               34.21%                28.78%
Contract Liquidations.......                 3.88%                4.00%                5.42%                 3.31%
Net Losses
Dollars.....................         $     281,757        $     322,199       $      527,523       $      342,431
Percentage..................                 2.16%                2.36%                4.19%                 2.94%
Contracts in Repossession...                 3,872                5,768                4,730                 2,038


     The Average Principal Recovery Upon Liquidation" in the table above is calculated as a percentage of the outstanding principal balance and accrued but unpaid interest of contracts that were liquidated during the applicable period, based on the gross amounts recovered upon liquidation, proceeds applied to unpaid interest accrued through the date of repossession and after the payment of repossession and other liquidation expenses. Deficiency recoveries received subsequent to the liquidation date are also included net of collection expenses paid to third parties. "Contract Liquidations" in the table above are calculated by the number of contracts liquidated during the period as a percentage of the total number of contracts being serviced as of period end. The calculation of the dollar amount of "Net Losses" in the table above includes unpaid interest accrued through the date of repossession and all repossession and other liquidation expenses and is reduced by deficiency recoveries received subsequent to the date of liquidation net of collection expenses paid to third parties. The percentage of "Net Losses" in the table above is calculated as a percentage of the principal balance of contracts being serviced as of period end. The "Number of Contracts Being Serviced," the "Aggregate Principal Balance of Contracts Being Serviced" and the total number of "Contracts in Repossession" in the table above are based upon the total number of contracts being serviced by GreenPoint Credit as of period end. The charge-off policy with respect to any particular contract is determined by GreenPoint Credit on a case by case basis.

GreenPoint Credit Management's Discussion and Analysis of Delinquency, Repossession and Loan Loss Experience

     Management of GreenPoint Credit has not observed any material economic development in the general business environment of the country or in local areas where GreenPoint Credit originates its manufactured housing contracts which has unfavorably affected portfolio performance in relation to delinquencies, repossessions and loan losses. However, the delinquency, loan loss and repossession experience of manufactured housing contracts historically has been adversely affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. Information regarding the geographic location, at origination, of the manufactured homes securing the contracts in the contract pool is set forth under "The Contract Pool" in this prospectus supplement.

     Loan Originations

     As of January 3, 2002, GreenPoint Credit no longer accepted new applications for manufactured housing contracts, effectively exiting the manufactured housing lending business. Prior to January 3, 2002, GreenPoint Credit purchased and originated manufactured housing contracts on an individual basis through 26 regional offices throughout the United States, serving retailers and borrowers in the 48 contiguous states. In the state of Mississippi, real estate secured manufactured housing contracts were purchased and originated through a wholly owned subsidiary of GreenPoint Credit named GreenPoint Credit Corp. of Mississippi. Regional personnel of GreenPoint Credit arranged to purchase manufactured housing contracts originated by manufactured housing retailers located throughout the United States. Generally, these purchases resulted from GreenPoint Credit regional office personnel contacting retailers located in their regions and explaining GreenPoint Credit's available financing plans, terms, prevailing rates and credit and financing policies. If a retailer wished to make financing available to its customers, the retailer would apply for retailer approval. Upon satisfactory results of GreenPoint Credit's investigation of the retailer's creditworthiness and general business reputation, GreenPoint Credit and the retailer entered into a retailer agreement. GreenPoint Credit also originated manufactured housing contracts and installment loan agreements directly with customers and through brokers.

     Underwriting Practices

     With respect to each retail manufactured housing contract that was purchased from a retailer, the general practice of GreenPoint Credit was that the retailer submit the customer's credit application, manufacturer's invoice, if the contract was for a new home, and other information relating to the contract to the applicable regional office of GreenPoint Credit. Personnel at the regional office analyzed the creditworthiness of the customer and other aspects of the proposed transaction. If the creditworthiness of the customer and other aspects of the transaction were approved by the regional office, the customer and the retailer executed a contract on a form provided or approved in advance by GreenPoint Credit. After the manufactured home financed under the contract was delivered and set up by the retailer, and the customer had moved in, GreenPoint Credit purchased the contract from the retailer.

     Because manufactured homes generally depreciate in value, GreenPoint Credit's management believed that the creditworthiness of a potential obligor should be the most important criterion in determining whether to approve the purchase or origination of a contract. As a result, the underwriting guidelines of GreenPoint Credit generally required regional office personnel to examine each applicant's credit history, residence history, employment history and debt-to-income ratio. There was no minimum requirement for any of these criteria, although GreenPoint Credit had developed certain guidelines for employment history and debt-to-income ratios. In the case of employment history, GreenPoint Credit generally required its regional office personnel to consider whether the applicant had worked continuously for the same employer for at least 24 months and, if not, whether the applicant had worked in the same occupational field for at least 24 months. The recommended debt-to-income ratio for a particular credit application depended on the credit score recommendation generated for that application. In general, the maximum debt-to-income ratio for each application that was approved by the credit scoring system ranged from 70 percent to 53 percent, based on GreenPoint Credit's estimate of the applicant's after-tax income. Although GreenPoint Credit had guidelines for some of these criteria, GreenPoint Credit's management did not believe that an applicant's inability to satisfy some of these guidelines warranted denial of credit in all cases. For example, if an applicant failed to meet a guideline by a certain margin for one of the criteria mentioned above, the applicant generally must have exceeded the threshold for one or more other criteria by a compensating margin for the applicant's credit application to be approved. In addition, in special cases, credit applications were approved even if certain of the criteria are not met. For these reasons, management of GreenPoint Credit believed that the ultimate decision whether to approve or reject a credit application should be made by regional office personnel. To assist personnel in evaluating credit applications, GreenPoint Credit utilized a proprietary credit scoring system, developed by GreenPoint Credit in conjunction with Fair-Isaacs. The credit scoring system generated a recommendation to approve or deny a credit application based on certain criteria established by GreenPoint Credit. The underwriting guidelines of GreenPoint Credit allowed the recommendation generated by the credit scoring system to be used by regional personnel as a guide in determining whether to extend credit to an applicant, but did not require regional personnel to make credit decisions based solely on the system's recommendations. GreenPoint Credit did not disclose the criteria used by this credit scoring system either to regional personnel or to the retailers assisting in the preparation of credit applications.

     It was the policy of GreenPoint Credit that one authorized person provide written approval of credit applications for amounts up to or equal to certain limits and that at least one additional authorized person provided written approval of credit applications for amounts over those limits. The credit limits established by GreenPoint Credit varied depending upon each authorized person's position or grade level. In addition, each person authorized to make these credit decisions had to have been either a regional manager or another regional office employee to whom the authority to approve credit applications had been delegated. Any delegated authority was limited in that the person to whom the authority was delegated may not have been authorized to approve credit applications for contracts with initial principal amounts above certain specified levels. The qualifications of all regional office personnel authorized to approve or reject credit applications were reviewed and approved by GreenPoint Credit's senior management. However, each regional office may have had at various times additional, or in some cases fewer, personnel authorized to approve or reject credit applications.

     It was the policy of GreenPoint Credit that each credit application be approved or rejected within one to seven days after receipt. Thus, there was less time for credit investigation than was the case, for example, with loans for site-built homes. Although GreenPoint Credit's management believed that the one to seven-day period for approval or rejection of each credit application was consistent with industry practice, no assurance can be given that any credit application that was approved in one to seven days would have been approved if a longer period had been provided for credit investigation.

     The credit review and approval practices of each regional office were subject to internal reviews and audits that, through sampling, examined the nature of the verification of credit histories, residence histories, employment histories and debt-to-income ratios of the applicants and evaluated the credit risks associated with the contracts purchased through each regional office by rating the obligors on the underlying contracts according to their credit histories, employment histories and debt-to-income ratios. Selection of underwriting files for review was generally made by the personnel performing the examination, without prior knowledge on the part of regional office personnel of the files to be selected for review. However, GreenPoint Credit had no requirement that any specific random selection procedures be followed and no assurance can be given that the files reviewed in any examination process were representative of the contract originations in the related regional office.

     GreenPoint Credit generally required a down payment in the form of cash and/or the trade-in value of a previously owned manufactured home and/or, in the case of Land-in-Lieu Contracts, an estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the retailer must have been consistent with the value of the owned home determined by GreenPoint Credit in light of current market conditions. The value of real property pledged as additional collateral was estimated by regional personnel, using tax assessed value, or appraisers who are familiar with the area in which the property is located.

     Underwriting policies and marketing programs for the origination or purchase on an individual basis of manufactured housing contracts were established by GreenPoint Credit's management at its headquarters in San Diego and were subject to change from time to time.

                                  The Trustee

     U.S. Bank National Association is a national banking association, the corporate trust offices of which are located at 180 East Fifth Street, St. Paul, Minnesota 55101. The pooling and servicing agreement requires the trustee to maintain, at its own expense, an office or agency in St. Paul, Minnesota, where certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar and transfer agent for the certificates under the agreement may be served. On the date of this prospectus supplement, the address of the trustee for these purposes is 180 East Fifth Street, St. Paul, Minnesota 55101. The trustee will promptly give written notice to the servicer and the certificateholders of any change in address.

                              The Backup Servicer

     Wells Fargo Bank Minnesota, National Association, a national banking association, has offices at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0070 and at 9062 Old Annapolis Road, Columbia, Maryland 21045. The backup servicer's duties, to be performed by Wells Fargo or its affiliates, are limited solely to its express obligations under the pooling and servicing agreement.

                        Description of the Certificates

     The certificates will be issued pursuant to the pooling and servicing agreement. A copy of a general form of the pooling and servicing agreement has been filed with the Securities and Exchange Commission. A copy of the execution form of the pooling and servicing agreement, without certain exhibits, will be filed with the Securities and Exchange Commission after the initial issuance of the certificates. The following description supplements the description of the pooling and servicing agreement and the certificates under the caption "Description of the Securities" in the accompanying prospectus and must be read together with the accompanying prospectus. The following summaries describe certain terms of the pooling and servicing agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

     Under the terms of the pooling and servicing agreement, the servicer may, without the consent of the trustee or the holders of the offered certificates, assign and delegate its duties and obligations thereunder to another person; provided that such person, if other than an affiliate of the servicer, is required to execute and deliver to the trustee an assumption agreement, in form and substance reasonably satisfactory to the trustee; and further provided that the majority Class C Certificateholders consent to the assignment and delegation in their sole discretion and each rating agency's rating of any class of the certificates in effect immediately prior to such assignment and delegation will not be withdrawn or reduced as a result of such assignment and delegation. In addition, the majority Class C Certificateholder may terminate the servicer at any time upon 90 days' prior written notice to the servicer, Moody's, S&P, the trustee and the backup servicer. For additional information regarding these and other circumstances under which the servicer may be removed, see "Description of the Certificates -- Removal and Resignation of the Servicer."

     General

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in seven classes, the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class C Certificates and Class R Certificates. Only the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates, or the offered certificates, will be offered under this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund consists of:

     o the contract pool, including all rights to receive payment on the contracts received after the cut-off date (excluding interest accrued before the cut-off date (the amount of which, if any, shall be deducted only from interest collections in respect of the related contract) and certain unreimbursed obligatory advances);

     o    the amounts held from time to time in the certificate account;

     o any property which initially secured a contract and which is acquired in the process of realizing thereon;

     o    the yield maintenance agreements;

     o the basis risk reserve fund and the Class B-2 Certificate reserve account; and

     o the rights of the seller under any hazard insurance policies covering the manufactured homes.

     The offered certificates are payable primarily from collections on account of the contracts.

     The offered certificates will be issued and available only in book-entry form. The Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates will be offered in minimum denominations of $1,000 each and multiples of $1,000 in excess thereof. Voting rights will be allocated among all holders of the offered certificates and the Class B-2 Certificates in proportion to their then-outstanding Certificate Principal Balances. Voting rights will be allocated among holders of the certificates of a class in accordance with their respective percentage interests.

     All distributions made with respect to the certificates will be made by wire transfer of immediately available funds to the account of any such holder at a bank or other entity having appropriate facilities therefor, if that holder shall have so notified the trustee in writing at least five business days prior to the record date immediately prior to the applicable distribution date, or otherwise by check mailed by first class mail to the address of that holder appearing in the certificate register. The final distribution on each certificate will be made in like manner, but only upon presentment and surrender of that certificate at the corporate trust office of the trustee or such other location specified in the notice to certificateholders of such final distribution.

         Book-Entry Registration

     The offered certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described herein. The beneficial owners of the offered certificates may elect to hold their certificates through DTC, in the United States, or Clearstream or Euroclear, in Europe if they are participants in such systems, or indirectly through organizations which are participants in such systems. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. The offered certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal balance of the related class and will initially be registered in the name of Cede & Co., the nominee of DTC. So long as the offered certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC, the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the holders of the offered certificates will be represented by book-entries on the records of DTC and participating members thereof. All references herein to the offered certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Investors may hold such beneficial interests in the book-entry certificates in minimum denominations representing the principal balances indicated above under "--General." Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificate. Unless and until definitive certificates are issued, it is anticipated that the only "holder" of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders" or "certificateholders" as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including the underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through "indirect participants."

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the offered certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee, the servicer or any paying agent as holders of the offered certificates, and beneficial owners will be permitted to exercise the rights of the holders of the offered certificates only indirectly through DTC and its participants.

     Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the European Depositories.

     Clearstream Banking, societe anonyme (formerly Cedelbank) is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against distribution, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of distributions with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor and the servicer that it will take any action permitted to be taken by a holder of the offered certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the seller, the servicer or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Definitive Certificates

     The offered certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates and DTC or the depositor is unable to locate a qualified successor, (b) the depositor, at its option, with the consent of the trustee, elects to terminate the book-entry system through DTC or (c) after the occurrence of a Servicer Termination Event, beneficial owners of the book-entry certificates representing percentage interests of such classes aggregating not less than 51% advise the trustee and DTC through the applicable financial intermediaries and the participants in writing that the continuation of a book-entry system through DTC to the exclusion of definitive, fully registered certificates to beneficial owners is no longer in the best interests of the beneficial owners.

     Upon the occurrence of any event described in the immediately preceding paragraph, DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee or the certificate registrar. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     Conveyance of Contracts

     On the closing date, the seller will convey to the depositor, and the depositor will convey to the trustee in trust for the benefit of the certificateholders, without recourse, all its right, title and interest in and to the contracts, including all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of contracts to the trustee will include a conveyance of all rights to receive principal and interest due thereon after the cut-off date (excluding interest accrued before the cut-off date (the amount of which, if any, shall be deducted only from interest collections in respect of the related contract) and certain unreimbursed obligatory advances). The contract schedule will include the principal balance of each contract as of the cut-off date, the amount of each scheduled payment due on each contract as of the cut-off date, the contract rate on each contract, determined as of the cut-off date, the maturity date of each contract and an indication as to whether a contract is a group I contract or a group II contract.

     On or prior to the closing date, the seller will deliver each land home contract to the trustee or its custodian, and within 60 days after the closing date the seller shall deliver to the trustee or its custodian all other documentation included in the related land home contract file. Within 120 days of its receipt of the land home contracts, and within 120 days of its receipt of all other documentation included in the related land home contract file, the trustee will be required to complete a review of all of the land home contracts, or land home contract files, as applicable, confirming that all required documents have been executed and received, and that such documents relate to the land home contracts listed on the land home contract schedule delivered to the depositor and the trustee. The trustee will notify the seller and the depositor if any document or documents constituting part of a land home contract file are missing or defective. Under the terms of the Contract Purchase Agreement, the seller will be obligated, if such omission or defect materially and adversely affects the value of the related land home contract or the interests of the trust fund, to correct or cure such omission or defect within 90 days from the date the seller became aware of such omission or defect and, under the terms of the Contract Purchase Agreement, if the seller does not correct or cure such omission or defect within such period, the seller will be obligated to repurchase such land home contract within 90 days from the date the seller became aware of such omission or defect.

     The files relating to contracts other than the land home contracts will not be delivered to the trustee and the trustee will not review the files relating to contracts other than the land home contracts. The servicer, or if GreenPoint Credit is replaced as servicer, a custodian or the trustee, will hold, as custodian and agent on behalf of the trust, the original contracts and copies of documents and instruments relating to each contract and the security interest in the manufactured home relating to each contract, other than the land home contract files required to be delivered to the trustee within the time period specified above. See "Risk Factors--Defects in security interests could result in losses" and "Material Legal Aspects of the Contracts--The Contracts (Other than Land Home Contracts and Land-in-Lieu Contracts)--Security Interests in the Manufactured Homes" in this prospectus supplement for discussion of the consequences of the servicer maintaining possession of the original contracts and the security interest in the related manufactured homes. In order to give notice of the trust's right, title and interest in and to the contracts, a UCC-1 financing statement identifying the trustee as the secured party and identifying all the contracts as collateral will be filed in the appropriate office in the appropriate states. The contracts will be stamped or otherwise marked to reflect their assignment to the trustee on behalf of the trust. To the extent that the contracts do not constitute "chattel paper," "general intangibles" or "accounts" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the contracts without notice of the assignment to the trustee, the trustee's interest in the contracts could be defeated. See "Material Legal Aspects of the Contracts" in this prospectus supplement and "Legal Aspects of Contracts" in the accompanying prospectus.

     The seller will make certain representations and warranties to the depositor in the Contract Purchase Agreement with respect to each contract sold by it, and with respect to the contract pool. Such representations and warranties will be made as of the closing date unless expressly stated otherwise, and will include the following:

       1. as of the cut-off date, none of the contracts were 90 days or more delinquent;

       2. no provision of the contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related contract file;

       3. the contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally (including laws relating to bankruptcy or insolvency or by general equity principles);

       4. except the contracts where the related obligor is in bankruptcy or involved in litigation, the contract is not subject to any right of rescission, set-off, counterclaim or defense;

       5. the contract is covered by hazard insurance described under "Description of the Certificates-Hazard Insurance" in this prospectus supplement;

       6. the contract was originated or purchased by the seller in the ordinary course of its business, and in either event, in substantive compliance with the seller's underwriting guidelines;

       7. the contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the contract or an interest therein to the depositor pursuant to the contract purchase agreement unlawful;

       8. all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending and equal credit opportunity laws and lender licensing laws, applicable to the contract and any related mortgage or the servicing of any contract have been complied with to the extent any of the foregoing would have a material adverse effect on the enforceability of the related contract;

       9. the contract has not been satisfied or subordinated in whole or in part or rescinded and the manufactured home securing the contract has not been released from the lien of the contract in whole or in part and, in the case of a land home contract, the related mortgaged property has not been released from the related mortgage;

       10. the contract creates a valid and enforceable, except as may be limited by laws affecting creditors' rights generally, first-priority security interest in favor of the seller in the manufactured home and real property securing the contract, if any;

       11. the security interest has been assigned to the trustee, and, after the assignment, the trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the contract, if any;

       12. all parties to the contract had capacity to execute it;

       13. the contract has not been sold, assigned or pledged to any other person, and prior to the transfer of the contracts to the trustee, the seller owned the contract sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and it was the sole owner thereof and had full right to transfer the contract to the trustee;

       14. as of the cut-off date, there was no default, breach, violation or event permitting acceleration under the contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clauses (1) and (4) above or as specified in the pooling and servicing agreement;

       15. as of the closing date, there were, to the knowledge of the seller, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the contract, which are or may be liens prior to or equal with or subordinate to the lien of the contract;

       16. except for contracts representing approximately 0.1% of the contracts by outstanding principal balance as of the cut-off date which are simple interest contracts; the contract is a fully-amortizing loan;

       17. the contract contains customary and enforceable provisions (except as may be limited by laws affecting creditors' rights generally and by general principles of equity) such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

       18. as of the cut-off date or as of any date which it is purported to be given, the information contained in the contract schedule or contained in the computer tape with respect to the contract is true and correct;

       19. there is only one original executed contract;

       20. the contract did not have a loan-to-value ratio at origination greater than 100%;

       21. the manufactured home related to the contract is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located unless it is subject to a land-in-lieu or land home contract and as of the closing date the manufactured home is, to the knowledge of the seller, free of damage and in good repair;

       22. each contract other than a land home contract has the notation appropriate to its jurisdiction on its title document;

       23. the contract is a "qualified mortgage" under Section 860G(a)(3) of the Code;

       24. the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code, and, with respect to any contract originated by Security Pacific Housing Services, meets the requirements of Section 3(a)(41)(A)(ii) of the Exchange Act, as amended;

       25. as of the cut-off date, the seller was approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act;

       26. the contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code;

       27. no contract is a "high cost" mortgage, subject to the Home Ownership and Equity Protection Act of 1994;

       28. as of the closing date, each contract will be stamped with the legend specified by to indicate its assignment to the trustee and each land home contract will be held by the trustee or its custodian;

       29. no contract is covered by the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no contract is in violation of any comparable state law;

       30. the computer tape was accurate as of its date and includes a description of the same contracts that are described in the contract schedule as of the cut-off date;

       31. no proceeds from any contract were used to finance single-premium credit insurance policies;

       32. no contract will impose a prepayment premium;

       33. the contract has been closed and the proceeds of the contract have been fully disbursed and there is no requirement for future advances, and any and all requirements as to completion of any improvement and as to disbursements of any escrow funds have been complied with;

       34. all costs, fees and expenses incurred in making or closing the contract and, in the case of a land home contract, the recording of the mortgage were paid, and the obligor is not entitled to any refund of any amounts paid or due under the contract;

       35. each land home contract is covered by an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the seller, its successors and assigns, as to the first lien of the mortgage in the original principal amount of the land home contract and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the contract;


       36. to the seller's knowledge, as of the origination date of the contract, the related manufactured home is lawfully occupied under applicable law and to the seller's knowledge, as of the origination date of the related contract, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the manufactured home with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

       37. in the case of a land home contract, in the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the obligor;

       38. in the case of a land home contract, the assignment of mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the mortgaged property is located;

       39. to the seller's knowledge, the case of each land home contract, there is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property;

       40. the origination and collection practices used with respect to the contract have been in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the manufactured housing contract origination and servicing business and with respect to variable rate contracts, all interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related contract;

       41. any interest required to be paid pursuant to state and local law has been properly paid and credited; and

       42. each contract file and land home contract file contains the documents required to be included in accordance with the respective definitions, each duly completed in all material respects.

     Under the terms of the contract purchase agreement, the seller will be obligated to repurchase, at the price described below, within 90 days after the seller becomes aware, or after the seller's receipt of written notice from the trustee, the depositor or the servicer, of a breach of any representation or warranty of the seller in the contract purchase agreement that materially and adversely affects the value of the related contract or the trust fund's interest in any contract, unless the seller's breach has been cured; provided, however that if any such breach relates to the outstanding principal balance of a contract being incorrectly described on the contract schedule, the seller may deposit into the certificate account cash in an amount sufficient to cure such deficiency or discrepancy. In addition, the seller has agreed to indemnify the depositor for any third-party claims arising out of a breach by the seller of certain of its representations and warranties regarding the contracts pursuant to the contract purchase agreement and, pursuant to the pooling and servicing agreement, the depositor has assigned its rights under the contract purchase agreement to the trustee for the benefit of the certificateholders.

     The repurchase price for any contract repurchased as described in this section "--Conveyance of Contracts" will be equal to the remaining principal balance of the contract as of the beginning of the month of repurchase, plus accrued and unpaid interest from the due date with respect to which the obligor last made a payment to the due date occurring in the due period during which the contract is repurchased.

     The obligations of the seller to cure such breach or purchase any contract and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty.

     Payments on the Contracts; The Certificate Account

     The trustee will establish and maintain the certificate account at an eligible institution. The funds in the certificate account are required to be invested by the trustee for the business day immediately preceding each distribution date, and may be invested at the direction of the depositor for the balance of the related period, in each case, in eligible investments that will mature not later than the business day preceding the applicable distribution date (except that, if such eligible investments are managed or advised by the institution that maintains the certificate account or an affiliate thereof, such eligible investments may mature, or in the case of a money market fund, be redeemed not later than the applicable distribution date). The trustee shall be entitled to all investment earnings on funds on deposit in the certificate account for the business day immediately preceding each distribution date and the depositor shall be entitled to the balance of the investment earnings on funds on deposit in the certificate account; provided, however, that the trustee will be required to deposit into the certificate account the amount of any loss of principal incurred in respect of any such eligible investments during the business day immediately preceding the applicable distribution date and the depositor will be required to deposit into the certificate account the amount of any loss of principal incurred in respect of any such eligible investments for the balance of the related period.

     All payments in respect of principal and interest on the contracts received during any due period by the servicer, exclusive of payments relating to interest accrued prior to the cut-off date (the amount of which, if any, shall be deducted only from interest collections in respect of the related contract) and amounts in respect of certain unreimbursed obligatory advances, including liquidation proceeds, net of liquidation expenses, are required to be paid into the certificate account not later than the second business day following receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees may be retained by the servicer as part of its servicing fees. See "--Servicing Compensation; Certain Other Matters Regarding the Servicer" below. In addition, the amount paid by the seller for any contract repurchased by it as a result of a breach of a representation or warranty under the contract purchase agreement, which amounts will be treated as partial principal prepayments, as described under "--Conveyance of Contracts" above, are required to be paid into the certificate account.

     On each determination date, the trustee will determine the Available Distribution Amount and the amounts to be distributed on the certificates for the following distribution date.

     The trustee or its paying agent will withdraw funds from the certificate account on each distribution date, but only to the extent of the Available Distribution Amount, to make payments to holders of the certificates as specified under "--Priority of Distributions" below. From time to time, as provided in the pooling and servicing agreement, the servicer will also instruct the trustee to withdraw funds from the certificate account to make payments to it as permitted by the pooling and servicing agreement and described in the definition of Available Distribution Amount.

     Pass-Through Rates

     The Pass-Through Rates applicable to the offered certificates and the Class B-2 Certificates for any distribution date are as set forth under the definition of "Pass-Through Rate" in the "Glossary" beginning on page S-113 of this prospectus supplement.

     If the Net WAC Cap Rate is less than the Formula Rate component of the Pass-Through Rate for a class of certificates, certificateholders of that class will receive current interest on their certificates at the Net WAC Cap Rate. The amount by which the Formula Rate component of a class Pass-Through Rate exceeds the Net WAC Cap Rate for any distribution date will be carried forward, and will be payable as a subordinated item, to the extent funds are available therefor, as described under "--Overcollateralization Provisions" below.

     Determination of LIBOR

     The Pass-Through Rates on the offered certificates for any Accrual Period, including the initial Accrual Period, will be determined on the second LIBOR Business Day prior to the first day of that Accrual Period (the "LIBOR rate adjustment date").

     On each LIBOR rate adjustment date, LIBOR shall be established by the trustee and as to any Accrual Period, "LIBOR" will equal the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London time, on that LIBOR rate adjustment date. Dow Jones Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service or any other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page or any other page as may replace that page on that service, or if the service is no longer offered, any other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the depositor, the rate will be the reference bank rate.

     The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the depositor. The reference bank rate will be determined as of 11:00 A.M., London time, on the LIBOR rate adjustment date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate principal balance of the offered certificates and the Class B-2 Certificates. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two quotations are provided, the rate will be the arithmetic mean of the quotations. If on that date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the depositor, as of 11:00 A.M., New York City time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate principal balance of the offered certificates and the Class B-2 Certificates. If no quotations can be obtained, the rate will be LIBOR for the prior distribution date;

provided, however, that if, under the priorities listed previously in this paragraph, LIBOR for a distribution date would be based on LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

     The establishment of LIBOR by the trustee and the trustee's subsequent calculation of the Pass-Through Rates applicable to the offered certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

     The Yield Maintenance Agreements

     The trust will benefit from a series of interest rate cap payments pursuant to three cap agreements (collectively, the "Yield Maintenance Agreements") between the trust and the LIBOR Cap Counterparty, which are intended to partially mitigate the interest rate risk that could result from the difference between the Formula Rates on the Class A Certificates, Class M Certificates and Class B Certificates, and the weighted average coupon of the contracts.

     On the business day prior to each distribution date, payments under each Yield Maintenance Agreement will be made based on a notional amount equal to the lesser of (x) the balance for the related Yield Maintenance Agreement and the related distribution date, as set forth in Appendix I, and (y) the aggregate principal balance of the fixed rate contracts, the Class B-1 Certificates or the Class B-2 Certificates, as applicable. It is anticipated that the Yield Maintenance Agreements will begin with the following strike rates:

     Yield Maintenance Agreement                 Strike Rate
     ---------------------------                 -----------

     1) Fixed Rate Contracts Cap                    4.00%

     2) Class B-1 Certificate Cap                   4.00%

     3) Class B-2 Certificate Cap                   4.00%

     Distributions of Payments Under the Yield Maintenance Agreements. On each distribution date, payments under the Yield Maintenance Agreements will be distributed in the following order of priority:

          (1) payments in respect of the Yield Maintenance Agreement based upon the Fixed Rate Contracts Cap as follows:

              (a) to the Class A Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (b) to the Class M-1 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (c) to the Class M-2 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (d) to the Class B-1 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (e) to the Class B-2 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (f) for deposit into the certificate account for distribution as Net Monthly Excess Cashflow (See "--Priority of Distributions--Overcollateralization Provisions" below), the amount of any Cumulative Realized Losses for the related distribution date less the sum of any amounts previously deposited into the certificate account for distribution as Net Monthly Excess Cashflow pursuant to this clause (1)(f) and clauses (2)(f) and (3)(f) below; and

              (g) any remainder to be maintained in the Basis Risk Reserve Fund for application on subsequent distribution dates in the preceding order of priority.

          (2) After giving effect to the distributions described in clause (1), payments in respect of the Class B-1 Certificate Cap as follows:

              (a) to the Class B-1 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (b) to the Class A Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (c) to the Class M-1 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (d) to the Class M-2 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (e) to the Class B-2 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (f) for deposit into the certificate account for distribution as Net Monthly Excess Cashflow (See "--Priority of Distributions--Overcollateralization Provisions" below), the amount of any Cumulative Realized Losses for the related distribution date less the sum of any amounts previously deposited into the certificate account for distribution as Net Monthly Excess Cashflow pursuant to this clause (2)(f) and clause (3)(f) below and previously or concurrently so deposited pursuant to clause (1)(f) above; and

              (g) any remainder to be maintained in the Basis Risk Reserve Fund for application on subsequent distribution dates in the preceding order of priority.

          (3) After giving effect to the distributions in clauses (1) and (2), payments in respect of the Class B-2 Certificate Cap as follows:

              (a) to the Class B-2 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (b) to the Class A Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (c) to the Class M-1 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (d) to the Class M-2 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (e) to the Class B-1 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date;

              (f) for deposit into the certificate account for distribution as Net Monthly Excess Cashflow (See "--Priority of Distributions--Overcollateralization Provisions" below), the amount of any Cumulative Realized Losses for the related distribution date less the sum of any amounts previously deposited into the certificate account for distribution as Net Monthly Excess Cashflow pursuant to this clause (3)(f) and previously or concurrently so deposited pursuant to clauses (1)(f) and (2)(f) above; and

              (g) any remainder to be maintained in the Basis Risk Reserve Fund for application on subsequent distribution dates in the preceding order of priority.

     The LIBOR Cap Counterparty

     Lehman Brothers Derivative Products Inc., or LBDP, will be the LIBOR cap counterparty for the Yield Maintenance Agreements. LBDP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of Lehman Brothers Holdings, Inc. LBDP maintains a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's. LBDP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of LBDP. Requests for such information should be directed to Lehman Brothers Derivative Products Inc. in writing at 745 Seventh Avenue, New York New York 10019. LBDP is an affiliate of the underwriter of the offered certificates and the depositor.

     Priority of Distributions

     Available Funds. Payments on the certificates on each distribution date will be made from the Available Distribution Amount for that distribution date.

     Distributions of Interest and Principal. Interest will accrue on the Certificate Principal Balance of the Class A Certificates and on the Adjusted Certificate Principal Balance of each other class of offered certificates and on the Class B-2 Certificates. Interest on the applicable Certificate Principal Balance or Adjusted Certificate Principal Balance will accrue during each Accrual Period at the applicable Pass-Through Rate for such class, calculated at LIBOR plus the applicable margin for such class, subject to the Net WAC Cap Rate, and will be payable to certificateholders on each distribution date, commencing in September 2002. The Trustee will calculate interest for the certificates based on a 360-day year and the actual number of days elapsed in the related Accrual Period.

         On each distribution date, the Available Distribution Amount for such distribution date is required to be distributed in the following order of priority, until such amounts have been fully distributed:

          (1) to the Class A Certificates, the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such class and such distribution date;

          (2) to the Class M-1 Certificates, the Monthly Interest
     Distributable Amount and any Unpaid Interest Shortfall Amount for such class and such distribution date;

          (3) to the Class M-2 Certificates, the Monthly Interest
     Distributable Amount and any Unpaid Interest Shortfall Amount for such class and such distribution date;

          (4) to the Class B-1 Certificates, the Monthly Interest
     Distributable Amount and any Unpaid Interest Shortfall Amount for such class and such distribution date;

          (5) to the Class A Certificates as follows:

              (a) any Unpaid Class Principal Shortfall for such class that remains outstanding from a previous distribution date;

              (b) the Class A Percentage of the Formula Principal Distribution Amount;

          (6) to the Class M-1 Certificates as follows:

          (a) any Unpaid Class Principal Shortfall for such class that remains outstanding from a previous distribution date;

          (b) on each distribution date on or after which the Certificate Principal Balance of the Class A Certificates has been reduced to zero or, prior to that time, on which the Class M-1 Distribution Test is satisfied, the Class M-1 Percentage of the Formula Principal Distribution Amount;

          (c) any Liquidation Loss Interest Amount for such class;

          (d) any Liquidation Loss Interest Shortfall for such class;

              (7) to the Class M-2 Certificates as follows:

          (a) any Unpaid Class Principal Shortfall for such class that remains outstanding from a previous distribution date;

          (b) on each distribution date on or after which the Certificate Principal Balances of the Class A Certificates and Class M-1 Certificates have been reduced to zero or prior to that time, on which the Class M-2 Distribution Test is satisfied the Class M-2 Percentage of the Formula Principal Distribution Amount;

          (c) any Liquidation Loss Interest Amount for such class;

          (d) any Liquidation Loss Interest Shortfall for such class;

              (8) to the Class B-1 Certificates as follows:

          (a) any Unpaid Class Principal Shortfall for such class that remains outstanding from a previous distribution date;

          (b) on each distribution date on or after which the Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates have been reduced to zero or, prior to that time, on which the Class B Distribution Test is satisfied, the Class B Percentage of the Formula Principal Distribution Amount;

          (c) any Liquidation Loss Interest Amount for such class;

          (d) any Liquidation Loss Interest Shortfall for such class;

              (9) to the Class B-2 Certificates as follows:

          (a) the Monthly Interest Distributable Amount and any Unpaid Interest Shortfall Amount for such class and such distribution date;

          (b) any Unpaid Class Principal Shortfall for such class that remains outstanding from a previous distribution date;

          (c) on each distribution date on or after which the Certificate Principal Balances of the Class A Certificates, Class M-1 Certificates,

     Class M-2 Certificates and Class B-1 Certificates have been reduced to zero, or prior to that time, on which the Class B Distribution Test is satisfied the Class B Percentage of the Formula Principal Distribution Amount, minus any Formula Principal Distribution Amount distributed to the Class B-1 Certificates on that distribution date;

          (d) any Liquidation Loss Interest Amount for such class;

          (e) any Liquidation Loss Interest Shortfall for such class; and

          (10) any remainder for such distribution date, together with any amounts deposited into the certificate account pursuant to clauses (1)(f),
     (2)(f) and (3)(f) under "--The Yield Maintenance Agreements--Distributions of Payments Under the Yield Maintenance Agreements" above, - which we refer to as the "Net Monthly Excess Cashflow" - to be distributed as described below under "--Overcollateralization Provisions."

     Overcollateralization Provisions. Credit enhancement with respect to each class of offered certificates will be provided in part by overcollateralization. Acceleration of the principal amortization of the offered certificates and the Class B-2 Certificates in the priorities described below, relative to the principal amortization of the contracts, has been designed to increase the Overcollateralized Amount over time by making additional payments of principal to the holders of the offered certificates and the Class B-2 Certificates from Net Monthly Excess Cashflow. This increase is intended to be accomplished by the application of Net Monthly Excess Cashflow as described below.

     The application of Net Monthly Excess Cashflow as described below to reduce the aggregate Certificate Principal Balance of the offered certificates and the Class B-2 Certificates on any distribution date will have the effect of accelerating the amortization of those certificates relative to the amortization of the contracts and of thereby creating and increasing the Overcollateralized Amount. If on any distribution date, after giving effect to any distributions on such distribution date, the aggregate Certificate Principal Balance of the offered certificates and the Class B-2 Certificates equals or exceeds the aggregate principal balance of the contracts as of the last day of the related due period, there will be no Overcollateralized Amount for such distribution date.

     On each Distribution Date, the Net Monthly Excess Cashflow is required to be distributed in the following order of priority:

          (1) to the Class A Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date, to the extent not previously paid;

          (2) to the Class M-1 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date, to the extent not previously paid;

          (3) to the Class M-2 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date, to the extent not previously paid;

          (4) to the Class B-1 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date, to the extent not previously paid;

          (5) to the Class B-2 Certificates, any Net WAC Cap Rate Carryover Amount for such class and such distribution date, to the extent not previously paid;

          (6) to the backup servicer, any unpaid indemnification amounts;

          (7) beginning on the distribution date in October 2002, to make deposits to the Indemnification Account until the amount on deposit therein is equal to $75,000;

          (8) beginning on the distribution date in October 2002, any remaining Net Monthly Excess Cashflow will be allocated as additional principal to the certificates in such manner that each class of certificates that received a distribution of the Formula Principal Distribution Amount on the applicable distribution date will receive a proportionate allocation of the remaining Net Monthly Excess Cashflow that is equal to the percentage of Formula Principal Distribution Amount to which that class was entitled on that distribution date, in each case until the Certificate Principal Balance of the class receiving such distribution has been reduced to zero; and

          (9) to the holders of the Class C Certificates, any remaining Net Monthly Excess Cashflow.

     Subordination of Class M Certificates and Class B Certificates

     The rights of the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates to receive distributions on the contracts will be subordinated to the rights of the Class A Certificateholders, as described in this section. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford these holders protection against losses on liquidated contracts. The protection afforded to the Class A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A Certificateholders to receive on any distribution date the amount of interest due on the Class A Certificates, including any interest due on a prior distribution date but not received, prior to any distribution being made on a distribution date in respect of interest on the Class M Certificates and the Class B Certificates. Thereafter, any remaining Available Distribution Amount will be applied to the payment of interest due on the Class M-1 Certificates, then the Class M-2 Certificates, and then to the Class B-1 Certificates. The Class B-2 Certificateholders will not receive distributions of any interest until all amounts in respect of principal due to the Class A Certificates, the Class M Certificates and the Class B-1 Certificates have been paid.

     After payment of all interest due on the Certificate Principal Balance of the Class A Certificates and the Adjusted Principal Balance of the Class M-1 Certificates, the Class M-

2 Certificates and the Class B-1 Certificates, any remaining Available Distribution Amount will be distributed in the following order of priority:

     (1) first, any amounts representing shortfalls from prior allocations of the Formula Principal Distribution Amount that were due on prior distribution dates to the Class A Certificates, but have not yet been made up, together with the Class A Percentage of the Formula Principal Distribution Amount will be distributed to the Class A Certificateholders;

     (2) then, if the remaining Available Distribution Amount is sufficient, any amounts representing shortfalls from prior allocations of the Formula Principal Distribution Amount that were due on prior distribution dates to the Class M-1 Certificates but have not yet been made up, together with the Class M-1 Percentage, if any, of the Formula Principal Distribution Amount will be distributed to the Class M-1 Certificateholders, plus any unpaid amounts due to such class in respect of Liquidation Loss Amounts;

     (3) then, if the remaining Available Distribution Amount is sufficient, any amounts representing shortfalls from prior allocations of the Formula Principal Distribution Amount that were due on prior distribution dates, to the Class M-2 Certificates but have not yet been made up, together with the Class M-2 Percentage, if any, of the Formula Principal Distribution Amount will be distributed to the Class M-2 Certificateholders, plus any unpaid amounts due to such Class in respect to Liquidation Loss Amounts; and

     (4) then, if the remaining Available Distribution Amount is sufficient, any amounts representing shortfalls from prior allocations of the Formula Principal Distribution Amount that were due on prior distribution dates to the Class B-1 Certificates but have not yet been made up, together with the Class B Percentage, if any, of the Formula Principal Distribution Amount will be distributed to the Class B-1 Certificateholders, plus any unpaid amounts due to such Class in respect to Liquidation Loss Amounts.

     As described above, before the principal balance of the Class A Certificates is reduced to zero, the distribution of principal to the Class A Certificateholders on any distribution date is intended to include the Class A Percentage of the principal balance of each contract that became a liquidated contract during the related collection period. If the liquidation proceeds, net of related liquidation expenses, from the liquidated contract are less than its principal balance, the deficiency will, in effect, be absorbed by the Overcollateralized Amount and the Class M and Class B Certificateholders, since a portion of the amount available equal to that deficiency and otherwise distributable to them will be paid to the Class A Certificateholders. If the Available Distribution Amount is not sufficient to cover the entire amount distributable to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certificateholders on a particular distribution date, then the amount distributable to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certificateholders as applicable, will be increased on future distribution dates by the amount of that deficiency plus the applicable interest on that amount. To the extent such deficiency is not allocated to the Overcollateralized Amount, that deficiency will be allocated as a reduction to the Adjusted Certificate Principal Balance of the Class B-2 Certificates. If the Available Distribution Amount is sufficient to cover the amounts distributable on principal to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certificateholders, but is not sufficient to cover any amounts distributable on principal to the Class B-1 Certificateholders on a particular distribution date, the amount of the deficiency will be carried forward as an amount that the Class B-1 Certificateholders are entitled to receive on the next distribution date. Consequently, but for the effect of the Overcollateralized Amount and the subordination of the Class B-2 Certificates, the Class B-1 Certificateholders will absorb all losses on each liquidated contract in the amount by which its liquidation proceeds, net of the related liquidation expenses, are less than its unpaid principal balance.

     In the event the Available Distribution Amount for any distribution date is insufficient to distribute the full Formula Principal Distribution Amount for that distribution date to the certificateholders, any Overcollateralized Amount would be reduced by the amount of that deficiency. If the Overcollateralized Amount were reduced to zero, further losses and delinquencies would cause the aggregate outstanding principal balance of the certificates to be greater than the Pool Principal Balance. If this occurs, the amount of the deficiency, which we refer to as the "Liquidation Loss Amount," would be allocated first to reduce the Adjusted Certificate Balance of the Class B-2 Certificates. If on any distribution date the sum of the principal balances of the offered certificates equals the Pool Principal Balance, no further Liquidation Loss Amounts could be allocated to the Class B-2 Certificates and any further Liquidation Loss Amounts realized would be allocated to reduce the Adjusted Certificate Principal Balance of the Class B-1 Certificates. If the Adjusted Certificate Principal Balance of the Class B-1 Certificates were reduced to zero, any further Liquidation Loss Amounts realized would be allocated to reduce the Adjusted Certificate Principal Balance of the Class M-2 Certificates. If the Adjusted Certificate Principal Balance of the Class M-2 Certificates were reduced to zero, any further Liquidation Loss Amounts realized would be allocated to the Adjusted Certificate Principal Balance of the Class M-1 Certificates. Any Liquidation Loss Amounts would be reduced on subsequent distribution dates to the extent that the Available Distribution Amount on that subsequent distribution date is sufficient to permit the distribution of principal due on the certificates on prior distribution dates but not paid. If the Adjusted Certificate Principal Balance of a class of certificates were reduced by a Liquidation Loss Amount, current interest accruing on that class of certificates would be calculated on the Adjusted Certificate Principal Balance of that class. The interest accruing on that class Liquidation Loss Amount each month, plus interest at the applicable Pass-Through Rate on any Liquidation Loss Interest Amount due on a prior distribution date but not paid, would be paid to the certificateholders of that class from the Available Distribution Amount after distribution of principal on that class but prior to any distribution of principal on a subordinate class.

     Advances

     For each distribution date, the servicer will be obligated to make Monthly Advances to the extent it deems them recoverable.

     Instead of using its own funds, the servicer may apply any Excess Contract Payments in the certificate account to make all or a portion of a Monthly Advance, but must replace such Excess Contract Payments to the extent required to make scheduled payments on the related contracts. Upon the determination that a Nonrecoverable Advance has been made in respect of a contract, the servicer will reimburse itself out of funds in the certificate account for the amount of that Nonrecoverable Advance.

     In making Monthly Advances, the servicer will be attempting to maintain a regular flow of scheduled interest to the holders of the offered certificates rather than to guaranty or insure against losses.

     The servicer will also be obligated to make advances, to the extent recoverable out of liquidation proceeds, pursuant to the pooling and servicing agreement, in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis.

     Reports to Certificateholders

     The trustee will include with each distribution to each certificateholder a statement as of each distribution date based on information received from the servicer setting forth, among other things:

       1. the amount of collections received during the related due period, separately identifying collections in respect of interest payments, scheduled principal payments, principal prepayments, recoveries, advances and payments under each Yield Maintenance Agreement;

       2. the amount of the distribution allocable to interest and the amount of any interest shortfall;

       3. the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments included in the distribution and the amount of any principal shortfall;

       4. the remaining Certificate Principal Balance and Adjusted Certificate Principal Balance of each class of certificates after giving effect to the distribution of principal on the distribution date;

       5. the Class A Percentage, the Class M-1 Percentage, the Class M-2 Percentage and the Class B Percentage, as applicable, for the related distribution date and the following distribution date;

       6. the Pool Principal Balance and the Overcollateralized Amount, if any;

       7. the pool factor, which is a percentage derived from a fraction, the numerator of which is the Pool Principal Balance, and the denominator of which is the cut-off date Pool Principal Balance;

       8. the number of manufactured homes that were repossessed during the related due period;

       9. the number of repossessed manufactured homes that remain in inventory as of the last day of the related due period by number of contracts and aggregate unpaid Principal Balance of such contracts;

       10. the Class M-1 Distribution Test (and each component thereof);

       11. the Class M-2 Distribution Test (and each component thereof);

       12. the Class B Distribution Test (and each component thereof);

       13. the weighted average contract rate of all outstanding contracts and the net wac cap rate;

       14. any deficiency in the amount available to pay the Class M-1, Class M-2, Class B-1, and Class B-2 interest for the distribution date;

       15. the Net WAC Cap Rate Carryover Amount for each class of Offered Certificates and the Class B-2 Certificates; if any; and

       16. the number of and aggregate unpaid Principal Balance of contracts with payments delinquent 31-59, 60-89 and 90 or more days, respectively and the number, expressed as a percentage of the aggregate contract pool, of contracts with payments delinquent as of the last day of the related due period and the average of that due period and the two preceding due periods.

     In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each certificateholder of record at any time during such calendar year as to certain aggregate amounts for that calendar year.

     Amendment

     The pooling and servicing agreement may be amended from time to time by the depositor, the servicer and the trustee by written agreement, upon the prior written consent of the LIBOR cap counterparty (provided that if the LIBOR cap counterparty is in default under any Yield Maintenance Agreement, no such consent needs to be obtained from the LIBOR cap counterparty) without the consent of any of the certificateholders, (i) to cure any error or ambiguity,
(ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein or in this prospectus supplement, (iii) to add to the duties or obligations of the servicer, (iv) to obtain a rating from a nationally recognized rating agency or to maintain or improve the ratings of any class of certificates by each rating agency (it being understood that after obtaining ratings for the certificates from Moody's and Standard & Poor's, none of the trustee, the depositor or the servicer is obligated to obtain, maintain or improve any rating assigned to the certificates) or (v) to make such other provisions with respect to matters or questions arising thereunder, which shall not be inconsistent with any other provisions therein; provided that such action specified in this clause (v) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any certificateholder. Notwithstanding the foregoing, the trustee, the depositor and the servicer, with the consent of the LIBOR cap counterparty (provided that if the LIBOR cap counterparty is in default under any Yield Maintenance Agreement, no such consent needs to be obtained from the LIBOR cap counterparty), without the consent of the certificateholders, may at any time and from time to time amend the pooling and servicing agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of each REMIC created thereunder as a REMIC or to avoid or minimize the risk of the imposition of any tax on any REMIC created thereunder, provided that the trustee has been provided an opinion of counsel addressed to the trustee, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

     The pooling and servicing agreement may also be amended from time to time by the depositor, the servicer, the backup servicer and the trustee with the consent of the LIBOR cap counterparty (provided that if the LIBOR cap counterparty is in default under any Yield Maintenance Agreement, no such consent needs to be obtained from the LIBOR cap counterparty), and with the consent of the holders of at least 66-2/3% of the percentage interests of each class of certificates adversely affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of or change the manner in which payments required to be distributed on any certificate without the consent of the holder of all certificates affected thereby, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
(i), without the consent of the holders of certificates of such class evidencing, as to such class, percentage interests aggregating 66-2/3% or
(iii) reduce the aforesaid percentages of certificates the holders of which are required to consent to any such amendment, without the consent of the holders of all such certificates then outstanding.

     Excess IO Strip Amount and Class B-2 Reserve Account

     For each Accrual Period, the trustee will determine the Excess IO Strip Amount and deduct the same from the Available Distribution Amount. The Excess IO Strip Amount will be an amount equal to the product of (x) one-twelfth of the Annual Excess IO Strip Rate, which rate shall be equal to 0.25% per annum, and (y) the Pool Principal Balance as of the beginning of the related due period. On each distribution date, the trustee will distribute the Excess IO Strip Amount, first, to the servicer, to the extent the Monthly Servicing Fee Rate for the related distribution date exceeds one-twelfth of 0.75% (which could occur if a successor servicer is appointed pursuant to the pooling and servicing agreement at an increased Monthly Servicing Fee), until the entire Monthly Servicing Fee then due has been paid, second, to the Class B-2 Reserve Account, to the extent the amount on deposit therein is less than the Class B-2 Reserve Account required balance, and, third, any remainder will be applied by the trustee as described in (2) below.

     The Trustee will establish and maintain the Class B-2 Reserve Account at an eligible institution.

          (1) On each distribution date, funds on deposit in the Class B-2 Reserve Account will be distributed in the following order of priority, in each case after giving effect to the distributions of the Available Distribution Amount, including all Net Monthly Excess Cashflow, as described in "Description of the Certificates--Priority of Distributions" above and all distributions under the Yield Maintenance Agreements, as described in "Description of the Certificates--The Yield Maintenance Agreements--Distribution of Payments Under the Yield Maintenance Agreements" above:

               (a) to the Class B-2 Certificates, any remaining Monthly Interest Distributable Amount and any remaining Unpaid Interest Shortfall Amount, for such class and such distribution date;

               (b) to the Class B-2 Certificates, any remaining Liquidation Loss Interest Amount, for such class and such distribution date;

               (c) to the Class B-2 Certificates, any remaining Liquidation Loss Interest Shortfall, for such class and such distribution date;

               (d) to the Class B-2 Certificates, any remaining Net WAC Cap Rate Carryover Amount, for such class and such distribution date; and

               (e) any remainder to be maintained in the Class B-2 Reserve Account for application on subsequent distribution dates in the preceding order of priority.

          (2) On each distribution date, the remaining Excess IO Strip Amount, as set forth in clause third of the first paragraph under this section captioned "--Excess IO Strip Amount and Class B-2 Reserve Account," will be distributed in the following order of priority, in each case after giving effect to the distributions of the Available Distribution Amount, including all Net Monthly Excess Cashflow, as described in "Description of the Certificates--Priority of Distributions" above and all distributions under the Yield Maintenance Agreements, as described in "Description of the Certificates--The Yield Maintenance Agreements--Distribution of Payments Under the Yield Maintenance Agreements" above and the distributions described in clause (1) above:

               (a) for deposit into the Class B-2 Reserve Account, any amount necessary to cause the amount on deposit therein to equal the Class B-2 Reserve Account required balance for such distribution date;

               (b) to the Class B-2 Certificates, any remaining Monthly Interest Distributable Amount and any remaining Unpaid Interest Shortfall Amount, for such class and such distribution date;

               (c) to the Class B-2 Certificates, any remaining Liquidation Loss Interest Amount, for such class and such distribution date;

               (d) to the Class B-2 Certificates, any remaining Liquidation Loss Interest Shortfall, for such class and such distribution date;

               (e) to the Class B-2 Certificates, any remaining Net WAC Cap Rate Carryover Amount, for such class and such distribution date;

               (f) as additional principal to the Class B-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and

               (g) any remaining Excess IO Strip Amount, to the depositor.

     The Class B-2 Reserve Account required balance for any distribution date will be an amount equal to the result of dividing (1) the product of (x) the Formula Rate of the Class B-2 Certificates and (y) the Certificate Principal Balance of the Class B-2 Certificates, by (2) four.

     Collection and Other Servicing Procedures

     GreenPoint Credit will act as the servicer of the contracts. See "The Seller and The Servicer" in this prospectus supplement. The servicer will administer, service and make collections on the contracts, exercising the degree of care that the servicer exercises with respect to similar contracts serviced by the servicer.

     Subject to the requirements of applicable law, the servicer will be required to commence repossession and other realization procedures with respect to any defaulted contract promptly after the servicer determines that such contract will not be brought current. The servicer may rescind, cancel or make material modifications of the terms of a contract, including modifying the amounts and due dates of scheduled payments, in connection with a default or imminent default thereunder.

     Servicing Compensation; Certain Other Matters Regarding the Servicer

     For its servicing of the contracts, the servicer will be entitled to receive a monthly servicing fee equal to the product of one-twelfth of the Monthly Servicing Fee Rate and the Pool Principal Balance for the related distribution date (the "Monthly Servicing Fee"), whether or not the related scheduled payments on the contracts are received. The Available Distribution Amount will be net of the Monthly Servicing Fee. See "--

Payments on the Contracts; The Certificate Account" and "--Priority of Distributions" above in this prospectus supplement.

     As part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by obligors, extension fees paid by obligors for the extension of scheduled payments and assumption fees for permitted assumptions of contracts by purchasers of the related manufactured homes and real property securing the contracts, if any, and a portion of any deficiency balance collections.

     Prepayment Interest Shortfalls and Relief Act Shortfalls

     The servicer is not required to track or report to the trustee, the backup servicer or any other person any Prepayment Interest Shortfalls or any Relief Act Shortfalls. Prepayment Interest Shortfalls and Relief Act Shortfalls will not reduce the amount of the Monthly Interest Distributable Amount due to the holders of any class of offered certificates or the Class B-2 Certificates. Such shortfalls in the Monthly Interest Distributable Amount will, to the extent not covered by any available credit enhancement, be payable on subsequent distribution dates, to the extent of funds available therefor, as an Unpaid Interest Shortfall Amount.

     Servicer Reports

     No later than the determination date for each distribution date, the servicer is required to deliver to the trustee a monthly data report with respect to the related distribution date and such other information reasonably available to it with respect to the contracts as the trustee may reasonably require to perform the calculations necessary to make distributions, to prepare the statements to certificateholders and to facilitate the calculations to be made with respect to the certificates. The trustee is not responsible to recompute, recalculate or verify any information provided to it by the servicer on each distribution date. To the extent the monthly reports include delinquency data, the servicer, in accordance with its current servicing practices and procedures, will calculate delinquencies based upon a 360-day year consisting of twelve 30-day months. Accordingly, an unpaid scheduled payment on a contract will not be considered delinquent until the close of business on the first day following the due date next succeeding the due date when such payment was due.

     The servicer is required to deliver to the depositor, the seller, the trustee, the backup servicer and the rating agencies, not later than April 1 of each year, starting in 2003, an officer's certificate stating that,

     o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision, and

     o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all its obligations under the pooling and servicing agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     Not later than April 1 of each year, starting in 2003, the servicer, only if GreenPoint Credit, at its expense, is required to cause to be delivered to the depositor, the seller, the trustee and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the contracts under the pooling and servicing agreement and, at the option of the servicer, manufactured housing installment sale contracts and installment loan agreements under pooling and servicing agreements substantially similar to the pooling and servicing agreement with regard to servicing procedures and that, on the basis of such examination conducted substantially in compliance with the pooling and servicing agreement or such agreements, as the case may be, and generally accepted auditing standards, such servicing has been conducted substantially in compliance with the pooling and servicing agreement or such pooling and servicing agreements, as the case may be, except for such exceptions as such firm believes to be immaterial and such other exceptions or errors in records that may be set forth in such statement.

     Hazard Insurance

     The servicer is required to cause to be maintained for each contract a hazard insurance policy with, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the manufactured home is located, and in an amount which is not less than the maximum insurable value of such manufactured home or the principal balance of the related contract, whichever is less; provided that such hazard insurance policies may provide for customary deductible amounts, and further provided that the amount of coverage provided by each hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. All amounts collected by the servicer under any hazard insurance policy, except for amounts to be applied to the restoration or repair of the manufactured housing property or released to the obligor in accordance with the servicer's normal servicing procedures, to the extent they constitute Net Liquidation Proceeds or Insurance Proceeds, will ultimately be deposited in the certificate account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by an obligor. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the distribution account the sums which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the contracts will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Realization Upon Defaulted Contracts

     The servicer will repossess, foreclose upon, or otherwise comparably convert to ownership, manufactured homes and mortgaged properties securing all contracts as come into default and which the servicer believes in its good faith business judgment will not be brought current. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's servicing obligations under the pooling and servicing agreement. In particular, the pooling and servicing agreement will require the servicer to limit the amount of foreclosure property it holds at any one time from contracts that were more than one payment past due as of the cut-off date to prevent foreclosure property from such contracts from representing more than a de minimis amount of the trust's assets.

     Removal and Resignation of the Servicer

     Upon the occurrence of a Servicer Termination Event (other than a Servicer Termination Event resulting from the occurrence of a Servicing Trigger), so long as such Servicer Termination Event shall not have been cured or waived, the trustee may or, at the written direction of the holders of certificates entitled to at least 51% of the voting rights by notice in writing to the trustee and the servicer, shall terminate all the rights and obligations of the servicer under the pooling and servicing agreement, except any responsibility for its acts or omissions during its tenure as servicer thereunder. Upon the occurrence of a Servicer Termination Event resulting form the occurrence of a Servicing Trigger, the trustee shall, at the written direction of the holders of certificates entitled to at least 51% of the voting rights by notice in writing to the trustee and the servicer, terminate all the rights and obligations of the servicer under the pooling and servicing agreement, except any responsibility for its acts or omissions during its tenure as servicer thereunder. On or after the receipt by the servicer of written notice of its termination, all authority and power of the servicer under the pooling and servicing agreement, whether with respect to the contracts or otherwise, will pass to and be vested in the backup servicer or other successor servicer appointed pursuant to the pooling and servicing agreement. The holders of certificates entitled to at least 51% of the voting rights may waive any default giving rise to a Servicer Termination Event, and, upon its receipt of any such waiver, the trustee shall not terminate the rights and obligations of the servicer under the pooling and servicing agreement. The trustee will have no obligation to take any action or institute, conduct or defend any litigation under the pooling and servicing agreement at the request, order or direction of any of the certificateholders unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur.

     In addition, the majority Class C Certificateholders may terminate the servicer at any time upon 90 days' prior notice to the servicer, Moody's, S&P, the trustee and the backup servicer. Upon any such termination, the majority Class C Certificateholder may designate to the trustee a successor servicer for appointment in accordance with the terms and conditions of the pooling and servicing agreement.

     Within sixty (60) days of the receipt of the written notice from the Trustee of the termination of the servicer's responsibilities and duties under the pooling and servicing agreement, the backup servicer, or such other successor servicer as has been appointed, and if the backup servicer or such other successor servicer is unable to act, the trustee or its appointed agent, will be the successor in all respects to the servicer. None of the backup servicer, another successor servicer or the trustee, upon becoming servicer, will have any responsibility or obligation (i) to repurchase or substitute for any contract, (ii) for any representation or warranty of any predecessor servicer, and (iii) for any act or omission of either a predecessor or successor servicer other than itself. The backup servicer, another successor servicer or trustee may conduct any activity required of it as servicer through an affiliate or through an agent.

     The servicer may, without the consent of the trustee or the holders of the offered certificates, assign and delegate its duties and obligations under the pooling and servicing agreement to another person; provided that such person, if other than an affiliate of the servicer, is required to execute and deliver to the trustee an assumption agreement, in form and substance reasonably satisfactory to the trustee; and further provided that the majority Class C Certificateholders consent to the assignment and delegation in their sole discretion and each rating agency's rating of any class of the certificates in effect immediately prior to such assignment and delegation will not be withdrawn or reduced as a result of such assignment and delegation. In the case of any such assignment and delegation, the servicer will be released from its obligations under the pooling and servicing agreement, except that the servicer will remain liable for all liabilities and obligations incurred by it as servicer prior to the satisfaction of the conditions to such assignment and in such delegation.

     Within sixty (60) days of the receipt of written notice from the Trustee of the termination of the servicer's responsibilities and duties under the pooling and servicing agreement as described above, the backup servicer, any successor servicer or the trustee, as applicable, will (i) succeed to and assume the servicer's responsibilities, rights, duties and obligations under the pooling and servicing agreement or (ii) with the consent of the depositor, which consent may not be unreasonably withheld, appoint a successor which is required to have a net worth of not less than $50,000,000 and shall have serviced for at least one year prior to such appointment a portfolio of not less than $100,000,000 principal balance of manufactured housing installment sale contracts or installment loans. If the trustee has become the successor to the servicer, the trustee may, if it shall be unwilling to continue to so act, or will, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, a successor satisfying the requirements described in clause (ii) above. In connection with any appointment of a successor servicer, the trustee may make such arrangements for the compensation of such successor out of payments on contracts as it and such successor may agree or such court shall determine; provided, however, that the Monthly Servicing Fee may not be in excess of a monthly amount equal to 1/12th of the product of 1% and the Pool Principal Balance for the distribution date in respect of which such compensation is being paid without the consent of 66 2/3 of the certificateholders and notice to each rating agency. The assignment by a servicer or removal of servicer will not become effective until a successor is appointed.

Indemnification Account

     The Trustee will establish and maintain the Indemnification Account at an eligible institution. Amounts on deposit in the Indemnification Account will be used to make payment of certain indemnities to the backup servicer arising out of actions taken or not taken by the backup servicer under the pooling and servicing agreement. To the extent amounts in such account are insufficient therefor, amounts on deposit in the certificate account will be used to make such indemnities; provided, however, that in no event will amounts paid to the backup servicer in respect of any such indemnities prior to the payments to certificateholders described in clauses (1) through (9) under "--Priority of Distributions--Distributions of Principal and Interest" and clauses (1) through (5) under "--Priority of Distributions--Overcollateralization Provisions" exceed $75,000 during any twelve month period.

     As of the closing date, the balance in the Indemnification Account will be zero. Thereafter, on each distribution date beginning in October 2002, amounts will be transferred from the certificate account to the Indemnification Account out of Net Monthly Excess Cashflow in the priority described under "-- Priority of Distributions -- Overcollateralization Provisions," until the balance on deposit reaches $75,000. No more than $75,000 will be on deposit in the Indemnification Account at any one time, but to the extent amounts are withdrawn therefrom to pay indemnifications of the backup servicer amounts from the certificate account will again be transferred thereto on each distribution date out of Net Monthly Excess Cashflow in the priority described under "-- Priority of Distributions -- Overcollateralization Provisions," until the balance in the Indemnification Account again reaches $75,000.

Optional Termination

     The pooling and servicing agreement provides that if the aggregate principal balance of the contracts, after giving effect to scheduled payments of principal due during the related due period, to the extent received, and unscheduled collections of principal received during the related due period, is then less than 10% of the aggregate principal balance of the contracts as of the cut-off date, the servicer, with the consent of Aurora Loan Services Inc., which consent Aurora may grant or withhold in its discretion, will have the right to purchase all outstanding contracts and terminate the trust fund. Such purchase of the contracts will be required to be at a purchase price sufficient to result in the payment in full of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates (including, without limitation, the payment of the aggregate unpaid principal balance of the certificates together with all accrued and unpaid interest thereon, and all Net WAC Cap Rate Carryover Amounts in respect thereof, the retirement of the Class C Certificates and Class R Certificates on such distribution date and the payment in full of all amounts due to the LIBOR cap counterparty.

     The amount paid by the servicer will be distributed to all outstanding certificateholders on the distribution date occurring in the month following the date of purchase. The servicer must give the trustee, Aurora Services Inc. and DTC at least 30 days' prior notice of its intent to exercise this option.

     If the servicer does not exercise this purchase option, or if Aurora does not consent to the servicer's exercise of its purchase option, Aurora shall have the right to purchase all of the outstanding contracts and terminate the trust fund. If, however, Aurora does not exercise its purchase option, on the next distribution date the trustee will begin an auction process to sell the contracts and the other trust assets at the highest possible price, but the trustee cannot sell the trust assets and liquidate the trust unless the proceeds of that sale are sufficient to pay the aggregate unpaid principal balance of the certificates plus all accrued and unpaid interest plus all amounts owing to the LIBOR cap counterparty. In conducting such auction, the trustee shall solicit good faith bids for the contracts and the other trust assets from no fewer than three (3) parties or, if three (3) bidders cannot be located, then from as many bidders as the trust can locate; and provided that the trustee shall not be responsible if less than three (3) or no bidders submit bids for the contracts and the other assets. The trustee will be permitted under the pooling and servicing agreement to hire an agent, at the expense of the trust, to perform the auction.

     The trust will also terminate on either: (i) the later of the distribution to certificateholders of the final payment or collection with respect to the last contract or (ii) the distribution date in June 2033; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named therein.

     The final trust distribution date is the distribution date in June 2033, but the actual final payment of any class of offered certificates may be earlier, and could be significantly earlier than such date. If necessary to pay the certificates in full on the final trust distribution date, the assets of the trust will be sold as provided in the pooling and servicing agreement.

                      Prepayment and Yield Considerations

     The contracts have maturities at origination ranging from 60 to 362 months, but may be prepaid in full or in part at any time. The prepayment experience of the contracts, including prepayments and liquidations due to defaulted contracts, casualties and condemnations or due to the exercise of an optional termination (see "Description of the Certificates--Optional Termination" in this prospectus supplement), will affect the average lives of the offered certificates. The weighted average lives of, and, if purchased at other than par, the yields to maturity on, the offered certificates will relate to the rate of payment of principal on the contracts, including, for this purpose, prepayments, liquidations due to defaulted contracts, casualties and condemnations. It is anticipated that a number of contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of contracts on account of certain breaches of representations and warranties as described under "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement will have the effect of a prepayment of the repurchased contracts and therefore will affect the lives of the offered certificates. Most of the contracts contain provisions that prohibit the owner from selling the manufactured home without the prior consent of the holder of the related contract. These provisions are similar to "due-on-sale" clauses and may not be enforceable in some states. See "Material Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer" in this prospectus supplement. The servicer's policy is to permit most sales of manufactured homes where the proposed buyer meets the servicer's then current underwriting standards and enters into an assumption agreement.

     The yields to maturity in the offered certificates will be affected by the allocation of principal agent among the respective classes as described in this prospectus supplement under "Description of the Certificates--Priority of Distributions." The offered certificates are entitled to receive distributions in accordance with the priorities for payment of principal described in this prospectus supplement. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the contracts early in the life of the contract pool. The timing of commencement of principal distributions and the weighted average lives of certificates with a later priority of payment will be affected by the rates of prepayment of the contracts both before and after the commencement of principal distributions on those classes.

     The allocation of distributions to the Class A Certificateholders on each distribution date on which the Class M-1 Distribution Test is not satisfied, on each distribution date on which the Class M-2 Distribution Test is not satisfied, or on each distribution date on which the Class B Distribution Test is not satisfied, will have the effect of accelerating the amortization of the Class A Certificates from the amortization that would be applicable if the principal were distributed pro rata according to the principal balances of those classes. If you purchase a Class A Certificate at a discount and you calculated your anticipated yield to maturity based on an assumed rate of payment of principal on the Class A Certificates that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated.

     On any distribution date on which the Class M-1 Distribution Test, the Class M-2 Distribution Test and the Class B Distribution Test are not satisfied, the Class A Certificateholders will receive 100% of the Formula Principal Distribution Amount, as described under "Description of the Certificates--Priority of Distributions," subject to the limit of the amount available for distribution. The rate of principal payments on the Class M Certificates and Class B Certificates and the aggregate amount of distributions on the Class M Certificates and Class B Certificates will be affected by the rate of obligor defaults resulting in delinquencies on the contracts and losses on liquidated contracts, by the severity of those losses and by the timing of those delinquencies and losses. See

"Description of the Certificates--Subordination of Class M Certificates and Class B Certificates" for a description of the manner in which such losses are borne by the Class M Certificates and the Class B Certificates. If you purchase a class of Class B Certificates or a class of Class M Certificates at a discount and you calculate your anticipated yield to maturity based on an assumed rate of payment of principal on the Class B Certificates or Class M Certificates that is faster than the rate actually realized, your actual yield to maturity will be lower than the yield you calculated. Since it is not expected that the Class M or Class B Certificates will receive distributions in respect of principal until the distribution date in September 2006, the weighted average lives of such classes will be longer than would otherwise be the case of the Class B Certificates and Class M Certificates were entitled to distributions in respect of principal , pro rata, beginning on the first distribution date. The effect on the market value of the Class B Certificates and Class M Certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for the Class A Certificates. See "Description of the Certificates--Priority of Distributions."

     In addition to the foregoing factors affecting the weighted average life of the certificates, the overcollateralization provisions of the trust result in an acceleration of the certificates relative to the amortization of the contracts. The accelerated amortization is achieved by the application of certain excess collections to the payment of principal on the certificates. This acceleration feature creates overcollateralization which results from the excess of the Pool Principal Balance over the aggregate Certificate Principal Balance.

     The seller and the servicer cannot assure you that the delinquency or repossession experience described under "The Seller and Servicer--Delinquency, Loan Loss/Repossession Experience" will be representative of the results that may be experienced on the contracts.

     In the event that there were a sufficiently large number of delinquencies on the contracts in any collection period and if such delinquencies were not covered by available credit enhancement or, to the extent of delinquent interest by, Monthly Advances as described in this prospectus supplement, the amounts paid to some certificateholders could be less than the amount of principal and interest that would otherwise be payable on those certificates with respect to that collection period. In that event, even if delinquent payments on those contracts were eventually recovered upon liquidation, since the amounts received may not include interest on delinquent interest payments, the effective yield on the affected certificates could be reduced, and under some circumstances, it is possible that sufficient amounts might not be available for the ultimate payment of all principal of those certificates plus accrued interest thereon at the related certificate rate, thus also reducing the effective yield on those certificates.

     If the aggregate of the principal balances of the certificates exceeds the pool principal balance that excess will be applied as a reduction in the Adjusted Certificate Principal Balance of the most subordinate class of offered certificates then outstanding. As a result of that reduction, less interest will be paid on that class of certificates in a senior position than would be the case were that class to continue to receive interest on the reduced amount in a senior position. Those classes of certificates will be entitled to receive distributions of interest on the amount of that loss amount as described under "Description of the Certificates--Subordination of Class M Certificates and Class B Certificates."

     The servicer, with the consent of Aurora Loan Services Inc., which consent Aurora may grant or withhold in its discretion, will have the right to purchase all outstanding contracts and terminate the trust fund if on any distribution date occurring on or after the first distribution date on which the Pool Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. If the servicer does not exercise this purchase option, then Aurora has that right and, if Aurora does not exercise this purchase option, on the next distribution date the trustee will begin an auction process to sell all outstanding contracts. See "Description of the Certificates--Optional Termination" in this prospectus supplement. The exercise of the option to purchase, or the conclusion of a successful auction, would effect the early retirement of the then outstanding certificates.

     The rate of distributions of principal of the offered certificates and the yields to maturity of the offered certificates also will be directly related to the rate of payment of principal, including prepayments, of the contracts. The rate of principal distributions on the offered certificates will be affected by the amortization schedules of the contracts and the rate of principal payments on the contracts, including prepayments due to liquidations upon default. The contracts may be prepaid by the obligors at any time without payment of any prepayment fee or penalty.

     In the event that there were a sufficiently large number of delinquencies on the contracts in any due period and if such delinquencies were not covered by available credit enhancement or, to the extent of delinquent interest, by Monthly Advances as described in this prospectus supplement, the amounts paid to holders of the offered certificates could be less than the amount of principal and interest that would otherwise be payable on the offered certificates on the related distribution date. Even if delinquent payments on the contracts were eventually recovered upon liquidation, since the amounts received may not include interest on delinquent interest payments, the effective yield on the contracts could be reduced, and under certain circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the related offered certificates plus accrued interest thereon at the related Pass-Through Rate, thus also reducing the effective yield on the related offered certificates.

     While partial prepayments of the principal on the contracts are applied on each due date, obligors are not required to pay interest on the contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related due dates for the related contracts in any due period will reduce the amount of interest received from obligors during the related due period to less than one month's interest. If a sufficient number of contracts are prepaid in full in a given due period in advance of their respective due dates, interest payable on all of the contracts during that due period may be less than the interest payable on the certificates with respect to the related due period. As a result, if such shortfalls are not covered by available credit enhancement, the trust may not receive sufficient monies to make a full distribution to the related holders of the offered certificates. No assurance can be given as to whether the net shortfall of interest received because of prepayments in full in any due period would be great enough, in the absence of delinquencies and liquidation losses, to reduce the Available Distribution Amount for a distribution date below the amount required to be distributed to the holders of the offered certificates on that distribution date in the absence of prepayment interest shortfalls.

     As is the case with fixed rate obligations generally, the rate of prepayment on contracts with fixed rates is affected by prevailing market rates for manufactured housing contracts of a comparable term and risk level. When the market interest rate is below the contract rate on a contract, the related obligor may have an increased incentive to refinance its contract. Depending on prevailing market rates, the future outlook for market rates and economic conditions generally, some obligors may sell or refinance their contracts in order to realize their equity in the manufactured home, to meet cashflow needs or to make other investments. However, no assurance can be given as to the level of prepayments that the fixed rate contracts will experience.

     Variable rate obligations may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, variable rate contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate contracts at competitive interest rates may encourage obligors to refinance their variable rate contract to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that variable rate contracts will experience.

     The obligor on each of the variable rate contracts can convert from a variable rate to a fixed rate as long as the obligor is current in payment on the obligor's contract. If an obligor converts a contract from a variable rate to a fixed rate, the fixed rate may be lower than the Pass-Through Rates on the offered certificates. Since the Pass-Through Rates on the offered certificates are subject to the Net WAC Cap Rate, any conversion to a fixed rate of a variable rate contract may make it more likely that the Pass-Through Rates on the offered certificates are limited by the Net WAC Cap Rate.

     All of the variable rate contracts adjust based on a Twelve-Month LIBOR index. No assurance can be given that variable rate contracts based on a Twelve-Month LIBOR index will not have higher prepayments, delinquencies or losses than other types of variable rate contracts.

Final Scheduled Distribution Dates

     Based on the assumption that there are no prepayments on the contracts at any time and on the assumptions used in preparing the tables appearing under "Weighted Average Life of the Certificates" below, including that there are no defaults or delinquencies with respect to payments due under the contracts each class of certificates would be paid in full on the final scheduled distribution date set forth below:

                                                             Final Scheduled
Class                                                        Distribution Date
-----                                                        -----------------
A.................................................
M-1...............................................
M-2...............................................
B-1...............................................
B-2...............................................

     It is not expected that payments on the contracts will conform to the above-described assumptions.

Weighted Average Life of the Certificates

     The following information is given solely to illustrate the effect of prepayments of the contracts on the weighted average lives of the offered certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the contracts.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the certificates will be affected by the rate at which principal on the contracts is paid. Principal payments on contracts may be in the form of scheduled amortization or prepayments. For this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of contracts and repurchases of contracts by the seller due to breaches of any of the representations and warranties described under "Description of the Certificates--Conveyance of Contracts" above. Prepayments on contracts may be measured by a prepayment standard or model. The Prepayment Model used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts. 100% of the Prepayment Model assumes prepayment rates of 3.7% per annum of the then unpaid principal balance of the contracts in the first month of the life of the contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the contracts, 100% of the Prepayment Model assumes a constant prepayment rate of 6.00% per annum.

     As used in the following tables; "100% of the Prepayment Model" assumes the contracts will prepay at rates equal to 100% of the Prepayment Model assumed prepayment rates; "150% of the Prepayment Model" assumes the contracts will prepay at rates equal to 150% of the Prepayment Model assumed prepayment rates; "200% of the Prepayment Model" assumes the contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates; "250% of the Prepayment Model" assumes the contracts will prepay at rates equal to 250% of the Prepayment Model assumed prepayment rates; and "300% of the Prepayment Model" assumes the contracts will prepay at rates equal to 300% of the Prepayment Model assumed prepayment rates.

     There is no assurance, however, that prepayments of the contracts will conform to any level of the Prepayment Model, and no representation is made that the contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. Because the outstanding principal balances of the contracts are, in general, much smaller than mortgage loan balances and the original term to maturity of each contract is generally shorter, the reduction or increase in the size of the monthly payments on contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

     The following tables, addressing the weighted average lives of the offered certificates have been prepared on the basis of the following modeling assumptions:

     o    the contracts prepay at the indicated percentage of the Prepayment
          Model,

     o payments on the certificates are received in cash on the 15th day of each month commencing in September 2002,

     o no defaults or delinquencies in, or modifications, waivers or amendments respecting the payments by the obligors of principal and interest on the contracts occur,

     o scheduled interest and principal payments on the contracts are received in a timely manner and prepayments are made at the indicated prepayment scenarios,

     o    one-month LIBOR remains constant at __________%,

     o    one-year LIBOR remains constant at __________%,

     o    the certificates are purchased on August 8, 2002,

     o interest on the contracts is based on a 360-day year consisting of twelve 30-day months,

     o    the contracts have the characteristics described under "The Contract
          Pool."

                                        Weighted Average Lives


                     Percent of the Class A Initial Certificate Principal Balance
                        at the Respective Percentages of the Prepayment Model


                                             100%        150%         200%         250%        300%
                                            ------      ------       ------       ------      ------
Initial Percentage....................       100         100         100           100          100
August 15, 2003.......................
August 15, 2004.......................
August 15, 2005.......................
August 15, 2006.......................
August 15, 2007.......................
August 15, 2008.......................
August 15, 2009.......................
August 15, 2010.......................
August 15, 2011.......................
August 15, 2012.......................
August 15, 2013.......................
August 15, 2014.......................
August 15, 2015.......................
August 15, 2016.......................
August 15, 2017.......................
August 15, 2018.......................
August 15, 2019.......................
August 15, 2020.......................
August 15, 2021.......................
August 15, 2022.......................
August 15, 2023.......................
August 15, 2024.......................
August 15, 2025.......................
August 15, 2026.......................
August 15, 2027.......................
August 15, 2028.......................
August 15, 2029.......................
August 15, 2030.......................
August 15, 2031.......................
August 15, 2032.......................
Weighted Average Life to Call/Maturity
    (years)*..........................

----------

* The Weighted Average Life of the Class A Certificates to call and to maturity will be the same under each of the respective percentages of the Prepayment Model indicated above.

                    Percent of the Class M-1 Initial Certificate Principal Balance
                        at the Respective Percentages of the Prepayment Model


                                             100%        150%         200%         250%         300%
                                            ------      ------       ------       ------      ------
Initial Percentage......................      100         100         100           100          100
August 15, 2003.......................
August 15, 2004.......................
August 15, 2005.......................
August 15, 2006.......................
August 15, 2007.......................
August 15, 2008.......................
August 15, 2009.......................
August 15, 2010.......................
August 15, 2011.......................
August 15, 2012.......................
August 15, 2013.......................
August 15, 2014.......................
August 15, 2015.......................
August 15, 2016.......................
August 15, 2017.......................
August 15, 2018.......................
August 15, 2019.......................
August 15, 2020.......................
August 15, 2021.......................
August 15, 2022.......................
August 15, 2023.......................
August 15, 2024.......................
August 15, 2025.......................
August 15, 2026.......................
August 15, 2027.......................
August 15, 2028.......................
August 15, 2029.......................
August 15, 2030.......................
August 15, 2031.......................
August 15, 2032.......................
Weighted Average Life to Call/Maturity
    (years)*..........................

-------------

* The Weighted Average Life of the Class M-1 Certificates to call and to maturity will be the same under each of the respective percentages of the Prepayment Model indicated above.

                   Percent of the Class M-2 Initial Certificate Principal Balance
                        at the Respective Percentages of the Prepayment Mode


                                             100%        150%         200%         250%         300%
                                            ------      ------       ------       ------      ------
Initial Percentage....................        100         100         100           100          100
August 15, 2003.......................
August 15, 2004.......................
August 15, 2005.......................
August 15, 2006.......................
August 15, 2007.......................
August 15, 2008.......................
August 15, 2009.......................
August 15, 2010.......................
August 15, 2011.......................
August 15, 2012.......................
August 15, 2013.......................
August 15, 2014.......................
August 15, 2015.......................
August 15, 2016.......................
August 15, 2017.......................
August 15, 2018.......................
August 15, 2019.......................
August 15, 2020.......................
August 15, 2021.......................
August 15, 2022.......................
August 15, 2023.......................
August 15, 2024.......................
August 15, 2025.......................
August 15, 2026.......................
August 15, 2027.......................
August 15, 2028.......................
August 15, 2029.......................
August 15, 2030.......................
August 15, 2031.......................
August 15, 2032.......................
Weighted Average Life to Call/Maturity
    (years)*

--------------

* The Weighted Average Life of the Class M-2 Certificates to call and to maturity will be the same under each of the respective percentages of the Prepayment Model indicated above.

                    Percent of the Class B-1 Initial Certificate Principal Balance
                        at the Respective Percentages of the Prepayment Model


                                             100%        150%         200%         250%         300%
                                            ------      ------       ------       ------      ------
Initial Percentage....................        100         100         100           100          100
August 15, 2003.......................
August 15, 2004.......................
August 15, 2005.......................
August 15, 2006.......................
August 15, 2007.......................
August 15, 2008.......................
August 15, 2009.......................
August 15, 2010.......................
August 15, 2011.......................
August 15, 2012.......................
August 15, 2013.......................
August 15, 2014.......................
August 15, 2015.......................
August 15, 2016.......................
August 15, 2017.......................
August 15, 2018.......................
August 15, 2019.......................
August 15, 2020.......................
August 15, 2021.......................
August 15, 2022.......................
August 15, 2023.......................
August 15, 2024.......................
August 15, 2025.......................
August 15, 2026.......................
August 15, 2027.......................
August 15, 2028.......................
August 15, 2029.......................
August 15, 2030.......................
August 15, 2031.......................
August 15, 2032.......................
Weighted Average Life to Call/Maturity
    (years)*..........................

---------------

* The Weighted Average Life of the Class B-1 Certificates to call and to maturity will be the same under each of the respective percentages of the Prepayment Model indicated above.

                    Percent of the Class B-2 Initial Certificate Principal Balance
                        at the Respective Percentages of the Prepayment Model


                                             100%        150%         200%         250%         300%
                                            ------      ------       ------       ------      ------
Initial Percentage....................        100         100         100           100          100
August 15, 2003.......................
August 15, 2004.......................
August 15, 2005.......................
August 15, 2006.......................
August 15, 2007.......................
August 15, 2008.......................
August 15, 2009.......................
August 15, 2010.......................
August 15, 2011.......................
August 15, 2012.......................
August 15, 2013.......................
August 15, 2014.......................
August 15, 2015.......................
August 15, 2016.......................
August 15, 2017.......................
August 15, 2018.......................
August 15, 2019.......................
August 15, 2020.......................
August 15, 2021.......................
August 15, 2022.......................
August 15, 2023.......................
August 15, 2024.......................
August 15, 2025.......................
August 15, 2026.......................
August 15, 2027.......................
August 15, 2028.......................
August 15, 2029.......................
August 15, 2030.......................
August 15, 2031.......................
August 15, 2032.......................
Weighted Average Life to Call/Maturity
    (years)*..........................

----------------

* The Weighted Average Life of the Class B-2 Certificates to call and to maturity will be the same under each of the respective percentages of the Prepayment Model indicated above.

     The preceding tables were prepared using the following assumption:

     o the weighted average life of the certificates is determined by (a) multiplying the amount of each principal distribution by the number of years from the closing date to the date on which such principal distribution is received; (b) adding the results; and (c) dividing the sum by the original principal balance of the certificates.

     ----------------

     There is no assurance that prepayments will occur or, if they do occur, that they will occur at any percentage of the Prepayment Model.

                    Material Legal Aspects of the Contracts

     The following discussion supplements the discussion under "Legal Aspects of Contracts" in the prospectus and contains summaries of legal aspects of manufactured housing contracts, including land home contracts and land-in-lieu contracts, which are general in nature. Because the legal aspects discussed in the following paragraphs are governed by applicable state law, which laws may differ substantially, the summaries should be viewed only as an overview and therefore do not reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the contracts or land home contracts and land-in-lieu contracts are situated.

     General. As a result of the assignment of the manufactured housing contracts to the trustee, the trust will succeed to all of the rights, including the right to receive payment on the contracts, and will assume the obligations of the obligee, under the contracts. Each contract evidences both
(1) the obligation of the obligor to repay the loan evidenced thereby, and (2) the grant of a security interest in the manufactured home, and, in the case of a Land Home Contract or Land-in-Lieu Contract, the real estate on which the related manufactured home is located, to secure repayment of such loan. Certain aspects of both features of the contracts are described more fully below.

     The Contracts (Other than Land Home Contracts and Land-in-Lieu Contracts)

     The following discussion focuses on issues relating generally to the seller's or any lender's interest in manufactured housing contracts. See "Risk Factors--Defects in security interests could result in losses" in this prospectus supplement for a discussion of certain issues relating to the transfer to the trust of contracts and the related security interests in the manufactured homes.

     Security Interests in the Manufactured Homes. Each contract generally will be "chattel paper" as defined in the UCC as in effect in Delaware and the jurisdiction in which the related manufactured home was located at origination. The seller is a Delaware limited liability company. Under the UCC as in effect in each jurisdiction in which the related manufactured home was located at origination, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. The seller and the depositor will make or cause to be made appropriate filings of UCC-1 financing statements to give notice of the trustee's ownership of the contracts sold by it. The trustee's interest in the contracts could be defeated if a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trustee. The seller is required to stamp or cause to be stamped each contract sold by it to indicate the transfer of such contract to the trustee. To the extent the contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in Delaware and the jurisdictions in which the related manufactured homes were located at origination, these steps may not be sufficient to protect the trustee's interest in the contracts against the claims of the seller's or an affiliate of the seller's creditors, a trustee in bankruptcy of the seller or a receiver, conservator or trustee in bankruptcy of an affiliate thereof that sold such contracts to the seller, or the seller or such affiliate as debtor-in-possession.

     The manufactured homes securing the contracts are located in 44 states. Security interests in manufactured homes similar to the ones securing the contracts generally may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required.

     Generally, with respect to manufactured housing contracts individually originated or purchased by the seller, the seller effects the notation or delivery of the required documents and fees, and obtains possession of the certificate of title (if one exists) under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If the seller and its affiliates fail, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, the seller may not have a first-priority security interest in the manufactured home securing a contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

     As long as each manufactured home was not permanently attached to its site on the date of the contract and the obligor does not subsequently do so, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC. Under the certificate of title laws or the UCC, the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the seller's security interest in the manufactured home. If any manufactured home does become attached after the date of the related contract, the related contract provides that such attachment constitutes an "event of default" that, if unremedied, gives rise to certain discrete remedies including acceleration of the unpaid principal balance of the contract plus accrued interest and repossession of the manufactured home. Regardless of whether a full recovery is obtained from an obligor whose manufactured home becomes attached, the seller has represented that, at the date of the sale of the contracts to the seller, it had obtained a perfected first-priority security interest in each of the manufactured homes securing the contracts. The seller is not required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of land home contracts and land-in-lieu contracts, as required by the pooling and servicing agreement. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee's interest therein may be subordinated to the interests of others that may claim an interest therein under applicable real estate laws.

     In the absence of fraud, forgery or permanent affixation of a manufactured home to its site by the manufactured home owner, or administrative error by state officials, the notation of the lien of the seller on the certificate of title or delivery of the required documents and fees, or if applicable, perfection under the UCC, will be sufficient to protect the seller against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest in favor of the seller is not perfected, the unperfected security interest would be subordinate to the claims of, among others, subsequent purchasers for value of and holders of perfected security interests in the related manufactured homes.

     In the event that the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, or if the owner obtains a certificate of title from another state, and if steps are not taken to re-perfect an existing security interest in such state, the security interest in the manufactured home could cease to be perfected.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home. The seller represented and warranted that, as of the date of sale, no manufactured home relating to a contract it sold was, to its knowledge, subject to any such lien. However, such warranty was not based on any lien searches or other review. In addition, liens could arise after the date of sale. Notice may not be given to the seller, the servicer, the trustee or certificateholders in the event a lien arises subsequent to the date of sale.

     Enforcement of Security Interests in Manufactured Homes. The servicer on behalf of the trustee, to the extent required by the pooling and servicing agreement, may take action to enforce the trustee's security interest with respect to contracts in default by repossession and resale of the manufactured homes securing such defaulted contracts. In general, as long as a manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the obligor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the obligor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the obligor be given notice of any sales prior to resale of the unit so that the obligor may redeem at or before resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting obligor would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay the seller's ability to repossess and resell any manufactured home or enforce a deficiency judgment.

Land Home Contracts and Land-in-Lieu Contracts

     General. The land home contracts and the land-in-lieu contracts are secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the obligor, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the obligor, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the obligor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

     Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendants. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell property to a third party upon any default by the obligor under the terms of the note or deed of trust. In certain states, such foreclosure may also be accomplished by judicial action, in the manner provided for the foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the obligor-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the obligor-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the obligor, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the obligor in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Because of certain requirements of the REMIC provisions, the trust generally must dispose of any related manufactured homes acquired pursuant to repossession, foreclosure, or similar proceedings within three years after acquisition. Consequently, if the servicer, acting on behalf of the trust, is unable to sell a manufactured home in the course of its ordinary commercial practices within 33 months after its acquisition thereof, or a longer period as permitted by the pooling and servicing agreement, the servicer will auction such manufactured home to the highest bidder, which bidder may be the servicer, in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any manufactured home would not be substantially lower than the unpaid principal balance of the contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depreciate in value, and it has been industry experience that, upon repossession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.

     Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the obligor and certain foreclosed junior lienholders or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expense of ownership until the expiration of the redemption period.

     Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the obligor following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the obligor equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the obligor. In certain other states, the lender has the option of bringing a personal action against the obligor on the debt without first exhausting the security afforded under a deed of trust or mortgage; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the obligor.

     Other statutory provisions may limit any deficiency judgment against the former obligor following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of that sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former obligor as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the obligor, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, with respect to a Land Home Contract, in a proceeding under the federal Bankruptcy Code, the court may prevent a lender from foreclosing on the home, and when a court determines that the value of a home is less than the principal balance of the loan, the court may reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, reduce the monthly payments due under such mortgage loan, change the rate of interest and/or alter the mortgage loan repayment schedule.

     The Internal Revenue Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the contracts.

Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer

     The contracts generally prohibit the sale or transfer of the related manufactured homes without the consent of the obligee and permit the acceleration of the maturity of the contracts by the obligee upon any sale or transfer to which the seller has not consented. As provided in the pooling and servicing agreement, the servicer will be required to consent to a transfer as described in the previous sentence and to permit the assumption of the related contract if:

     o the proposed buyer meets the servicer's underwriting standards and enters into an assumption agreement;

     o the servicer determines that permitting such assumption will not materially increase the risk of nonpayment of the contract;

     o and such action will not adversely affect or jeopardize any coverage under any insurance policy required by the pooling and servicing agreement.

If the servicer determines that these conditions have not been fulfilled, then it will be required to withhold its consent to the transfer, but only to the extent permitted under the contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by the pooling and servicing agreement. In certain cases, a delinquent obligor may attempt to transfer a manufactured home in order to avoid a repossession proceeding with respect to such manufactured home.

     In the case of a transfer of a manufactured home after which the obligee desires to accelerate the maturity of the related contract, the obligee's ability to do so will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of such clauses applicable to manufactured homes. To the extent such exceptions and conditions apply in some states, the servicer may be prohibited from enforcing such a clause in respect of certain manufactured homes.

                  Material Federal Income Tax Considerations

     Investors may wish to review the following discussion of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the offered Certificates together with the information in the section entitled, "Federal Income Tax Considerations" in the accompanying prospectus.

     The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered Certificates.

         General

     The pooling and servicing agreement (the "Agreement") provides that the Trust Fund, exclusive of the assets held in the Yield Maintenance Agreements and the Basis Risk Reserve Fund and certain other accounts specified in the Agreement, will comprise two or more REMICs organized in a tiered REMIC structure. Each offered certificate represents ownership of a regular interest in the upper tier REMIC. The Class R Certificate will represent ownership of the sole Class of residual interest in each REMIC. In addition, each of the offered certificates and the Class B-2 Certificates will represent a beneficial interest in the right to receive certain monies in excess of their respective interest entitlements calculated for any such class at the Net WAC Cap Rate.

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP ("Tax Counsel") will deliver its opinion to the effect that, assuming compliance with the Agreement, for federal income tax purposes, each REMIC created pursuant to the Agreement will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). For federal income tax purposes, the Basis Risk Reserve Fund will be treated as an "outside reserve fund" that is beneficially owned by the Class C Certificateholders. The rights of the holders of the Certificates to receive payments from the Basis Risk Reserve Fund represent for federal income tax purposes, contractual rights that are separate from their regular interests within the meaning of Treasury regulations Section 1.860G-2(i). Prospective investors in the offered certificates should consult their tax advisors regarding their appropriate tax treatment.

         Taxation of Regular Interests

     A holder of a Class of offered certificates will be treated for federal income tax purposes as owning an interest in the corresponding Class of Regular Interests in the Master REMIC (the "Regular Interest Component"). In addition, the Agreement provides that each holder of an offered Certificate will be treated as owning an interest in the Basis Risk Reserve Fund or Yield Maintenance Agreement, as the case may be, (the "Cap Contract"). A holder of an offered certificate must allocate its purchase price for the certificate between its components--the REMIC Regular Interest component and the Cap Contract component. To the extent the Cap Contract component has significant value, it may cause Regular Interest component to be issued with an original issue discount ("OID") or an additional amount of OID (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). For reporting purposes, the trust fund will take the position that the value of the Cap Contract [will not have sufficient value relative to the regular interest component to cause the Class A-1, Class M-1 and Class M-2 certificates to have more than de minimis OID (as defined below), but may have sufficient value to cause the Class B-1 certificates to be issued with OID or an additional amount of OID.] The IRS could, however, argue that the Cap Agreement component has a different value, and if that argument were to be sustained, the regular interest component could be viewed as having been issued with either OID or an additional amount of OID (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) with less premium (which would reduce the amount of premium available to be used as an offset against interest income) or conversely, less OID or no OID or with more premium. See "Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

     Upon the sale, exchange, or other disposition of an offered certificate, the holder must allocate the amount realized between the Regular Interest and Cap Contract components of such Certificates based on the relative fair market values of those components at the time of sale. Assuming that the offered certificates are held as a "capital assets" within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss.

     Interest on the Regular Interest component of an offered certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest component of the offered certificates could be considered to have been issued with OID. See "Federal Income Tax Considerations--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 200% of the prepayment model relating to each loan group. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

         Status of the Offered Certificates

     The Regular Interest component of the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the Basis Risk Reserve Fund, would be so treated. In addition, to the extent the Regular Interest component of an offered certificate represents real estate assets under section 856(c)(5)(B) of the Code, the interest derived from that component or Certificate would be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code. The Cap Contract components of the offered certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

         The Cap Contract Component

     As indicated above, a portion of the purchase price paid by a holder to acquire certain Certificates will be attributable to the Cap Contract component of such Certificate. The portion of the overall purchase price attributable to the Cap Contract component must be amortized over the life of such Certificate, taking into account the declining balance of the related Regular Interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. In addition, the IRS could assert the amount any particular Certificateholder paid for the portion of its Certificate attributable to the Cap Contract differs from the allocation the Trust intends to use. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of the offered Certificates.

     Any payments made to a holder of an offered Certificate from the Basis Risk Reserve Fund will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Cap Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction, which for individual certificateholders would generally be a miscellaneous itemized deduction.

                       State and Local Tax Consequences

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates and the rights to receive amounts from the Basis Risk Reserve Fund under the tax laws of any state. Investors considering an investment in the offered certificates and the rights to receive amounts from the Basis Risk Reserve Fund may wish to consult their own tax advisors regarding these tax consequences.

                             ERISA Considerations

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose requirements on employee benefit plans subject to ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "Plans") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the accompanying prospectus.

     The U.S. Department of Labor (the "DOL") has granted to Lehman Brothers Inc., the underwriter, an administrative exemption (Prohibited Transaction Exemption ("PTE") 91-14, Exemption Application No. D-7958, 56 Fed. Reg. 7413
(1991) (the "Exemption")) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured manufactured housing installment purchase contracts and mortgages on residential real property loans, such as the contracts in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000), to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories and issued in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption, as amended, to apply to the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates are the following:

          (1) The acquisition of the class or classes of offered certificates by a Plan is on terms (including the price for such class or classes of offered certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The class or classes of offered certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from either Standard & Poor's, Moody's or Fitch Ratings (each, a "Rating Agency");

          (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below);

          (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates represents not more than reasonable compensation for underwriting the offered certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the contracts to the trust fund represents not more than the fair market value of such contracts. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

          (5) The Plan investing in the class or classes of offered certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In the event that all of the obligations used to fund the trust fund have not been transferred to the trust fund on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the trust fund under a pre-funding feature within ninety days or three months following the closing date, provided the funding account satisfies certain conditions.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of certificates in connection with the initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in each class of certificates does not exceed 25% of that class of certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, any provider of credit support to the trust, any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, any counterparty to a notional principal contract included in the trust fund, or any affiliate of such parties (the "Restricted Group").

     The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates , Class M-1 Certificates, Class M-2 Certificates and Class B-1 Certificates sold by the Underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, there is no obligor with respect to contracts included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets of the trust fund.

     The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in any class of the offered certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase any class of the offered certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of any class of the offered certificates. Assets of a Plan or individual retirement account should not be invested in any class of the offered certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                               Legal Investment

     The Class A Certificates and Class M-1 Certificates will, and the Class M-2 Certificates and Class B-1 Certificates will not, constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

                             Plan of Distribution

     Subject to the terms and conditions of the underwriting agreement between the depositor and Lehman Brothers Inc., the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the Class A, Class M-1, Class M-2 and Class B-1 Certificates. The depositor is obligated to sell, and the underwriter is obligated to purchase, all of the certificates offered hereby if any are purchased. The depositor, the LIBOR Cap Counterparty and Aurora Loan Services Inc. are each an affiliate of Lehman Brothers Inc.

     The underwriter has advised the depositor that it proposes to offer the offered certificates for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriter may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the offered certificates for whom it may act as agent. Any dealers that participate with the underwriters in the distribution of the offered certificates purchased by the underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the underwriter and any profit on the resale of offered certificates by them or the underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

     In connection with the offering of the offered certificates, the underwriter and its affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered certificates. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, to the extent applicable, pursuant to which such person may bid for or purchase the offered certificates for the purpose of stabilizing its market price. Any of the transactions described in this paragraph may result in the maintenance of the price of the offered certificates at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, may be discontinued at any time without notice.

     The depositor has been advised by the underwriter that the underwriter presently intends to make a market in the offered certificates, as permitted by applicable laws and regulations. The underwriter is not obligated to make a market in the offered certificates and any market making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the offered certificates.

     For further information regarding any offer or sale of the offered certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Plan of Distribution" in the accompanying prospectus.

     The underwriting agreement provides that the depositor will indemnify the underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

               Incorporation of Certain Information by Reference

     The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Available Information."

     You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                                 Legal Matters

     Certain legal matters in connection with the certificates will be passed upon for the depositor and the underwriter by Sidley Austin Brown & Wood LLP, New York, New York. The pooling and servicing agreement and the trust will be governed under the laws of the State of New York.

                                    Ratings

     It is a condition to the original issuance of the Class A Certificates that they will receive ratings of "AAA" by Standard & Poor's and "Aaa" by Moody's. It is a condition to the original issuance of the Class M-1 Certificates that they will receive ratings of "AA" by Standard & Poor's and "Aa2" by Moody's. It is a condition to the original issuance of the Class M-2 Certificates that they will receive ratings of "A" by Standard & Poor's and "A2" by Moody's. It is a condition to the original issuance of the Class B-1 Certificates that they will receive ratings of "BBB" by Standard & Poor's and "Baa2" by Moody's.

     Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any class of certificates should be evaluated independently of similar security ratings assigned to other kinds of securities. Ratings do not address whether or not the certificates will receive any Net WAC Cap Rate Carryover Amounts.

     The ratings assigned by Moody's to pass-through certificates address the likelihood of the receipt by the related certificateholders of their allocable share of principal and/or interest on the underlying assets. The ratings assigned by Standard & Poor's to the pass-through certificates address the likelihood that the related certificateholders will receive their allocable share of timely payment of interest and ultimate repayment of principal by the related last scheduled distribution date. Standard & Poor's and Moody's ratings take into consideration the credit quality of the related underlying assets, any credit support arrangements, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such underlying assets is adequate to make payments required by such certificates. Standard & Poor's and Moody's ratings on the certificates do not, however, constitute a statement regarding frequency of prepayments on the underlying assets or as to whether yield may be adversely affected as a result thereof. An explanation of the significance of such ratings may be obtained from Standard & Poor's, a division of the McGraw Hill Companies, Inc., 55 Water Street, New York, New York 10041, telephone (212) 438-2000; and Moody's Investors Service, Inc., Moody's Investors

Service, Manufactured Housing Monitoring Department, 99 Church Street, New York, NY 10007, telephone (212) 553-0300.

         The Depositor has not requested a rating on the certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate any or all of the certificates, or if it did, what rating would be assigned to the certificates by any such other rating agency. A rating on any or all of the certificates by certain other rating agencies, if assigned at all, may be lower than the rating assigned to such certificates by Standard & Poor's and Moody's.

                                   Glossary

     The following terms have the meanings given below when used in this prospectus supplement.

     Accrual Period means, with respect to each distribution date for the offered certificates and the Class B-2 Certificates, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs (or, in the case of the September 2002 distribution date, commencing on the closing date) and ending on the day preceding that distribution date.

     Adjusted Certificate Principal Balance means, with respect to any of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and Class B-2 Certificates, the Certificate Principal Balance of such class reduced by any Liquidation Loss Amounts allocated to such class.

     Aggregate Net Liquidation Losses means, with respect to the time of reference thereto, the aggregate of the amounts by which (i) the outstanding principal balance of each contract that during such time of reference had become a Liquidated Contract exceeds (ii) the Net Liquidation Proceeds for such contract.

     Annual Backup Servicing Rate is 0.090% per annum calculated on the Pool Principal Balance as of the beginning of the related due period for such distribution date and payable to the backup servicer on each distribution date pursuant to the pooling and servicing agreement.

     Annual Excess IO Strip Rate is a rate equal to 1.00% per annum less the Annual Servicing Rate. The initial Annual Strip Rate shall be equal to 0.25% per annum.

     Annual Servicing Rate means for so long as GreenPoint Credit LLC or any of its permitted successors under the pooling and servicing agreement is servicer, 0.75% per annum and if the backup servicer or another party shall be acting as servicer the rate agreed to by the trustee and such successor servicer, such rate not to exceed 1.00% per annum.

     Annual Trustee Fee Rate is 0.032% per annum, calculated on the Pool Principal Balance as of the beginning of the related due period for such distribution date and payable to the trustee on each distribution date pursuant to the pooling and servicing agreement.

     Annualized Current Realized Loss Ratio means as to any distribution date, a fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for such distribution date and each of the eleven immediately preceding distribution dates and the denominator of which is the arithmetic average of the Pool Principal Balance as of the current and the eleven immediately preceding distribution dates.

     Available Distribution Amount means, as to any distribution date, the sum of (a) the Monthly Advance for such distribution date actually made in respect of such distribution date, and (b) the amount on deposit or otherwise credited to the certificate account as of the end of the related due period, less (i) the sum of:

     (1) payments on contracts that have been repurchased as a result of a breach of a representation or warranty that are received after the repurchase;

     (2) any obligatory advances made by the seller pursuant to the contract purchase agreement, any interest accrued on any contract prior to the cut-off date and any taxes or charges out of Liquidation Proceeds or out of payments expressly made by the related obligor to reimburse the servicer for such taxes or charges, in each case, to the extent permitted in the pooling and servicing agreement;

     (3)  the Excess IO Strip Amount;

     (4) liquidation expenses (other than those that have been netted from liquidation proceeds prior to deposit into the certificate account) and certain taxes and insurance premiums advanced by the servicer in respect of the manufactured homes related to the contracts (as described under "Description of the Certificates--Advances" in this prospectus supplement);

     (5) reimbursements to the servicer for Nonrecoverable Advances, Monthly Advances relating to the contracts, to the extent permitted by the pooling and servicing agreement (as described under "Description of the Certificates--Advances" in this prospectus supplement);

     (6) any amount required to indemnify the backup servicer as described in the pooling and servicing agreement; provided, that, the total amount allocated as described in this paragraph (6), together with any amounts distributed from the Indemnification Account, shall not be permitted to exceed $75,000.00 during any twelve-month period or $750,000 cumulatively during the existence of the trust fund;

     (7) any amount deposited in the certificate account that was not required to be deposited therein (including any collections on the contracts that are not part of the trust fund);

     (8) the Yield Maintenance Agreement Fee payable to the LIBOR Cap Counterparty for the related distribution date;

     (9) the Monthly Servicing Fee payable to the servicer for such distribution date and any other servicing compensation as described in "Description of the Certificates--Servicing Compensation; Certain Other Matters Regarding the Servicer" in this prospectus supplement;

     (10) the Monthly Backup Servicing Fee payable to the backup servicer, together with any other fees and expenses payable to the backup servicer for such distribution date;

     (11) the Monthly Trustee Fee payable to the trustee, together with any other fees and expenses payable to the trustee, for such distribution date; and

     (12) any investment earnings in respect of funds on deposit in the certificate account,

and (ii) the portion of such amount constituting Excess Contract Payments.

     Average Sixty-Day Delinquency Ratio means the arithmetic average of the Sixty-Day Delinquency Ratios for such distribution date and for the two immediately preceding distribution dates.

     Basis Risk Reserve Fund means the separate eligible account created and initially maintained by the trustee pursuant to the pooling and servicing agreement in the name of the trustee for the benefit of the certificateholders into which payments received under the Yield Maintenance Agreements shall be deposited and from which distributions to certificateholders in respect thereof shall be made. The Basis Risk Reserve Fund shall not be part of any REMIC.

     Certificate Principal Balance means, with respect to any class of offered certificates and the Class B-2 Certificates, immediately prior to any distribution date, the balance equal to the initial Certificate Principal Balance thereof (as set forth for the offered Certificates on the cover page of this prospectus supplement) reduced by the sum of all amounts previously paid to the certificateholders of such class in reduction of the Certificate Principal Balance thereof on all previous distribution dates. The initial Certificate Principal Balance of the Class B-2 Certificates is $5,711,000.

     Class A Margin is _____% plus, to the extent the Class A Certificates remain outstanding after the first distribution date on which the rights of the servicer and Aurora Loan Services Inc. to purchase all outstanding contracts are exercisable, as described under "Description of the Certificates--Optional Termination" in this prospectus supplement, an additional 0.50% for each succeeding Accrual Period and related distribution date, if any, for which the Class A Certificates are outstanding.

     Class A Percentage means, for any distribution date, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class A Certificates, and the denominator of which is the sum of:

          (1) The Certificate Principal Balance of the Class A Certificates,

          (2) if the Class M-1 Distribution Test is satisfied on that distribution date, the Adjusted Certificate Principal Balance of the Class M-1 Certificates, otherwise zero,

          (3) if the Class M-2 Distribution Test is satisfied on that distribution date, the Adjusted Certificate Principal Balance of the Class M-2 Certificates, otherwise zero, and

          (4) if the Class B Distribution Test is satisfied on that distribution date, the Adjusted Certificate Principal Balance of the Class B Certificates, otherwise zero.

     Class B Certificates means the Class B-1 Certificates and the Class B-2 Certificates, collectively.

     Class B Distribution Test means a test that will be satisfied on any distribution date if each of the following is satisfied:

          (1) the distribution date occurs in or after September 2006;

          (2) the Pool Performance Test is satisfied; and

          (3) the sum of the Adjusted Class Certificate Balances of the Class B Certificates and the Overcollateralized Amount divided by the Pool Principal Balance as of the immediately preceding distribution date must be equal to or greater than 36%.

     Class B Percentage means, for any distribution date,

          (1) if the Class Certificate Balances of the Class A Certificates , the Class M-1 Certificates and the Class M-2 Certificates have not yet been reduced to zero and the Class B distribution test is not satisfied, zero, or

          (2) a fraction, expressed as a percentage, the numerator of which is the Adjusted Class Certificate Balances of the Class B Certificates as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

               (a) the Class Certificate Balance of the Class A Certificates, if any,

               (b) the Adjusted Class Certificate Balance of the Class M-1 Certificates, if any,

               (c) the Adjusted Class Certificate Balance of the Class M-2 Certificates, if any, and

               (d) the Adjusted Class Certificate Balance of the Class B Certificates.

     Class B-1 Margin is _____%.

     Class B-2 Margin is. _____%.

     Class B-2 Reserve Account means the separate eligible account created and initially maintained by the trustee pursuant to the pooling and servicing agreement from which amounts may be withdrawn as provided in the pooling and servicing agreement to make payments in respect of the Class B-2 Certificates.

         Class M Certificates means the Class M-1 Certificates and the Class M-2 Certificates, collectively.

         Class M-1 Distribution Test means a test that will be satisfied on any distribution date if each of the following is satisfied:

               (1) the distribution date occurs in or after September 2006;

               (2) the Pool Performance Test is satisfied; and

               (3) the sum of the Adjusted Class Certificate Balances of the Class M Certificates and the Class B Certificates and the Overcollateralized Amount divided by the Pool Principal Balance as of the immediately preceding distribution date is equal to or greater than 64%.

     Class M-1 Margin is _____%.

     Class M-1 Percentage means, for any distribution date,

               (1) if the Class Certificate Balance of the Class A Certificates has not yet been reduced to zero and if the Class M-1 Distribution Test is not satisfied, zero, or

               (2) a fraction, expressed as a percentage, the numerator of which is the Adjusted Class Certificate Balance of the Class M-1 Certificates as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

                    (a) the Class Certificate Balance of the Class A
               Certificates, if any,

                    (b) the Adjusted Class Certificate Balance of the Class
               M-1 Certificates, if any,

                    (c) if the Class M-2 Distribution Test is satisfied on
               that distribution date, the Adjusted Class Certificate Balance of the Class M-2 Certificates, otherwise zero, and

                    (d) if the Class B Distribution Test is satisfied on that
               distribution date, the Adjusted Class Certificate Balances of the Class B Certificates, otherwise zero.

     Class M-2 Distribution Test means a test that will be satisfied on any distribution date if each of the following is satisfied:

                    (1) the distribution date occurs in or after September
               2006;

                    (2) the Pool Performance Test is satisfied; and

                    (3) the sum of the Adjusted Class Certificate Balances of
               the Class M-2 Certificates and the Class B Certificates and the Overcollateralized Amount divided by the Pool Principal Balance as of the immediately preceding distribution date is equal to or greater than 50%.

         Class M-2 Margin is _____%.

         Class M-2 Percentage means, for any distribution date,

                  (1) if the Class Certificate Balance of the Class A Certificates and the Class Certificate Balance of the Class M-1 Certificates, have not yet been reduced to zero and if the Class M-2 Distribution Test is not satisfied, zero, or

                  (2) a fraction, expressed as a percentage, the numerator of which is the Adjusted Class Certificate Balance of the Class M-2 Certificates as of the distribution date, and the denominator of which is, as of the distribution date, the sum of:

                    (a) the Class Certificate Balance of the Class A
               Certificates, if any,

                    (b) if the Class M-1 Distribution Test is satisfied on
               that distribution date, the Adjusted Class Certificate Balance of the Class M-1 Certificates, otherwise zero,

                    (c) the Adjusted Class Certificate Balance of the Class
               M-2 Certificates, and

                    (d) if the Class B Distribution Test is satisfied on that
               distribution date, the Adjusted Class Certificate Balances of the Class B Certificates, otherwise zero.

     Contract Pool means, the pool of Contracts held in the Trust Fund.

     Cumulative Realized Losses means, with respect to any distribution date and the Contract Pool, the Aggregate Net Liquidation Losses for the period from the Cut-off Date through the end of the due period preceding the month of such distribution date.

     Current Realized Loss Ratio means as to any distribution date, a fraction, expressed as a percentage, the numerator of which is the aggregate Realized Losses for such distribution date and each of the two immediately preceding distribution dates, multiplied by four, and the denominator of which is the arithmetic average of the Pool Principal Balance as of the current and the two immediately preceding distribution dates.

     Cut-off Date means, with respect to each contract, the close of business on June 30, 2002.

     Cut-off Date Pool Principal Balance is $114,214,791.98.

     Excess Contract Payment means a payment received on a contract that (i) is in excess of the scheduled payment (or is an integral multiple thereof and has not been identified by the Obligor as a principal prepayment), (ii) is not a partial principal prepayment or prepayment in full and (iii) is not part of any liquidation proceeds. Excess Contract Payments will be held by the trustee in the certificate account and may be applied as described under "Description of the Certificates--Advances" in this prospectus supplement.

     Excess IO Strip Amount means, for each Accrual Period, an amount equal to one-twelfth of the Annual Excess IO Strip Rate multiplied by the Pool Principal Balance as of the beginning of the related due period.

     Expense Adjusted Contract Rate means, with respect to any contract or any repossessed manufactured home or mortgaged property, the then applicable contract rate thereon (adjusted to an actual/360 basis) minus the sum of (v) the Annual Trustee Fee Rate, (w) the Annual Servicing Fee Rate, (x) the Annual Excess IO Strip Rate, (y) the Annual Backup Servicing Rate and (z) if the related distribution date occurs on or prior to the January 2005 distribution date, the Yield Maintenance Agreement Fee payable to the LIBOR Cap Counterparty.

     Formula Principal Distribution Amount means, with respect to any distribution date, an amount equal to the sum (without duplication) of (a) all scheduled payments of principal due to the extent received on each outstanding contract during the related due period, (b) all Partial Prepayments on the contracts received during the related due period, (c) the principal balance of each contract for which a Principal Prepayment in Full was received during the related due period, (d) the principal balance of each contract that became a Liquidated Contract during the related due period, (e) the principal balance of each contract that was repurchased during the related due period, and (f) all non-cash reductions to the principal balance of each contract during the related due period whether by bankruptcy or other similar proceeding or other adjustment by the servicer in the normal course of business of its servicing activities.

     Formula Rate means, with respect to any of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates, a per annum rate equal to the applicable Pass-Through Rate for such class, without giving effect to the Net WAC Cap Rate limitation.

     Group I Contract mean the fixed contracts in the contract pool and designated as such on the Contract Schedule. As of the cut-off date, there were 596 Group I Contracts having an aggregate principal balance of approximately $27,000,773.35.

     Group II Contract means the adjustable rate contracts in the contract pool and designated as such on the Contract Schedule. As of the cut-off date, there were 1,367 Group II Contracts having an aggregate principal balance of approximately $87,214,019.

     Indemnification Account means the separate eligible account created and initially maintained by the trustee pursuant to the pooling and servicing agreement from which amounts may be withdrawn as provided in the pooling and servicing agreement to indemnify the backup servicer, as described in the pooling and servicing agreement.

     Insurance Proceeds means proceeds of any title policy, hazard policy or other insurance policy covering a contract, to the extent such proceeds are not to be applied to the restoration of the related mortgaged property or released to the obligor in accordance with the procedures that the servicer would follow in servicing manufactured housing contracts held for its own account, subject to the terms and conditions of the related contract and mortgage.

     LIBOR means, with respect to each Accrual Period, LIBOR calculated for each accrual period as described under "Description of the Certificates--Determination of LIBOR" in this prospectus supplement.

     LIBOR Business Day means any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

     LIBOR Cap Counterparty means Lehman Brothers Derivative Products, Inc.

     Liquidated Contract means any defaulted contract as to which the servicer has determined that all amounts (other than amounts in respect of any deficiency) which it expects to recover from or on account of such contract have been recovered; provided that any defaulted contract in respect of which the related manufactured home and, in the case of land home contracts, mortgaged property, has been realized upon and liquidated and the proceeds of such disposition have been received shall be deemed to be a Liquidated Contract.

     Liquidation Expenses means all reasonable out-of-pocket expenses (exclusive of overhead expenses) which are incurred by the servicer in connection with the liquidation of any defaulted contract, on or prior to the date on which the related manufactured home, and, in the case of land home contracts, mortgaged property, is liquidated, including legal fees and expenses, any unreimbursed amount expended by the servicer and permitted under the pooling and servicing agreement (to the extent such amount is reimbursable under the terms thereof) with respect to such contract, and any unreimbursed expenditures for property taxes or other taxes or charges or for property restoration or preservation that are related to such liquidation.

     Liquidation Loss Amounts means, with respect to any of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates and any distribution date, the lesser of (1) the excess of the sum of the Certificate Principal Balance of that class and each class of certificates senior to it over the Pool Principal Balance and (2) the Certificate Principal Balance of that class after giving effect to distributions on that date.

     Liquidation Loss Interest Amount means, for any of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates, one-month's interest at that class' Pass-Through Rate on the Liquidation Loss Amount for that class for the immediately preceding distribution date, plus interest on the amount of the interest due but not paid on such class of certificates on such preceding distribution date, to the extent permitted by law, at the Pass-Through Rate for such class for the Related Accrual Period.

     Liquidation Loss Interest Shortfall means, for any of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates or Class B-2 Certificates and any distribution date, the amount of that class' Liquidation Loss Interest Amount remaining after distributions in respect of that class' Liquidation Loss Interest Amount for that distribution date.

     Liquidation Proceeds means cash (including insurance proceeds other than those applied to the restoration of the related manufactured home or mortgaged property or released to the related obligor in accordance with the normal servicing procedures of the servicer, but excluding deficiency amounts) received in connection with the liquidation of defaulted Contracts, whether through repossession or otherwise.

     Monthly Advance means an advance required to be made by the servicer pursuant to the pooling and servicing agreement equal to the lesser of (1) delinquent scheduled payments of principal and interest on the contracts that were due in the preceding due period and (2) the amount, if any, by which the Available Distribution Amount on that distribution date is less than the amount required to pay scheduled distributions of interest on the Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Certificates; except to the extent that, in the servicer's sole judgment, the advance would not be recoverable from related late payments, liquidation proceeds or otherwise.

     Monthly Advance Reimbursement Amount means any amount received by the servicer pursuant to the pooling and servicing agreement in reimbursement of a Monthly Advance made out of its own funds.

     Monthly Backup Servicing Fee means, with respect to any distribution date, an amount equal to one-twelfth of 0.090% per annum of the Pool Principal Balance as of the beginning of the due period for such distribution date.

     Monthly Interest Distributable Amount means, with respect to each class of offered certificates and the Class B-2 Certificates and any distribution date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on, in the case of the Class A Certificates, the Certificate Principal Balance and, in the case of each other class of offered certificates and the Class B-2 Certificates, the Adjusted Certificate Principal Balance of such class immediately prior to such distribution date.

     Monthly Servicing Fee means, with respect to any distribution date, an amount equal to one-twelfth of the Annual Servicing Rate of the Pool Principal Balance as of the beginning of the due period for such distribution date.

     Monthly Servicing Fee Rate means for so long as GreenPoint Credit LLC or any of its permitted successors under the pooling and servicing agreement is servicer, 0.75% and if the backup servicer or another party shall be acting as servicer the rate agreed to by the trustee and such successor servicer, such rate not to exceed 1.00%.

     Monthly Trustee Fee means, with respect to any distribution date, an amount equal to one-twelfth of 0.032% of the Pool Principal Balance as of the beginning of the related due period for such distribution date.

     Net Liquidation Proceeds means, as to any Liquidated Contract, Liquidation Proceeds net of the sum of (i) Liquidation Expenses and (ii) any amount required to be paid to the Obligor or any other Person with an interest in the Manufactured Home or Mortgaged Property that is senior to the interest of the Trust Fund.

     Net Monthly Excess Cashflow means, with respect to any distribution date, the excess, if any, of the sum of (1) (x) the Available Distribution Amount for such distribution date , over (y) the amount required to be distributed pursuant to clauses (1) through (9) of the second paragraph under the heading "Description of the Certificates--Priority of Distributions--Distributions of Interest and Principal" in this prospectus supplement and (2) any amounts deposited into the certificate account in respect of payments made to the trust under the Yield Maintenance Agreements.

     Net WAC Cap Rate means, with respect to any distribution date, a per annum rate equal to (1) the weighted average of the Expense Adjusted Contract Rates of the contracts as of the first day of the related due period less (2) the amount, expressed as a percentage, of any deductions from the Available Distribution Amount, pursuant to clause (6) in the definition thereof for such distribution date. For purposes of this calculation, the Expense Adjusted Contract Rates in respect of the simple interest contracts shall be calculated by reference to the interest collections in respect of any payments for the preceding Accrual Period adjusted to be calculated based on a 360-day year and the actual number of days elapsed in the related Accrual Period. The Net WAC Cap Rate will be calculated based on a 360-day year and the actual number of days elapsed in the related Accrual Period.

     Net WAC Cap Rate Carryover Amount means, with respect to each class of the offered certificates and the Class B-2 Certificates, and any distribution date, the sum of (A) the positive excess, if any, of (i) the amount of interest (including, without limitation, the amount that would have been payable to any of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and/or Class B-2 Certificates in respect of Liquidation Loss Interest Amounts) that would have been payable to such class of certificates on such distribution date if the Pass-Through Rate for such class for such distribution date were calculated at the related Formula Rate over (ii) the amount of interest (including, without limitation, the amount payable to any of the Class M-1 Certificates, Class M-2 Certificates, Class B-1 Certificates and/or Class B-2 Certificates in respect of any Liquidation Loss Interest Amounts) payable on such class of certificates at the related Pass-Through Rate for such distribution date and (B) any related Net WAC Cap Rate Carryover Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such class of certificates for such distribution date.

     Nonrecoverable Advance means a Monthly Advance or an advance made by the servicer in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis, in each case, that is subsequently deemed, in the servicer's sole judgment, to be nonrecoverable from related late payments, liquidation proceeds or otherwise.

     Outstanding Amount Advanced means, as to any distribution date, the aggregate of all Monthly Advances made by the servicer out of its own funds less the aggregate of all Monthly Advance Reimbursement Amounts actually received by the servicer prior to such distribution date.

     Overcollateralized Amount means, with respect to any distribution date, the amount, if any, by which the aggregate principal balance of the contracts (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related due period) exceeds the aggregate Certificate Principal Balance of the offered certificates and the Class B-2 Certificates as of such distribution date after giving effect to distributions to be made on such distribution date.

     Partial Prepayment means any Principal Prepayment other than a Principal Prepayment in Full.

     Pass-Through Rate means, with respect to:

     o the Class A Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class A Margin, subject to the Net WAC Cap Rate for such distribution date;

     o the Class M-1 Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class M-1 Margin, subject to the Net WAC Cap Rate for such distribution date;

     o the Class M-2 Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class M-2 Margin, subject to the Net WAC Cap Rate for such Distribution Date;

     o the Class B-1 Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class B-1 Margin, subject to the Net WAC Cap Rate for such Distribution Date; and

     o the Class B-2 Certificates and any distribution date, a per annum rate equal to LIBOR plus the Class B-2 Margin, subject to the Net WAC Cap Rate for such distribution date.

     Any entitlement the holders of the offered certificates and the Class B-2 Certificates have to interest in excess of the Net WAC Cap Rate shall be satisfied from (1) funds on deposit in the Basis Risk Reserve Fund, the payment of which shall not be an obligation of any REMIC created under the pooling and servicing agreement and (2) Net Monthly Excess Cashflow.

     Pool Performance Test means a test that will be satisfied if each of the following is satisfied:

          (1) the Average Sixty-Day Delinquency Ratio as of the distribution date does not exceed 9.00%;

          (2) the Current Realized Loss Ratio as of the distribution date does not exceed 6.00%; and

          (3) Cumulative Realized Losses as of the distribution date do not exceed (a) if such distribution date is from and including September 2006 and up to and including August 2007, 10.0% of the Cut-Off Date Pool Principal Balance, (b) if such distribution date is from and including September 2007 and up to and including August 2008, 13.0% of the Cut-Off Date Pool Principal Balance, (c) if such distribution date is from and including September 2008 and up to and including August 2009, 16.0% of the Cut-Off Date Pool Principal Balance, (d) if such distribution date is on or after September 2009, 21.0% of the Cut-Off Date Pool Principal Balance.

     Pool Principal Balance means, with respect to any date of determination and the contract pool, the aggregate outstanding principal balance of the contracts as of such date.

     Principal Balance means, as to any contract and any distribution date or the Cut-off Date, as the case may be, the principal balance of such contract as of the due date in the related due period (or, with respect to the Cut-off Date or the first distribution date, as of the Cut-off Date), after giving effect to all previous Partial Prepayments, all previous scheduled principal payments received and to all non-cash reductions to the related contract during such due period whether by bankruptcy or other similar proceeding or other adjustment by the servicer in the normal course of business of its servicing activities.

     Principal Prepayment means, (i) subject to clause (ii) of this definition, with respect to any contract, any payment or any portion thereof or other recovery on such contract (other than a Liquidated Contract or a contract repurchased by the seller) that exceeds the amount necessary to bring such contract current as of any due date unless (A) the related obligor has notified or confirmed with the servicer that such payment is to be applied as Scheduled Payments for future due dates or (B) the amount of such excess payment is approximately equal (subject to a variance of plus or minus 10%) to the amount of the Scheduled Payment on the next due date; (ii) notwithstanding the provisions of the preceding clause (i), if any payment or any portion thereof or other recovery on a contract (other than a Liquidated Contract or a contract repurchased by the seller) is sufficient to pay the outstanding principal balance of such contract, all accrued and unpaid interest at the contract rate to the payment date and, at the option of the servicer, all other outstanding amounts owing on such contract, the portion of the payments or recoveries on such contract during such due period that is equal to the principal balance of such contract after giving effect to the Scheduled Payment on such contract due in such due period; and (iii) any cash deposit made with respect to a contract repurchased by the seller.

     Principal Prepayment in Full means any Principal Prepayment specified in clause (ii) of the definition of the term "Principal Prepayment."

     Realized Loss means, with any Liquidated Contract, the excess of the aggregate principal balance of that Liquidated Contract over the Net Liquidation Proceeds for that Contract.

     Scheduled Amount means, as to any distribution date, the amount equal to the aggregate of the scheduled payments that were due during the related due period in respect of contracts that were outstanding immediately following such due period or whose last Scheduled Payment was due during such due period.

     Scheduled Payment means, as to any distribution date and each contract, the amount equal to the scheduled payment that was due during the related due period in respect of each such contract that was outstanding immediately following such due period or whose final scheduled payment was due during such due period.

     Servicer Termination Event means any one of the following events:

     (a) any failure by the servicer to make any deposit or payment, or to remit to the trustee any payment, required to be made under the terms of the pooling and servicing agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the trustee or to the servicer and the trustee by the holders of certificates entitled to at least 25% of the voting rights;

     (b) failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer set forth in the pooling and servicing agreement, including the failure to deliver a monthly data report, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the servicer by the trustee or to the servicer, the trustee and the depositor by the holders of certificates entitled to at least 25% of the voting rights;

     (c) the occurrence of one or more Servicing Trigger events;

     (d) certain events of bankruptcy, insolvency or receivership of the servicer; or

     Servicing Trigger means if any one or more of the following events shall occur and be continuing with respect to a distribution date:

     (1) the Average Sixty-Day Delinquency Ratio exceeds 5.0%, and the Average Sixty-Day Delinquency Ratio continues to exceed 5.0% for a period of six months; or

     (2) the Annualized Current Realized Loss Ratio as of such Distribution Date exceeds 5.0%; or

     (3) the Cumulative Realized Losses as of such distribution date exceed
(a) if such distribution date is from and including September 2005 and up to and including August 2006, 12.0% of the Cut-Off Date Pool Principal Balance,
(b) if such distribution date is from and including September 2006 and up to and including August 2007, 13.0% of the Cut-Off Date Pool Principal Balance,
(c) if such distribution date is from and including September 2007 and up to and including August 2008, 14.0% of the Cut-Off Date Pool Principal Balance,
(d) if such distribution date is from and including September 2008 and up to and including August 2009, 15.0% of the Cut-Off Date Pool Principal Balance,
(e) if such distribution date is on or after September 2009, 16.0% of the Cut-Off Date Pool Principal Balance.

     Sixty-Day Delinquency Ratio means, as to any distribution date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the outstanding balances of all Contracts that were delinquent 60 days or more as of the end of the related Due Period (including Contracts in respect of which the related manufactured homes have been repossessed but are still in inventory), and the denominator of which is the Pool Principal Balance as of such distribution date.

     Trust Fund means, all of the assets of the trust created under the pooling and servicing agreement and any Net WAC Cap Rate Carryover Amounts deposited into the Basis Risk Reserve Fund.

     Unpaid Class Principal Shortfall means, with respect to any distribution date and class of offered certificates and the Class B-2 Certificates, the amount, if any, by which the Formula Principal Distribution Amount to which that class was entitled exceeds the amount of principal actually distributed to that class in respect of the Formula Principal Distribution Amount on that distribution date.

     Unpaid Interest Shortfall Amount means, with respect to the offered certificates and the Class B-2 Certificates and (i) the first distribution date, zero, and (ii) any distribution date after the first distribution date, the amount, if any, by which (A) the sum of (1) the Monthly Interest Distributable Amount for such class of offered certificates for the immediately preceding distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of certificates for such preceding distribution date exceeds (B) the aggregate amount distributed on such class of certificates in respect of interest pursuant to clause (A) above on such preceding distribution date, plus interest on the amount of the interest due but not paid on such class of certificates on such preceding distribution date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

     Yield Maintenance Agreements means, collectively, (i) the ISDA Master Agreement, schedule, credit support annex and confirmation thereto, dated as of _____, 2002, reference number: __________, among the LIBOR Cap Counterparty and the trustee, on behalf of the trust, (ii) the ISDA Master Agreement, schedule, credit support annex and confirmation thereto, dated as of ________, 2002, reference number: __________, among the LIBOR Cap Counterparty and the trustee, on behalf of the trust and (iii) the ISDA Master Agreement, schedule, credit support annex and confirmation thereto, dated as of _____, 2002, reference number: __________ among the LIBOR Cap Counterparty and the trustee, on behalf of the trust.

     Yield Maintenance Agreement Fee means, the fee payable to the LIBOR Cap Counterparty on each of the first 30 distribution dates equal to $__________ per distribution date.



                                                  Appendix I



Month            Fixed Rate Contracts Cap         Class B-1 Certificate Cap        Class B-2 Certificate Cap
-----            ------------------------         -------------------------        -------------------------
  1                       $27,178,084                       $8,007,000                       $5,720,000
  2                        27,007,217                        8,007,000                        5,672,537
  3                        26,834,715                        8,007,000                        5,649,109
  4                        26,660,628                        8,007,000                        5,638,806
  5                        26,485,010                        8,007,000                        5,638,806
  6                        26,307,946                        8,007,000                        5,638,806
  7                        26,129,456                        8,007,000                        5,638,806
  8                        25,949,589                        8,007,000                        5,638,806
  9                        25,768,416                        8,007,000                        5,638,806
  10                       25,585,983                        8,007,000                        5,638,806
  11                       25,402,713                        8,007,000                        5,638,806
  12                       25,218,253                        8,007,000                        5,638,806
  13                       25,032,643                        8,007,000                        5,638,806
  14                       24,845,931                        8,007,000                        5,638,806
  15                       24,658,164                        8,007,000                        5,638,806
  16                       24,469,377                        8,007,000                        5,638,806
  17                       24,279,610                        8,007,000                        5,638,806
  18                       24,089,136                        8,007,000                        5,638,806
  19                       23,897,760                        8,007,000                        5,638,806
  20                       23,705,545                        8,007,000                        5,638,806
  21                       23,513,527                        8,007,000                        5,638,806
  22                       23,322,508                        8,007,000                        5,638,806
  23                       23,132,573                        8,007,000                        5,638,806
  24                       22,943,808                        8,007,000                        5,638,806
  25                       22,756,246                        8,007,000                        5,638,806
  26                       22,569,902                        8,007,000                        5,638,806
  27                       22,384,768                        8,007,000                        5,638,806
  28                       22,200,835                        8,007,000                        5,638,806
  29                       22,018,095                        8,007,000                        5,638,806
  30                       21,836,540                        8,007,000                        5,638,806
  31                       21,656,161                        8,007,000                        5,638,806
  32                       21,476,950                        8,007,000                        5,638,806
  33                       21,298,900                        8,007,000                        5,638,806
  34                       21,122,001                        8,007,000                        5,638,806
  35                       20,946,732                        8,007,000                        5,638,806
  36                       20,772,599                        8,007,000                        5,638,806
  37                       20,599,594                        8,007,000                        5,638,806
  38                       20,427,709                        8,007,000                        5,638,806
  39                       20,256,936                        8,007,000                        5,638,806
  40                       20,087,268                        8,007,000                        5,638,806
  41                       19,918,697                        8,007,000                        5,638,806
  42                       19,751,215                        8,007,000                        5,638,806



                                     A-1

Month            Fixed Rate Contracts Cap         Class B-1 Certificate Cap        Class B-2 Certificate Cap
-----            ------------------------         -------------------------        -------------------------

  43                      $19,584,814                       $8,007,000                       $5,638,806
  44                       19,419,488                        8,007,000                        5,638,806
  45                       19,255,228                        8,007,000                        5,638,806
  46                       19,092,028                        8,007,000                        5,638,806
  47                       18,929,879                        8,007,000                        5,638,806
  48                       18,768,775                        8,007,000                        5,638,806
  49                       18,608,708                        8,007,000                        5,638,806
  50                       18,449,671                        7,717,028                        5,638,806
  51                       18,291,873                        7,466,203                        5,638,806
  52                       18,135,091                        7,253,812                        5,638,806
  53                       17,979,317                        7,042,459                        5,638,806
  54                       17,824,543                        6,832,176                        5,638,806
  55                       17,670,877                        6,622,887                        5,638,806
  56                       17,518,197                        6,414,649                        5,638,806
  57                       17,366,609                        6,207,350                        5,638,806
  58                       17,216,712                        6,000,997                        5,638,806
  59                       17,067,781                        5,795,752                        5,638,806
  60                       16,919,808                        5,591,249                        5,638,806
  61                       16,772,786                        5,387,501                        5,638,806
  62                       16,626,708                        5,184,421                        5,638,806
  63                       16,481,570                        4,982,019                        5,638,806
  64                       16,337,362                        4,780,265                        5,638,806
  65                       16,194,080                        4,579,070                        5,638,806
  66                       16,051,717                        4,378,441                        5,638,806
  67                       15,910,265                        4,178,262                        5,638,806
  68                       15,769,720                        3,978,538                        5,638,806
  69                       15,630,074                        3,779,205                        5,638,806
  70                       15,491,322                        3,580,095                        5,638,806
  71                       15,353,728                        3,381,252                        5,638,806
  72                       15,217,015                        3,182,630                        5,638,806
  73                       15,081,175                        2,984,148                        5,638,806
  74                       14,946,204                        2,785,685                        5,638,806
  75                       14,812,094                        2,587,220                        5,638,806
  76                       14,678,840                        2,388,681                        5,638,806
  77                       14,546,436                        2,189,933                        5,638,806
  78                       14,414,875                        1,990,938                        5,638,806
  79                       14,284,153                        1,791,528                        5,638,806
  80                       14,154,262                        1,591,656                        5,638,806
  81                       14,025,701                        1,391,200                        5,638,806
  82                       13,898,616                        1,190,273                        5,638,806
  83                       13,772,341                          988,742                        5,638,806
  84                       13,646,871                          786,149                        5,638,806
  85                       13,522,200                          582,385                        5,638,806
  86                       13,398,453                          377,202                        5,638,806
  87                       13,275,493                          170,487                        5,638,806



                                     A-2


  88                      $13,153,316                               $0                       $5,600,778
  89                       13,031,915                                0                        5,390,138
  90                       12,911,430                                0                        5,177,128
  91                       12,791,710                                0                        4,961,365
  92                       12,672,751                                0                        4,742,465
  93                       12,554,546                                0                        4,519,945
  94                       12,437,091                                0                        4,293,068
  95                       12,320,380                                0                        4,061,448
  96                       12,204,408                                0                        3,824,018
  97                       12,089,170                                0                        3,579,815
  98                       11,974,827                                0                        3,328,259
  99                       11,861,208                                0                        3,067,910
 100                       11,748,307                                0                        2,796,583
 101                       11,636,118                                0                        2,511,188
 102                       11,524,637                                0                        2,207,387
 103                       11,413,859                                0                        1,877,915
 104                       11,303,779                                0                        1,488,348
 105                       11,194,391                                0                          769,571
 106                                0                                0                                0
 107                                0                                0                                0
 108                                0                                0                                0
 109                                0                                0                                0



=======================================================                ==============================================

No dealer, salesman or other person has been
authorized to give any information or to make any                                  $101,651,000
representations not contained in this prospectus
supplement and the accompanying prospectus and, if                                 (Approximate)
given or made, such information or representations
must not be relied upon as having been authorized
by the depositor or by the underwriter. This
prospectus supplement and the accompanying                                Lehman ABS Manufactured Housing
prospectus do not constitute an offer to sell, or                              Contract Trust 2002-A
a solicitation of an offer to buy, the securities                                     Issuer
offered hereby by anyone in any jurisdiction in
which such an offer or solicitation is not                                    GreenPoint Credit, LLC
authorized or in which the person making such                                        Servicer
offer or solicitation is not qualified to do so or
to anyone to whom it is unlawful to make any such                             Lehman ABS Corporation
offer or solicitation. Neither the delivery of                                       Depositor
this prospectus supplement and the accompanying
prospectus nor any sale made hereunder shall,
under any circumstances, create an implication
that information herein or therein is correct as
of any time since the date of this prospectus
supplement or the accompanying prospectus.

                 Table of Contents
               Prospectus Supplement

Table of Contents............................      iv
Summary......................................     S-1                    $77,666,000 Class A Certificates
Risk Factors.................................     S-7                    $7,995,000 Class M-1 Certificates
Transaction Overview.........................    S-18                    $7,995,000 Class M-2 Certificates
The Transaction..............................    S-19                    $7,995,000 Class B-1 Certificates
The Contract Pool............................    S-19
The Seller and The Servicer..................    S-44                     Lehman ABS Manufactured Housing
The Trustee..................................    S-50                       Contract Senior/Subordinate
The Backup Servicer..........................    S-51                       Asset-Backed Certificates,
Description of the Certificates..............    S-51                              Series 2002-A
Prepayment and Yield Considerations..........    S-85
Material Legal Aspects of the Contracts......    S-97
Material Federal Income Tax Consequences.....   S-104
State and Local Tax Consequences.............   S-106
ERISA Considerations.........................   S-107
Legal Investment.............................   S-109
Plan of Distribution.........................   S-109
Incorporation of Certain Information
by Reference ................................   S-110
Legal Matters................................   S-111
Ratings......................................   S-111
Glossary.....................................   S-113
Appendix I...................................     A-1

                                                                         ____________________
                    Prospectus
                                                                         PROSPECTUS SUPPLEMENT
Risk Factors.................................       2                    ____________________
Description Of The Securities................       7
The Trust Funds..............................      12
Enhancement..................................      21                       LEHMAN BROTHERS
Servicing of Contracts.......................      24
The Agreements...............................      33
Custody Receipts; Custody Agreements.........      46                       August    , 2002
Legal Aspects Of The Contracts...............      49
The Depositor................................      64
Use of Proceeds..............................      65
Federal Income Tax Considerations............      65
State Tax Considerations.....................     100
ERISA Considerations.........................     100
Legal Investment.............................     105
Ratings......................................     105
Plan of Distribution.........................     106
Legal Matters................................     106
Available Information........................     106

=======================================================                ==============================================


Prospectus

                             LEHMAN ABS CORPORATION
                            Asset-Backed Certificates
                               Asset-Backed Notes
                              (Issuable in series)

Lehman ABS Corporation, as depositor, may offer from time to time under this prospectus and related prospectus supplements securities that are either asset-backed notes, asset-backed certificates or asset-backed note custody receipts which may be sold from time to time in one or more series. Each series of securities will be issued in one or more classes.

The related prospectus supplement will set forth the specific assets of the trust fund and the seller or sellers from whom the depositor acquired the assets. The assets may include:

     (a) one or more pools of

          (1) home improvement installment sales contracts and installment loan agreements which may be unsecured, secured by mortgages primarily on one-to-four family residential properties, or secured by purchase money security interests in the related home improvements,

          (2) manufactured housing installment sales contracts and installment loan agreements secured by either security interests in the manufactured homes or by mortgages on real estate on which the related manufactured homes are located, and

          (3) private securities evidencing ownership interests in or secured by loans similar to the types of loans described in clauses (1) and (2) above,

     (b) all monies due under the above assets, which may be net of amounts payable to the servicer, and

     (c) funds or accounts established for the related trust fund, or one or more forms of credit enhancement.

The prospectus supplement will state if the trust fund will make a REMIC election for federal income tax purposes.

For a discussion of risks associated with an investment in the securities, see Risk Factors on page 2.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.



                                LEHMAN BROTHERS
August 1, 2002

                                 Risk Factors

     You should carefully consider the following risk factors prior to any purchase of the securities.

Limited Liquidity May Result in Delays in Ability to Sell Securities or Lower Returns

     There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of any series. Lehman Brothers, through one or more of its affiliates, and any other underwriters what you would receive specified in the presently expect to make a secondary market in the securities, but have no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less what you would receive for a comparable liquid security.

Limited Assets for Payments - No Recourse to Depositor, Seller or Servicer

     The depositor does not have, nor is it expected to have, any significant assets. The securities of a series will be payable solely from the assets of the trust fund for that series. There will be no recourse to the depositor or any other person for any default on the notes or any failure to receive distributions on the certificates or custody receipts.

     Further, as described in the related prospectus supplement, at the times set forth in the related prospectus supplement, some primary assets and/or any amount remaining in the collection account or distribution account for a series and other amounts described in the related prospectus supplement, may be released or remitted to the depositor, the servicer, the provider of any enhancement or any other person entitled to any remaining assets and will no longer be available for making payments to the holders of the securities. Consequently, holders of securities of each series must rely solely upon payments with respect to the primary assets and the other assets constituting the trust fund for a series of securities, including, if applicable, any amounts available pursuant to any enhancement for that series, for the payment of principal of and interest on the securities of that series.

     If there is a default with respect to payments on a series of notes, holders of those notes will be required under the indenture to proceed only against the primary assets and other assets constituting the related trust fund and may not proceed against any assets of the depositor. If payments with respect to the assets securing a series of notes, including any enhancement, were to become insufficient to make payments on those notes, no other assets would be available for payment of the deficiency and holders of those notes may experience a loss.

     The only obligations, if any, of the depositor with respect to the securities of any series will be pursuant to representations and warranties. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only sources of funds to make a repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or the seller, as the case may be, or from a reserve fund established to provide funds for such repurchases. If the depositor does not have sufficient assets and no other party is obligated to repurchase defective primary assets, you may experience a loss.

     We refer you to "The Agreements - Assignment of Primary Assets."

Limits on Enhancement May Result in Losses to Holders

     Although enhancement for the securities is intended to reduce the risk of delinquent payments or losses to holders of a series of securities, the amount of enhancement will be limited as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the primary assets could result in losses to holders of those securities.

     We refer you to "Enhancement."

Timing and Rate of Prepayments May Result in Lower Yield

     The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payment of principal of the contracts or of the underlying contracts relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

          (1) the extent of prepayments which may be influenced by a variety of factors,

          (2) the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

          (3)  the exercise of any right of optional termination.

     Prepayments may also result from repurchases of contracts or underlying contracts relating to the private securities, as applicable, due to material breaches of the seller's or the depositor's warranties.

     We refer you to "Description of the Securities--Weighted Average Life of Securities."

     Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

     We refer you to "Description of the Securities--Payments of Interest."

Status of Loans as Junior Liens May Result in Losses in Foreclosure Proceedings

     The mortgages may be junior liens subordinate to the rights of the mortgagee under the senior mortgage or mortgages on the same mortgaged property. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a junior mortgage will be available to satisfy the outstanding balance of that junior mortgage only to the extent that the claims of the senior mortgagees have been satisfied in full, including any foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If a junior mortgagee forecloses on the mortgaged property, it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default. As a result, the servicer may not be able to foreclose on a mortgaged property or may realize lower proceeds in a foreclosure relating to a defaulted loan and you may experience a corresponding loss.

Decrease in Value of Mortgaged Property Would Disproportionately Affect Junior Lienholders

     There are several factors that could adversely affect the value of properties so that the outstanding balance of the related loan, together with any senior financing on the properties, would equal or exceed the value of the properties. Among the factors that could adversely affect the value of the properties are an overall decline in the residential real estate market in the areas in which the properties are located or a decline in the general condition of the properties as a result of failure of borrowers to maintain adequately the properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any decline in the value of a property could extinguish the value of a junior interest in that property before having any effect on the related senior interest. If a decline in the value of the properties occurs, the actual rates of delinquencies, foreclosure and losses on the junior loans could be higher than those currently experienced in the mortgage lending industry in general.

You Could be Adversely Affected by Violations Of Environmental Laws

     Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of a lien has priority over the lien of an existing mortgage or other interest against the property. In addition, under the laws of some states and under the federal CERCLA, a lender may be liable as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability under CERCLA on foreclosure of the mortgaged property securing a mortgage. Failure to comply with environmental laws may result in fines and penalties that could be assessed against the trust fund as owner of the related property. If a trust fund is considered an owner or an operator of a contaminated property, the trust fund will suffer losses for any liability imposed for environmental hazards on the property. These losses may result in reductions in the amounts distributed to the holders of the related securities.

Violations of Lending Laws Could Result in Losses on Primary Assets

     Applicable state laws generally regulate interest rates and other charges and require particular disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the contracts. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the contracts, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust fund as the owner of the contracts to damages and administrative enforcement.

     The loans are also subject to Federal laws, including laws that require particular disclosures to borrowers, that prohibit discrimination and that regulate the use and reporting of information relating to the borrower's credit experience. Violations of provisions of these Federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the contracts and in addition could subject the trust fund as the owner of the to damages and administrative enforcement.

     We refer you to "Legal Aspects of the Contracts."

     The home improvement contracts are also subject to the regulations of the Federal Trade Commission and other similar federal and state statutes and regulations and Holder in Due Course Rules, which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction, such as the trust fund with respect to the contracts, to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Losses on loans in violation of these lending laws that are not otherwise covered by the enhancement for a series will be borne by the holders of one or more classes of securities for the related series.

     We refer you to "Legal Aspects of the Contracts."

Rating of the Securities Relate to Credit Risk Only and Does Not Assure Payment on the Securities

     The ratings of the securities would be based on, among other things, the adequacy of the value of the primary assets and any enhancement with respect to those securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, since it does not address market price or suitability for a particular investor. There is also no assurance that any rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the primary assets, the rating on the securities might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an enhancer or a change in the rating of such enhancer's long term debt. Any reduction or withdrawal of a rating will have an adverse effect on the value of the securities.

Liquidation Value of Trust Fund Assets may be Insufficient to Satisfy All Claims against Trust Fund

     There is no assurance that the market value of the primary assets or any other assets for a series will at any time be equal to or greater than the aggregate principal amount of the securities then outstanding, plus accrued interest on the securities. In addition, upon an event of default under the indenture for a series of notes and a sale of the assets in the trust fund or upon a sale of the assets of a trust fund for a series of certificates, the trustee, the servicer, if any, the enhancer and any other service provider generally will be entitled to receive the proceeds of any sale of the assets to the extent of their unpaid fees and other amounts prior to distributions to holders of securities. Upon a sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the securities of a series.

     The amount of liquidation expenses incurred with respect to defaulted contracts do not vary directly with the outstanding principal balance of the contracts at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted contract having a small remaining principal balance as it would in the case of a defaulted contract having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller contract than would be the case with a larger contract. Because the average outstanding principal balances of the contracts are small relative to the size of the contracts in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted contracts may also be smaller as a percentage of the principal amount of the contracts than would net realizations in the case of a typical pool of first mortgage loans. The payment of liquidation expenses will reduce the portion of the amount realized that will be available to make payments on the securities and may result in you suffering a loss.

                         Description Of The Securities
General

     A series of securities issued under this registration statement may consist of any combination of notes, certificates or custody receipts. If notes are issued, they will be issued in series pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as trustee with respect to that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will also be issued in series pursuant to separate agreements -- either a pooling and servicing agreement or a trust agreement among the depositor, the servicer, if the series relates to contracts, and the trustee. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. If certificates are issued, they will be issued in series pursuant to a custody agreement among the depositor and the entity named in the related prospectus supplement as the custodian. A form of custody agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. A series may consist of any combination of notes, certificates and custody receipts which are also collectively referred to as securities.

     The depositor will acquire the primary assets from one or more sellers.

     The seller will agree to reimburse the depositor for fees and expenses of the depositor incurred in connection with the issuance and offering of the securities.

     The following summaries describe provisions in the agreements common to each series of securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the agreements and the prospectus supplement relating to each series of securities. Where particular provisions or terms used in the agreements are referred to, the actual provisions (including definitions of terms) are incorporated into this prospectus by reference as part of such summaries. As described under "Custody Receipts; custody agreements," custody receipts entitle the holder of securities to payments that are made on classes of notes held by the custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect that payments on the contracts may have on notes that are secured by those contracts, those descriptions also apply to custody receipts.

     Each series of securities will consist of one or more classes of securities, one or more of which may be compound interest securities, fixed interest securities, variable interest securities, planned amortization class securities, zero coupon securities, principal only securities, interest only securities, participating securities and custody receipts. A series may also include one or more classes of subordinate securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a class of a series, as described in the related prospectus supplement, the transfer of the securities may be registered and the securities may be exchanged at the office of the trustee specified in the prospectus supplement without the payment of any service charge other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

     Payments of principal of and interest on a series of securities will be made on the distribution dates to the extent and in the manner specified in the prospectus supplement relating to that series. Payments may be made by check mailed to holders of securities, registered as such at the close of business on the related record date specified in the related prospectus supplement at their addresses appearing on the security register, except that
(a) payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in some circumstances described in the related prospectus supplement and (b) final payments of principal in retirement of each security will be made only upon presentation and surrender of that security at the office of the trustee specified in the prospectus supplement. Notice of the final payment on a security will be mailed to the holder of that security before the distribution date on which the final principal payment on any security is expected to be made to the holder of that security.

     Payments of principal of and interest on a series of securities will be made by the trustee, by a paying agent on behalf of the trustee or by a custodian, to the extent and in the manner specified in the related prospectus supplement. As described in the related prospectus supplement, all payments with respect to the primary assets for a series, together with reinvestment income, amounts withdrawn from any reserve fund, and amounts available pursuant to any other enhancement will be deposited directly into the collection account and, net of specified amounts payable to the related servicer and any other person specified in the prospectus supplement. Thereafter these amounts will be deposited into the distribution account and will be available to make payments on series of securities on the next distribution date, as the case may be. See "The Trust Funds--Collection and Distribution Accounts."

Valuation of the Primary Assets

     If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund for a series will be assigned an initial asset value. As described in the related prospectus supplement, the asset value of the primary assets will be equal to the product of the asset value percentage as set forth in the indenture and the lesser of
(a) the stream of remaining regularly scheduled payments on the primary assets, net of amounts payable as expenses as described in the prospectus supplement, together with income earned on each scheduled payment received through the day preceding the next distribution date at the assumed reinvestment rate, if any, discounted to present value at the highest interest rate on the notes of that series over periods equal to the interval between payments on the notes, and (b) the then principal balance of the primary assets. The initial asset value of the primary assets will be at least equal to the principal amount of the notes of the related series at the date of issuance or another amount described in the related prospectus supplement.

     The "assumed reinvestment rate", if any, for a series will be the highest rate permitted by the rating agency or a rate insured by means of a surety bond, guaranteed investment contract, deposit agreement or other arrangement satisfactory to the rating agency. If the assumed reinvestment rate is insured, the related prospectus supplement will set forth the terms of that arrangement.

Payments of Interest

     Those securities entitled by their terms to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related prospectus supplement. Interest on interest bearing securities of a series will be payable on the distribution date and in the priority specified in the related prospectus supplement. The rate of interest on securities of a series may be fixed or variable or may change with changes in the annual percentage rates of the contracts or underlying contracts relating to the private securities, as applicable, included in the related trust fund and/or as prepayments occur with respect to the contracts or underlying contracts, as applicable. Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to the principal thereof on that distribution date.

     Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

Payments of Principal

     On each distribution date for a series, principal payments will be made to the related holders to which principal is then payable, to the extent set forth in the related prospectus supplement. Principal payments will be made in an aggregate amount determined as specified in the related prospectus supplement and will be allocated among the respective classes of a series in the manner, at the times and in the priority which may, in some specified cases, include allocation by random lot, set forth in the related prospectus supplement.

     Interest only securities may be assigned a notional amount set forth in the related prospectus supplement which is used solely for convenience for the calculation of interest and for other purposes and does not represent the right to receive any distributions allocable to principal.

Final Scheduled Distribution Date

     The final scheduled distribution date with respect to each class of notes and custody receipts is the date no later than the date on which its principal will be fully paid. The final scheduled distribution date with respect to each class of certificates will be the date on which the entire aggregate principal balance of that class is expected to be reduced to zero. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement. The final scheduled distribution date of a class may equal the maturity date of the primary asset in the related trust fund which has the latest stated maturity or will be determined as described in the related prospectus supplement.

     The actual final distribution date of the securities of a series will depend primarily upon the rate of payment, including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases, of contracts or underlying contracts, as applicable, in the related trust fund. Since payments on the primary assets, including prepayments, will be used to make distributions in reduction of the outstanding principal amount of the securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates as a result of delinquencies, defaults and liquidations of the primary assets in the trust fund, the actual final distribution date of any certificate may occur later than its final scheduled distribution date. No assurance can be given as to the actual prepayment experience with respect to the primary assets related to a series. See "Weighted Average Life of the Securities" below.

Special Redemption

     If so specified in the prospectus supplement relating to a series of securities having distribution dates less frequently than each month, one or more classes of securities of that series may be subject to special redemption, in whole or in part, on the day specified in the related prospectus supplement. A special redemption may occur if, as a consequence of prepayments on the contracts or underlying contracts, as applicable, relating to a series of securities or low yields then available for reinvestment, the entity specified in the related prospectus supplement determines, based on assumptions specified in the applicable agreement, that the amount available for the payment of interest is less than the amount of interest that will have accrued on those securities through the designated interest accrual date specified in the related prospectus supplement. In that event, prior to the designated interest accrual date, and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of that series to cause the amount available for the payment of interest to equal the amount of interest that will have accrued on the principal amount that remains outstanding through the designated interest accrual date for the series of securities outstanding immediately after that redemption.

Optional Redemption, Purchase or Termination

     The depositor or the servicer may, at its option, redeem, in whole or in part, one or more classes of notes or purchase one or more classes of certificates of any series, on any distribution date under the circumstances, if any, specified in the prospectus supplement relating to that series. Alternatively, if so specified in the related prospectus supplement for a series of certificates, the depositor, the servicer, or another entity designated in the related prospectus supplement may, at its option, cause an early termination of a trust fund by repurchasing all of the primary assets from that trust fund on or after a date specified in the related prospectus supplement, or on or after the time as the aggregate outstanding principal amount of the certificates or primary assets, as specified in the related prospectus supplement, is less than the amount or percentage specified in the related prospectus supplement. Notice of such redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related prospectus supplement. If specified in the related prospectus supplement, in the event that a REMIC election has been made, the trustee must receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

Weighted Average Life of the Securities

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Generally, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the contracts or underlying contracts, as applicable, included in the trust fund for a series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for a series of securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each class of securities of that series and the percentage of the original principal amount of each class of securities of that series that would be outstanding on specified distribution dates for that series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the contracts or underlying contracts, as applicable, included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such prospectus supplement.

     There is, however, no assurance that prepayment of the contracts or underlying contracts, as applicable, included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the contracts or underlying contracts for a series, those contracts are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those loans. In this regard, it should be noted that the contracts or underlying contracts for a series may have different interest rates. In addition, the weighted average life of the securities may be affected by the varying maturities of the contracts or underlying contracts, as applicable. If any contracts or underlying contracts for a series have actual terms-to-stated maturity of less than those assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution dates, even in the absence of prepayments and a reinvestment return higher than the assumed reinvestment rate.


                                The Trust Funds

General

     The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund, or in a group of assets specified in the related prospectus supplement. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related holders of securities to certain payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect payments on the contracts may have on notes that are secured by those contracts, those descriptions also apply to custody receipts. The trust fund of each series will include assets purchased from the Seller composed of:

     (1)  the primary assets;

     (2) amounts available from the reinvestment of payments on the primary assets at the assumed reinvestment rate, if any, specified in the related prospectus supplement;

     (3)  any enhancement for that series;

     (4) any property that secured a contract but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

     (5) the amount, if any, initially deposited in the collection account or distribution account for a series as specified in the related prospectus supplement.

     The securities will be non-recourse obligations of the related trust fund. The assets of the trust fund specified in the related prospectus supplement for a series of securities, unless otherwise specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series of notes in the case of a default with respect to that series of notes and may not proceed against any assets of the depositor, any of its affiliates or the related trust fund not pledged to secure those notes.

     The primary assets for a series will be sold by the seller to the depositor, or purchased by the depositor in secondary market transactions, in the case of private securities, not from the issuer of those private securities or an affiliate thereof, or, in the case of the contracts, in privately negotiated transactions, which may include transactions with affiliates of the depositor. The primary assets will be transferred by the depositor to the trust fund. Contracts relating to a series will be serviced by the servicer, which may be the seller, specified in the related prospectus supplement, pursuant to a pooling and servicing agreement, with respect to a series of certificates or a servicing agreement between the trust fund and servicer, with respect to a series of notes.

     If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the related prospectus supplement pursuant to a trust agreement between the depositor and the trustee of that trust fund specified in the related prospectus supplement.

     As used herein, "agreement" means, with respect to a series of certificates, the pooling and servicing agreement or trust agreement, with respect to a series of notes, the indenture and the servicing agreement, and with respect to a series of custody receipts, the custodial agreement, as the context requires.

     With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the primary assets and other assets contemplated herein and in the related prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions to the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related enhancement.

     Primary assets included in the trust fund for a series may consist of any combination of contracts and private securities, to the extent and as specified in the related prospectus supplement. On the closing date, no more than 5% of the primary assets (by aggregate principal balance as of the cut-off date) will have characteristics that deviate from the description of those primary assets in the related prospectus supplement.

The Contracts

     Contracts. The primary assets for a series may consist, in whole or part, of (1) conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business and (2) home improvement installment sales contracts and installment loan agreements and together with manufactured housing contracts, the "contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by either manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages primarily on single family properties which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed by the mortgaged property. The contracts will be conventional contracts or contracts insured by the FHA or partially guaranteed by the VA. The contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and to the extent and in the manner specified in the related prospectus supplement.

     The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Manufactured homes and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

     The mortgaged properties will include primarily one- to four-family residential housing, including condominium units and cooperative dwellings--single family properties. The mortgaged properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least greater than the term of the related contract as specified in the related prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     The mortgaged properties may include properties containing one- to four-family residential units and no more than three income producing non-residential units, which are small mixed-use properties. Small mixed-use properties may be owner occupied or investor properties and the contract purpose may be a refinancing or a purchase.

     Mortgages on cooperative dwellings consist of a lien on the shares issued by the cooperative dwelling and the proprietary lease or occupancy agreement relating to the cooperative dwelling to the extent and in the manner specified in the related prospectus supplement.

     The aggregate principal balance of contracts secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Generally, the sole basis for a representation that a given percentage of the contracts are secured by single family property that is owner-occupied will be either:

     (1) the making of a representation by the mortgagor at origination of the contract either that the underlying mortgaged property will be used by the mortgagor for a period of at least six months every year or that the mortgagor intends to use the mortgaged property as a primary residence, or

     (2) a finding that the address of the underlying mortgaged property is the mortgagor's mailing address as reflected in the servicer's records.

     In addition, the mortgaged properties may include non-owner occupied investment properties and vacation and second homes.

     The initial combined loan-to-value ratio of a contract is computed in the manner described in the related prospectus supplement and may take into account the amounts of any related senior mortgage loan.

     Home Improvement contracts. The primary assets for a series may consist, in whole or in part, home improvement contracts originated by a home improvement contractor in the ordinary course of business. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by the mortgages which are generally subordinate to other mortgages on the same mortgaged property or by purchase money security interest in the home improvements financed by the related mortgaged property. The home improvement contracts will be fully amortizing and may have fixed interest rates or variable interest rates and may provide for other payment characteristics as described below and in the prospectus supplement.

     Generally, the home improvements securing the home improvement contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     If applicable, the initial loan-to-value ratio of a home improvement contract is computed in the manner described in the related prospectus supplement.

     Additional Information. The selection criteria which shall apply with respect to the contracts, including, but not limited to, the combined loan-to-value ratios or loan-to-value ratios, original terms to maturity and delinquency information, will be specified in the related prospectus supplement.

     Some contracts may be delinquent or non-performing as specified in the related prospectus supplement. Contracts may be originated by or acquired from an affiliate of the depositor and an affiliate of the depositor may be an obligor with respect to any contract. To the extent provided in the related prospectus supplement, additional contracts may be periodically added to the trust fund, or may be removed from time to time if asset value tests are met, as described in the related prospectus supplement.

     The contracts for a series may include contracts that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the contracts for a series may include contracts that do not have a specified stated maturity.

     The related prospectus supplement for each series will provide information with respect to the loans that are primary assets as of the cut-off date specified in the related prospectus supplement, including, among other things, and to the extent relevant:

     (a) the aggregate unpaid principal balance of the contracts or the aggregate unpaid principal balance included in the trust fund for the related series;

     (b) the range and weighted average loan rate on the contracts, and, in the case of adjustable rate contracts, the range and weighted average of the current loan rates and the lifetime rate caps, if any;

     (c) the range and average outstanding principal balance of the contracts;

     (d) the weighted average original and remaining term-to-stated maturity of the contracts and the range of original and remaining terms-to-stated maturity, if applicable;

     (e) the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the contracts, as applicable;

     (f) the percentage, by outstanding principal balance as of the cut-off date, of contracts that accrue interest at adjustable or fixed interest rates;

     (g) any special hazard insurance policy or bankruptcy bond or other enhancement for the contracts;

     (h) the percentage, by principal balance as of the cut-off date of contracts that are secured by mortgaged properties, home improvements or are unsecured;

     (i) the geographic distribution of any mortgaged properties securing the loans;

     (j) the percentage of contracts, by principal balance as of the cut-off date, that are secured by single family properties or small mixed-use properties, shares relating to cooperative dwellings, condominium units, investment property and vacation or second homes;

     (k)  the lien priority of the contracts; and

     (l)  the delinquency status and year of origination of the contracts.

     The related prospectus supplement will also specify any other limitations on the types or characteristics of contracts for a series.

     If information of the nature described above respecting the contracts is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days after the initial issuance of such securities.

Private Securities

     General. Primary assets for a series may consist, in whole or in part, of private securities which include:

     (a) pass-through certificates representing beneficial interests in underlying contracts that are of the type that would otherwise be eligible to be loans or

     (b)  collateralized obligations secured by underlying contracts.

     While the underlying contracts will be of a type that would otherwise be eligible to be contracts since they will have been part of a prior unrelated securitization they may include underlying contracts that are more delinquent or that have been foreclosed.

     The pass-through certificates or collateralized obligations will have previously been: (1) offered and distributed to the public pursuant to an effective registration statement or (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of the securities at the time of sale nor an affiliate of the depositor at any time during the three preceding months; provided, a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate of the issuer.

     Although individual underlying contracts may be insured or guaranteed by the United States or an agency or instrumentality of the United States, they need not be. Private securities will not be insured or guaranteed by the United States or any agency or instrumentality of the United States.

     All purchases of private securities for a series by the seller or the depositor will be made in secondary market transactions, not from the issuer of the private securities or any affiliate of that issuer. As a result, no purchases of private securities offered and distributed to the public pursuant to an effective registration statement will be made by the seller or depositor for at least ninety days after the initial issuance of the private securities.

     Private securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the underlying contracts will have entered into the PS Agreement with the trustee under that PS Agreement. The PS trustee or its agent, or a custodian, will possess the underlying contracts. Underlying contracts will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the private securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to those trusts, and selling beneficial interests in those trusts. The PS Sponsor may be an affiliate of the depositor. The obligations of the PS Sponsor will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. The PS Sponsor generally will not have guaranteed any of the assets conveyed to the related trust or any of the private securities issued under the PS Agreement but may guarantee those assets if specific in the related prospectus supplement.

     Distributions of principal and interest will be made on the private securities on the dates specified in the related prospectus supplement. The private securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private securities by the PS trustee or the PS Servicer. Payments on the private securities will generally be distributed directly to the trustee as the registered owner of such private securities. The PS Sponsor or the PS Servicer may have the right to repurchase the underlying contracts after a specified date or under other circumstances specified in the related prospectus supplement.

     The underlying contracts may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features.

     Credit Support Relating to Private Securities. Credit support in the form of reserve funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the underlying contracts or with respect to the private securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying contracts and other factors and will have been established for the private securities on the basis of requirements of the nationally recognized statistical rating organization that rated the private securities.

     Additional Information. The prospectus supplement for a series for which the primary assets includes private securities will specify, to the extent relevant and to the extent the information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable,

     (i) the aggregate approximate principal amount and type of the private securities to be included in the trust fund for such series;

     (ii) characteristics of the underlying contracts, including:

          (A) the payment features of the underlying contracts--i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features,

          (B) the approximate aggregate principal balance, if known, of the underlying contracts insured or guaranteed by a governmental entity,

          (C) the servicing fee or range of servicing fees with respect to the underlying contracts,

          (D) the minimum and maximum stated maturities of the underlying contracts at origination,

          (E)  the lien priority of any underlying contracts, and

          (F) the delinquency status and year of origination of the underlying contracts;

    (iii) the maximum original term-to-stated maturity of the private securities;

     (iv) the weighted average term-to-stated maturity of the private securities;

     (v) the pass-through or certificate rate or ranges thereof for the private securities;

     (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS trustee for the private securities;

    (vii) the characteristics of credit support, if any, including as reserve funds, insurance policies, letters of credit or guarantees relating to underlying contracts or to private securities;

   (viii) the terms on which underlying contracts may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private securities; and

     (ix) the terms on which underlying contracts may be substituted for those originally underlying the private securities.

     If information of the nature described above representing the private securities is not known to the depositor at the time the securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and will be filed with the SEC within 15 days the initial issuance of the securities.

Collection and Distribution Accounts

     A separate collection account will be established by the trustee or the servicer, in the name of the trustee, for each series of securities for receipt of the amount of cash, if any, specified in the related prospectus supplement to be initially deposited by the depositor, all amounts received on or with respect to the primary assets and, unless otherwise specified in the related prospectus supplement, income earned thereon. The trustee may be required to apply a portion of the amount in the collection account, together with reinvestment earnings from eligible investments to the extent they are not to be included in payments to the holders to the payment of a portion of the amounts payable to the servicer under the related agreement and any other person specified in the prospectus supplement, and to deposit a portion of the amount in the collection account into the distribution account to be established by the trustee for the series, each in the manner and at the times established in the related prospectus supplement. Amounts available pursuant to any enhancement, as provided in the related prospectus supplement, will also be deposited in a related distribution account.

     Amounts deposited in the distribution account may be available for:

     (1) application to the payment of principal of and interest on the series of securities on the next distribution date,

     (2) the making of adequate provision for future payments on specified classes of securities, and

     (3)  any other purpose specified in the related prospectus supplement.

     After applying the funds in the collection account as described above, any funds remaining in the collection account may be paid over to the servicer, the depositor, any provider of enhancement with respect to the series or any other person entitled to those amounts in the manner and at the times established in the related prospectus supplement. As described in the related prospectus supplement, the trustee will invest the funds in the collection and distribution accounts in eligible investments maturing, with permissible exceptions, not later, in the case of funds in the collection account, than the day preceding the date such funds are due to be deposited in the distribution account or otherwise distributed and, in the case of funds in the distribution account, than the day preceding the next distribution date for the related series of security. Eligible investments include, among other investments, obligations of the United States and agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, repurchase agreements of United States government securities and guaranteed investment contracts, in each case, acceptable to the rating agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement as specified in the related prospectus supplement.


                                  Enhancement

     If stated in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain enhancement in favor of the trustee on behalf of holders of the related series or designated classes of the series. enhancement may take the form of an irrevocable letter of credit, surety bond or insurance policy, reserve funds, subordinate securities, overcollateralization or any other form of enhancement or combination thereof. The enhancement will support the payment of principal and interest on the securities, and may be applied for other purposes to the extent and under the conditions set forth in the related prospectus supplement. If so specified in the related prospectus supplement, any enhancement may be structured so as to protect against losses relating to more than one trust fund, in the manner described therein. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related holders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes such descriptions apply to custody receipts.

Subordinate Securities

     Enhancement for a series may consist of one or more classes of subordinate securities. The rights of holders of subordinate securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the series, but only to the extent described in the related prospectus supplement.

Insurance

     Enhancement for a series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

     Pool Insurance Policy. If so specified in the prospectus supplement relating to a series of securities, the depositor or the seller may obtain a pool insurance policy for the contracts in the related trust fund. A pool insurance policy would cover any loss, subject to the limitations described in a related prospectus supplement, any loss sustained by reason of default, but would not cover the portion of the principal balance of any contract that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related prospectus supplement.

     Special Hazard Insurance Policy. Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed contract, title to which has been acquired by the insured, and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the contract at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and a portion of the expenses incurred by the servicer with respect to the property. If the unpaid principal balance plus accrued interest and a portion of the expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by among other risks war, civil insurrection, governmental actions, errors in design, faulty workmanship or materials, nuclear reaction, flood and chemical contamination.

     Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted contract secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the contract under any pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related contract plus accrued interest and expenses will not affect the total insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related contract at an amount less than the then outstanding principal balance of the contract. The amount of the secured debt could be reduced to the value established by the bankruptcy court, and the holder of the contract thus would become an unsecured creditor to the extent the outstanding principal balance of the contract exceeds that value. In addition, other modifications of the terms of a contract can result from a bankruptcy proceeding. See "Legal Aspects of the Contracts." If so provided in the related prospectus supplement, the depositor, the seller or other entity specified in the related prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover a portion of losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a contract or a reduction by such court of the principal amount of a contract and will cover a portion of unpaid interest on the amount of that a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related prospectus supplement for all contracts in the trust fund for that series. The amount will be reduced by payments made under the bankruptcy bond in respect of the contracts, and may or may not be restored, as described in the related prospectus supplement.

Reserve Funds

     If so specified in the prospectus supplement, the depositor or the seller will deposit into one or more funds to be established with the trustee as part of the trust fund for the series or for the benefit of any enhancer with respect to that series cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agency rating any series of the securities in the amount specified in the related prospectus supplement. In the alternative or in addition to a deposit, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for that series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

     Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of a series, to pay expenses, to reimburse any enhancer or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

     Amounts deposited in a reserve fund will be invested by the trustee, in eligible investments maturing no later than the day specified in the related prospectus supplement.

Minimum Principal Payment Agreement

     If stated in the prospectus supplement relating to a series of securities, the depositor or the seller will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agency pursuant to which that entity will provide payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for that series are not sufficient to make payments on the securities of that series, as provided in the prospectus supplement.

Deposit Agreement

     If specified in a prospectus supplement, the depositor or the seller and the trustee for a series of securities will enter into a guaranteed investment contract or an investment agreement with the entity specified in the prospectus supplement on or before the sale of that series of securities. Pursuant to the deposit agreement, all or a portion of the amounts held in the collection account, the distribution account or in any reserve fund would be invested with the entity specified in the prospectus supplement. The purpose of a deposit agreement would be to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The trustee would be entitled to withdraw amounts invested pursuant to a deposit agreement, plus interest, at a rate equal to the assumed reinvestment rate, in the manner specified in the prospectus supplement. The prospectus supplement for a series of securities pursuant to which a deposit agreement is used will contain a description of the terms of the deposit agreement.

Derivative Products

     If specified in the related prospectus supplement, the depositor or the seller may establish one or more derivative products to provide enhancement for a series of securities. Derivative products may consist of a swap to convert floating or fixed rate payments, as applicable on the loans or private securities into fixed or floating rate payments, as applicable, on the securities or in a cap or floor agreement intended to provide protection against changes in floating rates of interest payable on the loans, private securities or the securities.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

     A trust fund may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the purpose of:

     (1) maintaining timely payments to holders of securities or providing additional protection against losses on the assets included in the trust fund,

     (2)  paying administrative expenses, or

     (3) establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

     These arrangements may include agreements under which holders of securities are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.


                            Servicing of Contracts

General

     Customary servicing functions with respect to contracts comprising the primary assets in the trust fund will be provided by the servicer directly pursuant to the related servicing agreement or pooling and servicing agreement, as the case may be. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related holders of securities to payments that are made on classes of notes held by the related custodian. These classes of notes may be secured by contracts.

     In performing its functions, the servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or contracts owned or serviced by it. In addition, the servicer, if so specified in the related prospectus supplement, will act as custodian and will be responsible for maintaining custody of the contracts and related documentation on behalf of the trustee.

Collection Procedures; Escrow Accounts

     The servicer will make reasonable efforts to collect all payments required to be made under the contracts and will, consistent with the terms of the related agreement for a series and any applicable enhancement, follow those collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer may, in its discretion:

     (1) waive any assumption fee, late payment charge, or other charge in connection with a contract or

     (2) to the extent provided in the related agreement, arrange with an obligor a schedule for curing delinquencies by modifying the due dates for scheduled payments on that contract.

     If specified in the related prospectus supplement, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Contracts may not require escrow payments under the loan related documents, in which case the servicer would not be required to establish any escrow account with respect to these contracts. Withdrawals from the escrow accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the escrow account to the extent required by law, to repair or otherwise protect the property securing the related contract and to clear and terminate the escrow account. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to that account when a deficiency exists in the escrow account.

Deposits to and Withdrawals from the Collection Account

     The trustee or the servicer will establish a collection account in the name of the trustee. Typically, the collection account will be an account maintained

     (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each rating agency rating the securities of that series at levels satisfactory to each rating agency or

     (2) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each rating agency.

     The funds held in the collection account may be invested, pending remittance to the trustee, in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

     The servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series on the business day following the closing date any amounts representing scheduled payments due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within the time-period specified in the related prospectus supplement, the following payments and collections received or made by it to the extent required to be deposited into the collection account:

          (1) all payments on account of principal, including prepayments, on the primary assets;

          (2) all payments on account of interest on the primary assets after deducting, at the discretion of the servicer but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement, the servicing fee in respect of those primary assets;

          (3) all amounts received by the servicer in connection with the liquidation of primary assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law, exclusive of, in the discretion of the servicer, but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement, the servicing fee, if any, in respect of the related primary asset;

          (4) all proceeds under any title insurance, hazard insurance or other insurance policy covering any primary asset, other than proceeds to be applied to the restoration or repair of the related property or released to the obligor in accordance with the related agreement;

          (5) all amounts required to be deposited in the collection account from any applicable reserve fund for that series pursuant to the related agreement;

          (6) all advances of delinquent payments of principal of and interest on a contract or other payments specified in the agreement made by the servicer required pursuant to the related agreement; and

          (7) all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

     The servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

          (1) to reimburse itself for advances for that series made by it pursuant to the related agreement to the extent of amounts received on or in respect of particular contracts, including, for this purpose, liquidation proceeds and amounts representing proceeds of insurance policies covering the related property, late recoveries of scheduled payments with respect to which any advance was made;

          (2) to the extent provided in the related agreement, to reimburse itself for any advances for that series that the servicer determines in good faith it will be unable to recover from the related primary asset;

          (3) to reimburse itself from liquidation proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited in the collection account and not previously withheld, and to the extent that liquidation proceeds after that reimbursement exceed the outstanding principal balance of the related contract, together with accrued and unpaid interest thereon to the due date for that contract next succeeding the date of its receipt of liquidation proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related contract;

          (4) in the event it has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular contract prior to the deposit of any scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from the scheduled payment, late payment or such other recovery, to the extent permitted by the related agreement;

          (5) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

          (6) to pay to the applicable person with respect to each primary asset or property acquired in respect thereof that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (7) to make payments to the trustee of the series for deposit into the distribution account, if any, or for remittance to the holders of that series in the amounts and in the manner provided for in the related agreement; and

          (8) to clear and terminate the collection account pursuant to the related agreement.

     In addition, if the servicer deposits in the collection account for a series any amount not required to be deposited into that account, it may, at any time, withdraw that amount from the collection account.

Advances and Its Limitations

     The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on contracts. If specified in the related prospectus supplement, the servicer will be obligated to make advances, and these obligations may be limited in amount, or may not be activated until a portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular contracts which represent late recoveries of principal or interest, proceeds of insurance policies or liquidation proceeds respecting which any advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or liquidation proceeds from the related contract, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account, as the case may be, or from a specified reserve fund as applicable, to the extent specified in the related prospectus supplement.

Maintenance of Insurance Policies and other Servicing Procedures

     Standard Hazard Insurance; Flood Insurance. The related prospectus supplement will state whether or not the servicer will be required to maintain or to cause the obligor on each contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for other hazards as is customary in the state in which the related property is located. If insurance is required, generally it will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the contracts will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides, and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of enhancement will adversely affect distributions to holders. When a mortgaged property securing a contract is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to that property, to the extent available.

     The standard hazard insurance policies covering properties securing contracts typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including the improvements on any property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (the replacement cost less physical depreciation) of the property, including any improvements damaged or destroyed or (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the contracts declines as the principal balances owed decreases, and since the value of the properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

     Coverage typically will be in an amount at least equal to the greater of
(1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related contract. The servicer typically will also maintain on REO property that secured a defaulted contract and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. However, if so specified in the related prospectus supplement, the servicer may not maintain insurance policies for acquired REO property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO property acquired in respect of a defaulted contract, other than pursuant to applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the servicer under any policies of insurance, other than amounts to be applied to the restoration or repair of the property, released to the obligor in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement, will be deposited in the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the contracts, written by an insurer then acceptable to each rating agency which assigns a rating to that series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each contract or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, deposit in the collection account the amount of the deductible.

Realization Upon Defaulted Loans

     The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.

     In connection with the foreclosure or other conversion, the servicer will follow the practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that:

     (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related contract available to the holders after reimbursement to itself for the related expenses and

     (2) the related expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance.

Notwithstanding anything to the contrary herein, in the case of a trust fund for which a REMIC election has been made, the servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the servicer nor the depositor will be required to do so.

     The servicer may arrange with the obligor on a defaulted contract, a modification of that contract to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own.

Enforcement of Due-on-Sale Clauses

     Typically, when any property is about to be conveyed by the obligor, the servicer will, to the extent it has knowledge of a prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related contract under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the "due-on-sale" clause is not enforceable under applicable law or if the enforcement of "due-on-sale" clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom that property has been or is about to be conveyed, pursuant to which that person becomes liable under the contract and pursuant to which the original obligor is released from liability and that person is substituted as the obligor and becomes liable under the contract. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a contract may not be changed in connection with an assumption.

Servicing Compensation and Payment of Expenses

     The servicer will be entitled to a periodic fee as servicing compensation in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted contracts.

     When an obligor makes a principal prepayment in full between due dates on the related contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. To the extent provided in the related prospectus supplement, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the trustee for deposit into the distribution account an amount equal to one month's interest on the related contract (less the servicing fee). If the aggregate amount of prepayment shortfalls in a month exceeds the servicing fee for such month, a shortfall to holders may occur.

     To the extent permitted by the related agreement, the servicer will be entitled to reimbursement for expenses incurred by it in connection with the liquidation of defaulted contracts. The related holders will suffer no loss by reason of liquidation expenses to the extent expenses are covered under related insurance policies or from excess liquidation proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies have been exhausted, the related holders will suffer a loss to the extent that liquidation proceeds, after reimbursement of the servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related contract which would be distributable to holders. In addition, the servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted contract, prior to the rights of the holders to receive any related proceeds of insurance policies, liquidation proceeds or amounts derived from other enhancement. The servicer is generally also entitled to reimbursement from the collection account for advances.

     The rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of the series.

Evidence as to Compliance

     The applicable agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that such firm has examined documents and records relating to the servicing of the contracts by the servicer and that, on the basis of that examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for (1) these exceptions as the firm believes to be immaterial and (2) any other exceptions as are set forth in the statement.

     If so specified in the related prospectus supplement, the applicable agreement for each series will also provide for delivery to the trustee for such series of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under such agreement, throughout the preceding calendar year.

Matters Regarding the Servicer

     The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Events of default and the rights of the trustee upon a default under the agreement for the related series will be described in the related prospectus supplement substantially similar to those described under "The Agreements--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement."

     The servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement for each series unless the successor servicer accepting such assignment or delegation:

     (1)  services similar loans in the ordinary course of its business,

     (2)  is reasonably satisfactory to the trustee for the related series,

     (3) has a net worth of not less than the amount specified in the related prospectus supplement,

     (4) would not cause any rating agency's rating of the securities for the series in effect immediately prior to that assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer, and

     (5) executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related agreement from and after the date of such agreement.

     No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above; however, in that instance, the assigning servicer will remain liable for the servicing obligations under the related agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the related agreement, provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

     Except to the extent otherwise provided therein, each agreement will provide that neither the servicer, nor any director, officer, employee or agent of the servicer, will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment; provided, however, that neither the servicer nor any person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the agreement which, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any liability resulting therefrom may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.


                                The Agreements

     The following summaries describe provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, such provisions or terms are as specified in the related agreements. As described under "Custody Receipts; Custody Agreements," custody receipts entitle the related securityholders to payments that are made on classes of notes held by the related custodian. Accordingly, to the extent the following descriptions apply to notes, including the effect payments on the contracts may have on notes that are secured by such contracts, such descriptions also apply to holders of custody receipts.

Assignment of Primary Assets

     General. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund for a series. Such assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date specified in the related prospectus supplements (except for the amount or percentage thereof which is not included in the trust fund for the related series. The trustee will, concurrently with the assignment, execute and deliver the securities.

     Assignment of Contracts. If required by the related prospectus supplement, the depositor will as to each contract, deliver or cause to be delivered to the trustee or, as specified in the related prospectus supplement, an asset custodian on behalf of the trustee, the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing the contracts. In order to give notice of the right, title and interest of securityholders to the contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. Typically, the contracts will not be stamped or otherwise marked to reflect their assignment to the trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the interest of securityholders in the contracts could be defeated. If specified by the related prospectus supplement, however, the contracts may be stamped or otherwise marked to reflect their assignment to the trust. See "Legal Aspects of the Contracts--The Contracts."

     With respect to contracts secured by mortgages, if so specified in the related prospectus supplement, the depositor or seller will, at the time of issuance of the securities, cause assignments to the trustee of the mortgages relating to the contracts for a series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interest in the related contracts. If specified in the related prospectus supplement, the depositor or seller will cause the assignments to be so recorded within the time after issuance of the securities as is specified in the related prospectus supplement. If the assignments of the contracts are not so recorded as required, the agreement may, as specified in the related prospectus supplement, require the depositor to repurchase from the trustee any contract the related mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. The enforcement of the repurchase obligation typically will constitute the sole remedy available to the holders or the trustee for the failure of contracts to be recorded. The depositor or seller will, as to each contract secured by a mortgage, deliver or cause to be delivered to the trustee or the asset custodian, the mortgage note endorsed without recourse to the order of the trustee or in blank, the original mortgage with evidence of recording indicated thereon, except for any mortgage not returned from the public recording office, in which case a copy of such mortgage will be delivered, together with a certificate that the original of such mortgage was delivered to such recording office, and an assignment of mortgage in recordable from if required by the related prospectus supplement. The trustee, or if so specified in the related prospectus supplement, the asset custodian, will hold these documents in trust for the benefit of the securityholders.

     Each contract will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will specify with respect to each contract, to the extent available:

     o the original principal amount and unpaid principal balance as of the cut-off date;

     o    the current interest rate;

     o    the current scheduled payment of principal and interest;

     o    the maturity date, if any, of the related mortgage note;

     o if the contract is an adjustable rate contract, the lifetime rate cap, if any, and the current index, if applicable.

     Assignment of Private Securities. The depositor will cause private securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated private securities. Generally, the trustee will not be in possession of or be assignee of record of any underlying assets for a private security. See "The Trust Funds--Private Securities." Each private security will be identified in a certificate schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each private security conveyed to the trust fund. In the agreement, the depositor will represent and warrant to the trustee regarding the private securities:

          (1) that the information contained in the private security schedule is true and correct in all material respects;

          (2) that, immediately prior to the conveyance of the private securities, the depositor had good title to the private securities to the extent conveyed to the depositor, and was the sole owner thereof subject to any retained interest of the depositor or seller;

          (3) that there has been no other sale by it of such private securities; and

          (4) that there is no existing lien, charge, security interest or other encumbrance, other than any retained interest of the depositor or seller on the private securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee or asset custodian is found by the trustee during its examination to be defective in any material respect and the depositor or seller does not cure the defect within the time period specified in the related prospectus supplement, the depositor or seller will, not later than the day specified in the related prospectus supplement, after the trustee's notice to the depositor or the seller, as the case may be, of the defect, repurchase the related primary asset or any property acquired in respect thereof from the trustee. The repurchase price shall be at a price equal to, unless otherwise specified in the related prospectus supplement, (a) the lesser of (1) the outstanding principal balance of such primary asset and (2) the trust fund's federal income tax basis in the primary asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such primary asset at the rate set forth in the related agreement (less any unreimbursed advances respecting the primary asset,) provided, however, the purchase price shall not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such primary asset will not result in any prohibited transaction tax under section 860F(a) of the Code.

     If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the primary asset from the trust fund and substitute in its place one or more other primary assets, provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the securities and (2) with respect to a trust fund for which a REMIC election is made, after a specified time period, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

     Generally, any qualifying substitute primary asset will have, on the date of substitution:

     (1) an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the deleted primary asset, the amount of any shortfall to be deposited to the certificate account in the month of substitution for distribution to holders,

     (2) an interest rate not less than and not more than 2% greater than the interest rate of the deleted primary asset,

     (3) a remaining term-to-stated maturity not greater than and not more than two years less than that of the deleted primary asset, and

     (4) will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     The depositor, the seller or another entity will make representations and warranties with respect to primary assets for a series. If the depositor, the seller or another entity cannot cure a breach of its representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor, the seller or the other is obligated to repurchase the affected primary asset or, if provided in the related prospectus supplement, provide a qualifying substitute primary asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of such primary assets. See "Risk Factors--Limited Assets for Payments--No Recourse to Depositor, Seller or Servicer."

     The above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in a document for a primary asset.

     No holder of securities of a series, solely by virtue of that holder's status as a holder, will have any right under the applicable agreement for a series to institute any proceeding with respect to the agreement, unless the holder previously has given to the trustee for that series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute that proceeding.

Pre-Funding Account

     If so provided in the related prospectus supplement, on the related closing date the depositor will deposit cash in an amount specified in the related prospectus supplement into a pre-funding account. In no event shall the Pre-funded amount exceed 50% of the initial aggregate principal amount of the certificates and/or notes of the related series of securities. The Pre-funded amount will be used to purchase subsequent contracts in a period from the related closing date to a date not more than one year after the closing date. The pre-funding account will be maintained with the trustee for the related series of securities and is designed solely to hold funds to be applied by such trustee during the funding period to pay to the seller the purchase price for subsequent contracts. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related contract. To the extent that the entire pre-funded amount has not been applied to the purchase of subsequent contracts by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to the holders of the related securities on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Any reinvestment risk resulting from a prepayment will be borne entirely by the holders of one or more classes of the related series of securities. Monies on deposit in the pre-funding account may be invested in eligible investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the trust account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account.

     In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in the capitalized interest account cash in such amount as is necessary to cover shortfalls in interest on the related series of securities that may arise as a result of utilization of the pre-funding account to purchase subsequent contracts. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. If monies on deposit in the capitalized interest account have not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller.

Reports to Holders

     The trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          (1) the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

          (2) the amount of interest distributed to holders of the related securities and the current interest on the securities;

          (3) the amounts of (a) any overdue accrued interest included in the distribution, (b) any remaining overdue accrued interest with respect to the securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

          (4) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such securities, (c) any current shortfall in receipt of scheduled principal payments on the related primary assets or
     (d) any realized losses or liquidation proceeds to be allocated as reductions in the outstanding principal balances of the securities;

          (5) the amount received under any related enhancement, and the remaining amount available under that enhancement;

          (6) the amount of any delinquencies with respect to payments on the related primary assets;

          (7) the book value of any property, which secured a defaulted contract, acquired by the related trust fund upon foreclosure, deed in lieu of foreclosure, repossession or otherwise; and

          (8) such other information as specified in the related agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to
(1), (2), and (4)(d) above for such calendar year and (b) the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the securities, if applicable. Information in the distribution date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to the servicer's servicing of the contracts. See "Servicing of contracts--Evidence as to Compliance."

Events of Default; Rights upon Event of Default

     Pooling and Servicing Agreement; Servicing Agreement. Events of Default under the pooling and servicing agreement for each series of certificates relating to contracts include among other things:

     (1) any failure by the servicer to deposit amounts in the collection account and distribution account to enable the trustee to distribute to holders of the series any required payment, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee for that series, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders for that series;

     (2) any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of the series evidencing not less than 25% of the aggregate voting rights of the holders; and

     (3) specified events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of contracts, unless otherwise specified in the related prospectus supplement, the trustee for that series or holders of securities of such series evidencing not less than 51% of the aggregate voting rights of the securities for such series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement, other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement which rights the servicer will retain under all circumstances, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the applicable agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such agreement.

     During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of that series, and holders of securities evidencing not less than 51% of the aggregate voting rights of the securities for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of the trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow any direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

     Indenture. Events of default under the indenture for each series of notes may include:

          (1) a default for a specified number of days or more in the payment of any principal of or interest on any note of such series or the default in the payment of the principal of any note at such note's maturity;

          (2) failure to perform any other covenant of the depositor or the trust fund in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

          (3) any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within the specified period after notice of incorrection is given in accordance with the procedures described in the related prospectus supplement;

          (4) events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

          (5) any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, or, if the notes of that series are zero coupon securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of that series to be due and payable immediately. The declaration described above may, under some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the notes of the series.

     If, following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of such series as they would have become due if there had not been such a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default: unless (a) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as those payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66-2/3% of the then aggregate outstanding amount of the notes of that series. In the event that one or more classes of a series have the benefit of a security insurance policy, the issuer of the policy will have the right to consent to any sale described above.

     In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the holders of the notes after the occurrence of an event of default.

     Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any such notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of notes of such series, unless such holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to the provisions for indemnification and limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of such series, and the holders of a majority of the then aggregate outstanding amount of the notes of such series may, in some cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes of such series affected thereby.

The Trustee

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of securities will be set forth in the related prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of securities. In the event of the appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the agreement relating to the related series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon separate trustee or co-trustee who shall exercise and perform rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents shall have any or all of the rights, powers, duties and obligations of the trustee conferred on them by that appointment; provided that the trustee shall continue to be responsible for its duties and obligations under the agreement.

Duties of the Trustee

     The trustee makes no representations as to the validity or sufficiency of the agreement, the securities or of any primary asset or related documents. If no event of default has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related agreement; however, the trustee will not be responsible for the accuracy or content of any of the documents furnished by it or the holders to the servicer under the agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of the funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Resignation of Trustee

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after giving a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time:

          (1) if the trustee ceases to be eligible to continue as such under the agreement,

          (2) if the trustee becomes insolvent, or

          (3) by the holders of securities evidencing over 50% of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Amendment of Agreement

     The agreement for each series of securities may be amended by the depositor, the servicer, with respect to a series relating to contracts, and the trustee and any other party specified in the agreement, without notice to or consent of the holders:

          (1) to cure any ambiguity,

          (2) to correct any defective provisions or to correct or supplement any provision in the agreement,

          (3) to add to the duties of the depositor, the trust fund or servicer,

          (4) to add any other provisions with respect to matters or questions arising under the agreement or related enhancement,

          (5) to add or amend any provisions of such agreement as required by a rating agency in order to maintain or improve the rating of the securities, or

          (6) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (6) above will not adversely affect in any material respect the interests of any holders of that series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (6) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency rating those securities that the amendment will not cause rating agency to reduce the then current rating of the securities. The agreement for each series may also be amended by the trustee, the servicer, if applicable, and the depositor and any other party specified in the agreement with respect to that series with the consent of the holders possessing not less than 66-2/3% of the aggregate outstanding principal amount of the securities of that series or, if only certain classes of that series are affected by such amendment, 66-2/3% of the aggregate outstanding principal amount of the securities of each class of that series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or modifying in any manner the rights of holders of such series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any security without the consent of the holder of that security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of securities affected by that amendment.

Voting Rights

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to a series.

List of Holders

     Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement, which request is accompanied by a copy of the communication which the holders propose to transmit, the trustee will afford the holders access during business hours to the most recent list of holders of that series held by the trustee.

     No agreement will provide for the holding of any annual or other meeting of holders.

REMIC Administrator

     For any series with respect to which a REMIC election is made, preparation of reports and other administrative duties with respect to the trust fund may be performed by a REMIC administrator, who may be an affiliate of the depositor.

Termination

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon payment to the provider of any related enhancement of any required amount and the distribution to holders of all amounts distributable to them pursuant to that agreement after the earlier of (1) the later of (a) the final payment or other liquidation of the last primary asset remaining in the trust fund for such series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any primary asset or (2) the repurchase, as described below, by the servicer or other entity specified in the related prospectus supplement from the trustee for all primary assets and other property at that time subject to the agreement. The agreement for each series permits, but does not require, the servicer or other entity specified in the related prospectus supplement to purchase from the trust fund for that series all remaining primary assets at a price equal to, unless otherwise specified in the related prospectus supplement. The exercise of the right to purchase the primary assets will effect early retirement of the securities of such series, but the entity's right to purchase is subject to the aggregate principal balance of the primary assets or the securities at the time of repurchase being less than a fixed percentage, to be set forth in the related prospectus supplement, of the aggregate principal balance of the primary assets as of the cut-off date or the closing date. in no event, however, will the trust created by the agreement continue beyond the expiration of 21 years from the death of the last survivor of the persons identified therein. For each series, the servicer or the trustee, as applicable, will give written notice of termination of the agreement to each holder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency specified in the notice of termination. If so provided in the related prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in such prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination."

     Indenture. The indenture will be discharged with respect to a series of notes, except with respect to continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

     In addition to the discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any defeasance and discharge of notes of the series, holders of notes of that series would be able to look only to the money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

                     Custody Receipts; Custody Agreements

     A series of securities may include one or more classes of custody receipts. Custody receipts entitle the related holders of securities to payments made on notes that are held by a custodian. Such notes will be issued pursuant to an indenture and if the primary assets securing the notes are contracts, the contracts will be serviced pursuant to a servicing agreement. The custody receipts will be issued pursuant to a custody agreement between the depositor and the custodian. The identity of the commercial bank, savings and loan association or trust company named as custodian for each series of securities that includes custody receipts will be set forth in the related prospectus supplement. The entity serving as custodian may have normal banking relationships with the depositor or servicer.

     Payments on notes held by a custodian will be made by the related trustee to the custodian. The custodian will in turn remit to holders of custody receipts, from payments on the notes, the amounts to which those holders are entitled in accordance with the terms of the custody receipts.

     If a series of securities includes custody receipts, the related prospectus supplement will describe:

     o the primary assets the are security for the related notes,

     o the terms of the related notes, and

     o the terms of the custody receipts.

     At the time of issuance of a series of securities that includes one or more classes of custody receipts the depositor will deposit the related notes with the custodian. Those notes will be registered in the name of and held by the custodian in a custody account. The custody account will be required at all times to be maintained as a custodial account in the corporate trust department of the custodian for the benefit of the holders of the custody receipts, separated and segregated on the books of the custodian from all other accounts, funds and property in the possession of the custodian.

     The custodian will not have any equitable or beneficial interest in the related notes. The notes held by the custodian will not be available to the custodian for its own use or profit, nor will any note be deemed to be part of the general assets of the custodian. Neither the notes held by the custodian nor the proceeds of such notes will be subject to any right, charge, security interest, lien or claim of any kind in favor of the custodian.

     No holder of a custody receipt will have the right to withdraw the related notes from the custody account and the custodian will not deliver the related notes to that holder.

     Neither the depositor nor the custodian shall have any obligation to advance its own funds to make any payment to any holder of a custody receipt.

Notices; Voting

     Upon receipt from a trustee or servicer under an agreement relating to the notes held by the custodian of any notice with respect to a note, the custodian shall promptly transmit a copy of the notice by mail to the holders of the related custody receipts. For that purpose, the holders shall consider the date of the receipt by the custodian of any notice as the record date for the purpose of determining the holders of record to whom notices shall be transmitted. In the event notice requests or requires any vote, action or consent by the holders of the note, the custodian shall within the time period specified in the related prospectus supplement following receipt of the notice, deliver to the holders of the custody receipts of a letter of direction with respect to the vote, action or consent, returnable to the custodian, and the custodian shall vote the notes in accordance with that letter of direction. Any record date established by the notice for purposes specified in the notice shall be the record date for the purpose of determining the holders of record for those purposes. If no record date is established by the related trustee, the date the notice is received by the custodian shall be the record date.

     Notwithstanding the above, without the consent of all of the holders of custody receipts of a series, neither the custodian shall vote nor the holders of custody receipts shall consent to any amendments to the related indenture or any other actions which would reduce the amount of or change the amount or timing or currency of payment on the custody receipts.

Defaults

     The custodian is not authorized to proceed against the servicer or the trustee under any agreement relating to notes held by the custodian in the event of a default under the related servicing agreement or indenture and has no power or obligation to assert any of the rights and privileges of the holders of the custody receipts. In the event of any default in payment on the notes or any event of default or similar event with respect to the servicer, as the case may be, each holder of a custody receipt will have the right to proceed directly and individually against the Issuer or the servicer in whatever manner is deemed appropriate by the holder by directing the custodian to take specific actions on behalf of such holder. A holder of a custody receipt will not be required to act in concert with any holder. The custodian will not be required to take any actions on behalf of holders except upon receipt of reasonable indemnity from those holders for resulting costs and liabilities.

The Custodian

     Under the custody agreement, the custodian will not be liable other than by reason of bad faith or gross negligence in the performance of such duties as are specifically set forth in the custody agreement except in regard to payments under notes received by it for the benefit of the holders and safekeeping of notes, with respect to which it shall be a fiduciary. The custodian will not be liable for any damages resulting from any distribution from the custody account to a holder at the address of record of such holder on the books of the custodian. The custodian will not be liable for any action or inaction by it done in reasonable reliance upon the written advice of its accountants or legal counsel. The custodian may request and rely and shall be fully protected in acting in reliance upon any written notice, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

Duties of the Custodian

     The custodian will make no representations as to the validity or sufficiency of the custody agreement, the securities or of any primary asset or related documents. The custodian will be required to perform only those duties specifically required of it under the custody agreement.

     The custodian will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the custody agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of funds or adequate indemnity against the risk or liability is not reasonably assured to it.

Resignation of Custodian

     The custodian may, upon written notice to the depositor, resign at any time in which event the depositor will appoint a successor custodian. If no successor custodian has been appointed and has accepted the appointment within 90 days after giving notice of resignation, the resigning custodian may petition any court of competent jurisdiction for appointment of a successor custodian.

     The custodian may also be removed at any time upon 30 days notice from the depositor or by holders of custody receipts evidencing at least 66-2/3% of the aggregate voting rights of all custody receipts of the related series. Any resignation or removal of the custodian and appointment of a successor custodian will not become effective until acceptance of the appointment by the successor custodian.

Amendment of Custody Agreement

     As set forth in the applicable agreement, the custody agreement for each series of custody receipts may be amended by the depositor, the servicer with respect to that series, without notice to or consent of the holders:

          (1) to cure any ambiguity,

          (2) to correct any defective provisions or to correct or supplement any provision in the custody agreement,

          (3) to add to the duties of the depositor or the custodian,

          (4) to add any other provisions with respect to matters or questions arising under the custody agreement, or provided that any such amendment will not adversely affect in any material respect the interests of any holders of such series, as evidenced by an opinion of counsel or by written confirmation from each rating agency that the amendment will not cause a reduction, qualification or withdrawal of the then current rating thereof.

In addition, the custody agreement for each series may also be amended by the custodian and the depositor with the consent of the holders possessing not less than 66-2/3% of the aggregate outstanding principal amount of the custody receipts of each class of the series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such custody agreement or modifying in any manner the rights of holders of such series; provided, however, that no amendment may (a) reduce the amount or delay the timing of payments on any custody receipt without the consent of the holder of those custody receipts or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of custody receipts of each class, the holders of which are required to consent to any amendment, without the consent of the holders of 100% of the aggregate outstanding principal amount of each class of custody receipts affected thereby.

Voting Rights

     The related prospectus supplement will set forth the method of determining allocation of voting rights with respect to custody receipts included in a series.

Termination of Custody Agreement

     The obligations created by the custody agreement for a series will terminate upon the payment in full of the notes held by the custodian and the receipt by holders of custody receipts of all amounts to which they are entitled.


                        Legal Aspects of the Contracts

     The following discussion contains summaries of the material legal aspects of manufactured housing and home improvement installment sales contracts and installment loan agreements which are general in nature. Because some legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the contracts are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the contracts.

Mortgages

     The contracts for a series may be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by those instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Foreclosure on Mortgages

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within the applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct that would warrant a court of equity to refuse affirmative relief to the mortgagee. In some circumstances a court of equity may relieve the mortgagor from an entirely technical default where that default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the mortgagor was insolvent and within one year of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. Alternatively, the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where a deficiency judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Environmental Risks

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien for the cost of clean up has priority over the lien of an existing mortgage against such property. In addition, under CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states and under CERCLA, it is conceivable that a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest but without "actually participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender foreclosures and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment or, fails to market the property in a timely fashion.

     Whether actions taken by a lender would constitute actual participation in the management of a mortgaged property or the business of a borrower so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exclusion to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law by President Clinton on September 30, 1996.
The new legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental clean-up may be substantial. It is conceivable that such costs arising from the circumstances set forth above would result in a loss to holders.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"), which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA. Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. Liability for clean-up of petroleum contamination may, however, be governed by state law, which may not provide for any specific protection for secured creditors.

     Except as otherwise specified in the related prospectus supplement, at the time the contracts were originated, no environmental or a very limited environmental assessments of the mortgaged properties were conducted.

Rights of Redemption

     In some states, after sale a pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Junior Mortgages; Rights of Senior Mortgages

     The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the trust fund, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in the order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply those amounts to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay all taxes and assessments on the property before delinquency and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under such mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of those intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.

     Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender may have the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act of 1940, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security - provided no sale of the property has yet occurred - prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that permissible modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to particular tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, RESPA, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

Due-on-Sale Clauses

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states - Arizona, Michigan, Minnesota, New Mexico and Utah - have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to some categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

Applicability of Usury Laws

     Title V, provides that state usury limitations shall not apply to all types of residential first mortgage loans originated by particular lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

Contracts not Secured by Mortgages

     General

     The contracts, other than those contracts that are unsecured or secured by mortgages on real estate generally are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Generally, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

     Security Interests in the Manufactured Homes

     The manufactured homes securing the manufactured housing contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under some circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

     In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter only if and after the owner re-registers the manufactured home in the state to which the owner moved. If the owner were to relocate a manufactured home to another state and not re-register the manufactured home in that state, and if steps are not taken to re-perfect a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

     Enforcement of Security Interest in Manufactured Homes and Home
Improvements

     So long as the manufactured home or home improvement has not become subject to the real estate law, a creditor can repossess a manufactured home or home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" - i.e., without breach of the peace - or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The Holder-in-Due-Course rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of the goods which gave rise to the transaction and related lenders and assignees to transfer that contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of that a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against the obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

Installment Sales Contracts

     The contracts may also consist of installment sales contracts. Under certain types of installment sales contracts the seller or lender "lender") retains legal title to the property and enters into an agreement with the purchaser or borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. In that situation, the lender does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.

     Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

     (1) are entitled to have interest rates reduced and capped at 6% per annum, on obligations incurred prior to the commencement of military service for the duration of military service,

     (2) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations entered into prior to military service for the duration of military service, and

     (3) may have the maturity of obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

However, the benefits of (1), (2), or (3) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a contract included in a trust fund for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the trust fund, the servicer, the depositor nor the trustee will be required to advance those amounts, and any resulting loss may reduce the amounts available to be paid to the holders of the certificates of that series. Typically, any shortfalls in interest collections on contracts or underlying contracts, as applicable, included in a trust fund for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of that series that is entitled to receive interest in respect of those contracts or underlying contracts in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of those contracts or underlying contracts had the interest shortfall not occurred.

Consumer Protection Laws

     Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with originating, servicing and enforcing contracts secured by some types of residential properties. Theses laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, RESPA and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires particular disclosures to borrowers regarding terms of the contracts; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, martial status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act; and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of such laws may limit the ability of the servicer to collect all or part of the principal of or interest on the contracts and could subject the servicer and in some cases its assignees to damages and administrative enforcement.

     The contracts may be subject to the Home Ownership and Equity Protection Act of 1994, or HOEPA, which amended the Truth-in-Lending Act as it applies to mortgages subject to the HOEPA. HOEPA requires additional disclosures, specifies the timing of disclosures and limits or prohibits inclusion of particular provisions in mortgages subject to the HOEPA. HOEPA also provides that any purchaser or assignee of a mortgage covered by the HOEPA, such as the trust fund with respect to the contracts, is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the contract. If the trust fund includes contracts subject to HOEPA, it will be subject to all of the claims and defenses which the borrower could assert against the seller. Any violation of HOEPA which would result in such liability would be a breach of the seller's representations and warranties, and the seller would be obligated to cure, repurchase or, if permitted by the agreement, substitute for the contract in question.

                                 The Depositor

General

     The depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of Lehman Commercial Paper Inc., which is a wholly-owned subsidiary of Lehman Brothers Inc., a wholly-owned subsidiary of Lehman Brothers Holdings Inc. The depositor's principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Its telephone number is (212) 526-7000. None of the depositor, Lehman Brothers Holdings Inc., Lehman Commercial Paper Inc., Lehman Brothers Inc., the servicer, the trustee or the seller has guaranteed or is otherwise obligated with respect to the securities of any series.

     The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with the following:

     (1) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property,

     (2) credit card purchases or cash advances,

     (3) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles,

     (4) trade financings,

     (5) loans secured by certain first or junior mortgages on real estate,

     (6) loans to employee stock ownership plans, and

     (7) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership.

Article Third of the depositor's Certificate of Incorporation limits the depositor's activities to the above activities and related activities, such as credit enhancement with respect to such depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the depositor provides that any depositor securities, except for subordinated depositor securities, must be rated in one of the four highest categories by a nationally recognized rating agency.


                                Use of Proceeds

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     (1) to purchase the related primary assets,

     (2) to repay indebtedness which has been incurred to obtain funds to acquire the primary assets,

     (3) to establish any reserve funds described in the related prospectus supplement, and

     (4) to pay costs of structuring and issuing the securities, including the costs of obtaining enhancement, if any. If so specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by an exchange of securities with the seller of the primary assets.


                       Federal Income Tax Considerations

General

     The following is a summary of material United States federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advise of Sidley Austin Brown & Wood LLP, special counsel to the depositor. The summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of United States federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets" - generally, property held for investment - within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

     The United States federal income tax consequences to holders will vary depending on whether (1) the securities of a series are classified as indebtedness; (2) an election is made to treat the trust fund relating to a particular series of securities as a REMIC under the Code; (3) the securities represent an ownership interest in some or all of the assets included in the trust fund for a series or (iv) an election is made to treat the trust fund relating to a particular series of certificates as a partnership. The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such series.

     As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including the District of Columbia, other than a partnership that is not treated as a Unites States person under any applicable Treasury regulations, an estate whose income is subject to United States federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States Persons shall be considered U.S. persons as well.

Taxation of Debt Securities

     Status as Real Property Contracts. Except to the extent provided otherwise in a prospectus supplement as to each series of securities, Sidley Austin Brown & Wood LLP will have advised the depositor that: (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code section 593(d); (2) securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Interest other than original issue discount on the Regular Interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest (other than original issue discount) on securities (other than Regular Interest securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest securities will be referred to hereinafter collectively as "Debt securities."

     Debt securities that are Compound Interest securities will, and certain of the other Debt securities may, be issued with "original issue discount". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt securities is sold for cash on or prior to the closing date, the issue price for such class will be treated as the fair market value of such class on the closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described below provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. holders of Debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years - i.e., rounding down partial years - from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (1) the interest is unconditionally payable at least annually, (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest securities, certain Interest Weighted securities, and certain of the other Debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the contracts, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain classes of the Debt securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and
(b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security, determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the contracts at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the contracts at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Pay-Through securities based on the Prepayment Assumption, no representation is made to holders that contracts will be prepaid at that rate or at any other rate.

     The depositor may adjust the accrual of OID on a class of Regular Interest securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the contracts, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service ("IRS") were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of Regular Interest securities could increase.

     Certain classes of Regular Interest securities may represent more than one class of REMIC regular interests. Unless the applicable prospectus supplement specifies otherwise, the trustee intends, based on the OID Regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the contracts, except possibly to the extent that it can be established that such amounts are uncorrectable. As a result, the amount of income, including OID, reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income to the extent that the aggregate amount of distributions on the securities is reduced as a result of a contract default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest securities or Stripped securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on contracts, underlying Pass-Through securities ("Interest Weighted securities"). The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted securities that are entitled to some payments of principal and that are Regular Interest securities the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of Interest Weighted securities that are Stripped securities as described below. See "--Tax Status as a Grantor trust--Discount or Premium on Pass-Through securities."

     Variable Rate Debt Securities. In the case of Debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of such Debt securities and (2) in the case of Pay-Through securities, the present value of all payments remaining to be made on such Debt securities, should be calculated as if the interest index remained at its value as of the issue date of such securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

     Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" - generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price - will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through

Security, taking into account a prepayment assumption, or (2) in the ratio of
(a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the contracts underlying that security, not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described below, the contracts underlying such Security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the contracts, the excess of interest paid or accrued to purchase or carry a Security, or, in the case of a Pass-Through Security, as described below, the underlying contracts, with market discount over interest received on that security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security, or in the case of a Pass-Through Security, an Underlying contract. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through securities will be calculated using the prepayment assumption used in pricing that class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

Taxation of the REMIC and its Holders

     General. In the opinion of Sidley Austin Brown & Wood LLP, special counsel to the depositor, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

     Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a mutual savings bank or domestic building and loan association will represent interests in "qualifying real property loans" within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are "qualifying real property loans"); (2) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (3) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(6)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (1), (2) or (3) above, then a Security will qualify for the tax treatment described in (1), (2) or (3) in the proportion that such REMIC assets are qualifying assets.

     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

     Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

REMIC Expenses; Single Class REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of certificates representing a Residual Interest (the "Residual Interest securities"). In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest securities and the holders of the Residual Interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including certain pass-through entities but not including real estate investment trusts, those expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of that holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In most cases, the expenses of the REMIC will be allocated to holders of the related Residual Interest securities.

Taxation of the REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain series of REMIC certificates, two or more separate elections may be held to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC certificates, special counsel to the depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular certificates or Residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be "qualifying real property loans" under Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest securities, amortization of any premium with respect to contracts, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including certain pass-through entities, but not including real estate investment trusts will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through securities accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest securities in the same manner that the holders of the Regular Interest securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

     (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

     (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

     (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

     (4) the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

Taxation of Holders of Residual Interest Securities

     The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders on that day of the Residual Interest securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest securities to deduct net losses may be subject to additional limitations under the Code, as to which the holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have

"significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of (1) 120% of the long term applicable federal rate on the Startup Date multiplied by (2) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual securities may be disregarded. See "--Restrictions on ownership and Transfer of Residual Interest securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable pooling and servicing agreement will prohibit Disqualified Organizations from owning a Residual
Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide a safe harbor for the transfer of noneconomic residual interests under which it is deemed that no significant purpose of the transfer is to impede the assessment or collection of tax if: (i) the transferor conducted a reasonable investigation of the financial condition of the transferee at the time of the transfer, and found that that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future, and
(ii) the transferee represents to the transferor that it understands that it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

     A transfer to an "eligible corporation", generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

     A transfer of a noneconomic residual interest will not qualify under the "formula test" unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the IRS recently finalized regulations which provide that a Residential Interest acquired after January 3, 1995 cannot be marked-to-market.

Administrative Matters

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Tax Status as a Grantor Trust

     General. As specified in the related prospectus supplement if a REMIC or partnership election is not made, in the opinion of Sidley Austin Brown & Wood LLP, special counsel to the depositor, the trust fund relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the securities of such series, "Pass-Through securities"). In those series there will be no separation of the principal and interest payments on the contracts. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the contracts. In other cases ("Stripped securities"), sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the contracts.

     Each holder must report on its federal income tax return its share of the gross income derived from the contracts, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as such items would have been reported under the holder's tax accounting method had it held its interest in the contracts directly, received directly its share of the amounts received with respect to the contracts, and paid directly its share of the servicing fees. In the case of Pass-Through securities other than Stripped securities, such income will consist of a pro rata share of all of the income derived from all of the contracts and, in the case of Stripped securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a Security will generally be entitled to deduct the fees to the trustee and the servicer under Section 162 or
Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, fees to the trustee and the servicer, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing such holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the contracts in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each contract as having a fair market value proportional to the share of the aggregate principal balances of all of the contracts that it represents, since the securities, unless otherwise specified in the applicable prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a contract, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the contract allocable to the Security, the interest in the contract allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a contract with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a contract could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the contract in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a contract will be includible in income, generally in the manner described above, except that in the case of Pass-Through securities, market discount is calculated with respect to the contracts underlying the certificate, rather than with respect to the Security. A holder that acquires an interest in a contract originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the contract over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to contracts originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the contract and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the contracts, a right to receive only principal payments on the contracts, or a right to receive certain payments of both interest and principal. Some Stripped securities ("Ratio Strip securities") may represent a right to receive differing percentages of both the interest and principal on each contract. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

     Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points - i.e. 1% interest on the contract principal balance - or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a contract by contract basis, which could result in some contracts being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to Stripped securities and other Pass-Through securities. Under the method described above for Pay-Through securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped securities which technically represent ownership interests in the underlying contracts, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through securities, the trustee will treat all payments to be received by a holder with respect to the underlying contracts as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each contract underlying a Security.

     Under certain circumstances, if the contracts prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a holder's recognition of income. If, however, the contracts prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted securities.

     Possible Alternative Characterizations. The characterizations of the Stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in contracts and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted securities are subject to the contingent payment provisions of the Proposed

Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in contracts and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

     Character as Qualifying Contracts. In the case of Stripped securities there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the contracts. The IRS could take the position that the contracts' character is not carried over to the securities in such circumstances. Pass-Through securities will be, and, although the matter is not free from doubt, Stripped securities should be considered to represent "qualifying real property loans" within the meaning of Section 593(d) of the Code, "real estate assets" within the meaning of Section 856(c)(6)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. Interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" with the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

Sale or Exchange

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security.

Miscellaneous Tax Aspects

     Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a Security:

     (1) fails to furnish the trustee with its taxpayer identification number ("TIN");

     (2) furnishes the trustee an incorrect TIN;

     (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

     (4) under certain circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients, such as exempt organizations, and to certain Nonresidents. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 2000, except for transition rules. holders should consult their tax advisers as to their current qualification for exemption from backup withholding and the procedure for obtaining the exemption, as well as any future changes as a result of the New Regulations.

     The trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

Tax Treatment of Foreign Investors

     Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID paid on a Security, other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless such rate were reduced or eliminated by an applicable tax treaty on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-

Through securities and Stripped securities, including Ratio Strip securities, however, may be subject to withholding to the extent that the contracts were originated on or before July 18, 1984.

     Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

Tax Characterization of the trust as a Partnership

     Sidley Austin Brown & Wood LLP, special counsel to the depositor, will deliver its opinion that a trust fund for which a partnership election is made will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that (1) the trust fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any such tax that is unpaid by the trust fund.

Tax Consequences to Holders of the Notes

     Treatment of the Notes as Indebtedness. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, except as otherwise provided in the related prospectus supplement, advise the depositor that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Indexed securities or Strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note, and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to that note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other non-United States person, a foreign person, generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (2) provides the owner trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. The New Regulations which make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to withhold 30 percent (subject to reduction through 2010) of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities, including pension funds, would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

Tax Consequences to Holders of the Certificates

     Treatment of the trust fund as a Partnership. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

     Indexed securities, etc. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Indexed securities or Strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.

     Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the contracts, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of contracts. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for that month and interest on amounts previously due on the certificates but not yet distributed; (2) any trust fund income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price; (3) prepayment premium payable to the certificateholders for that month; and (4) any other amounts of income payable to the certificateholders for that month. This allocation will be reduced by any amortization by the trust fund of premium on contracts that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor or the seller. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

     All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the trust fund, including fees to the servicer but not interest expense, would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

     The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each contract, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

     Discount and Premium. It is believed that the contracts were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contract will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a contract by contract basis.

     If the trust fund acquires the contracts at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the contracts or to offset any such premium against interest income on the contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the trust fund within a 12-month period would cause a deemed contribution of assets of the trust fund (the "old partnership") to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

     Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

     If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

     Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

     Administrative Matters. The owner trustee is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-1 information to nominees that fail to provide the trust fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

     The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8 BEN or similar form in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments. The New Regulations make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT Securities

     General

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. The FASIT provisions of the Code became effective on September 1, 1997. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASITs. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT securities will be classified as either FASIT Regular securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of such series will be designated as Regular securities, and which, if any, will be designated as ownership securities.

     Qualification as a FASIT

     The trust fund underlying a series, or one or more designated pools of assets held in the trust fund, will qualify under the Code as a FASIT in which the FASIT Regular securities and the FASIT Ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if (1) a FASIT election is in effect, (2) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (3) the trust fund is not a regulated investment company as defined in Section 851(a) of the Code. Moreover, the qualification as a FASIT of any trust for which a FASIT election is made (a "FASIT" Trust") depends on the trust's ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, the requirements of any final Treasury regulations that may be promulgated in the future under the FASIT provisions or as a result of any change in applicable law. Thus, no assurances can be made regarding the qualification as a FASIT of any FASIT Trust for which a FASIT election is made at any particular time after the issuance of securities by the FASIT Trust.

     Asset Composition

     In order for a trust fund, or one or more designated pools of assets held by a trust fund, to be eligible for FASIT status, substantially all of the assets of the trust fund, or the designated pool, must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

     (1) cash or cash equivalents,

     (2) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate,

     (3) foreclosure property,

     (4) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

     (5) contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

     (6) FASIT regular interests, and

     (7) REMIC regular interests.

Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

     Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (1) one or more classes of regular interests or (2) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of series that include FASIT Ownership securities, the ownership interest will be represented by the FASIT Ownership securities.

     A FASIT interest generally qualifies as a regular interest if:

     (1) it is designated as a regular interest,

     (2) it has a stated maturity no greater than thirty years,

     (3) it entitles its holder to a specified principal amount,

     (4) the issue price of the interest does not exceed 125% of its stated principal amount,

     (5) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and

     (6) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount.

Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests - i.e., certain qualified floating rates and weighted average rates. See "Federal Income Tax Consequences--Taxation of Debt Securities--Variable Rate Debt Securities."

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (3), (4), or (5), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (6), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Consequences--FASIT securities--Tax Treatment of FASIT Regular securities--Treatment of High-Yield Interests."

     Anti-Abuse Rule. Under proposed Treasury regulations, the Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using th eFASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all the facts and circumstances, including acomparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

     Consequences of the Failure of the Issuer to Qualify as a FASIT. If a FASIT Trsut fails to comply with one or more of the Code's ongoing requirments for FASIT status during any taxable year and the Commissioner of Internal Revenue, proposed Treasury regulations provide that its FASIT status would be lost for that year and the Issuer will be unable to elect FASIT status without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") s determined under general federal income tax principles. The holder of the FASIT Ownership Security is treated as exchanging the New Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the FASIT Ownership Security must recognize cancellation of indebtedness income, on a regular interest outstanding immediately before the cessation over its fair market value. If the holder of the FASIT Ownership Security has a continuing econmic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles.

Holder of regular interests are treated as exchanging their regular interest for interest in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest eitther does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the regular interest increased by any gain recognized on the exchange.

     Tax Treatment of FASIT Regular Securities

     General. Payments received by holders of FASIT Regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular securities. As in the case of holders of REMIC Regular securities, holders of FASIT Regular securities must report income from such securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for REMIC Regular securities. See "Federal Income Tax Consequences--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

     If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Federal Income Tax Consequences--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such Security should be allowed to deduct the loss sustained, or alternatively be able to report a lesser amount of income. However, the timing and character of such losses in income are uncertain. See "Federal Income Tax Consequences--Taxation of Debt Instruments--Effects of Default and Delinquencies."

     FASIT Regular securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Code, and interest on those securities will be considered Qualifying REIT Interest to the same extent that REMIC securities would be so considered. FASIT Regular securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC securities would be so considered. See "Federal Income Tax Consequences--Taxation of Debt Securities--Status as Real property Loans." In addition, FASIT Regular securities held by a financial institution to which
Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

     Treatment of High-Yield Interests

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

     Tax Treatment of FASIT Ownership Securities

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Consequences--FASIT securities--Tax Treatment of FASIT Regular securities--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual securities also will apply to FASIT Ownership securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (1) the receipt of income derived from assets that are not permitted assets, (2) certain dispositions of permitted assets, (3) the receipt of any income derived from any loan originated by a FASIT, and (4) in certain cases, the receipt of income representing a servicing fee or other compensation. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

     Under proposed Treasury regulations, if a non-U.S. person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a FASIT Regular Security and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-U.S. person FASIT Regular Security holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a U.S. person or the United States branch of a non-U.S. person and the non-U.S. person regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

     Backup Withholding, Reporting and Tax Administration

     Holders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See "Federal Income Tax Consequences--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX

TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.


                           State Tax Considerations

     In addition to the federal income tax consequences described in "Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.


                             ERISA Considerations

     The ERISA and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code, and on persons who are parties in interest or disqualified persons with respect to those Plans. Some types of employee benefit plans, like governmental plans and church plans, if no election has been made under
Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of such plans may be invested in the securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in prohibited transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA on parties in interest which engage in non-exempt prohibited transactions.

     Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example, Prohibited Transaction class Exemption ("PTE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager"; PTE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest; PTE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest; PTE 90-1, which exempts certain transactions between insurance company pooled separate accounts and parties in interest; or PTE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described below, the assets of the trust were considered to include Plan assets.

     DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) (the "Plan Assets Regulation") containing rules for determining what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the Plan Assets Regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; the plan assets would include an undivided interest in the primary assets and any other assets held by the trust fund. In that an event, persons providing services with respect to the assets of the trust fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The "look-through" rule of the Plan Assets Regulation does not apply if the interest acquired by the Plan is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If notes of a particular series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such notes, but not, by reason of such purchase, the underlying assets of the trust fund. The prospectus supplement related to a series will indicate. The expected treatment of the securities in that series under the Plan Assets Regulation.

     If the interest is an "equity interest," the Plan Assets Rule create an exception if the class of equity interests in question is: (1) "widely held" (held by 100 or more investors who are independent of the depositor and each other); (2) freely transferable; and (3) sold as part of an offering pursuant to (A) an effective registration statement under the securities Act of 1933, and then subsequently registered under the securities Exchange Act of 1934 or
(B) an effective registration statement under Section 12(b) or 12(g) of the securities Exchange Act of 1934 ("Publicly Offered securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the depositor or the trust fund are held by investors other than benefit plan investors (which is defined as including Plans, employee benefit plan as defined under ERISA, whether or not they are subject to ERISA, and any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, the investing Plan's assets will not include any of the underlying assets of the depositor or the trust fund.

     If the Security is an "equity interest" under the Plan Assets Regulation and no exception applies, an exemption may be available. On February 22, 1991, the DOL granted to Lehman Brothers an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 7414) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities should include the certificates. The obligations covered by the Exemption include obligations such as the primary assets (other than private securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the securities by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Ratings;

          (3) The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (4) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (5) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the securities Act of 1933.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the underwriter exemptions, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables (the "Obligations") supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date (the "Pre-funding period"), instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the "Pre-Funding Limit") must not exceed twenty-five percent (25%).

          (2) All Obligations transferred after the closing date (the "Additional Obligations") must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency.

          (3) The transfer of such Additional Obligations to the trust during the Pre-funding period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Obligations in the trust fund at the end of the Pre-funding period must not be more than 100 basis points lower than the average interest rate for the Obligations transferred to the trust on the closing date.

          (5) In order to insure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust fund:

               (a) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

               (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations transferred to the trust as of the closing date.

          (6) The Pre-funding period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an Event of Default occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

          (8) The related prospectus or prospectus supplement must describe:

               (a) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

               (b) the duration of the Pre-funding period;

               (c) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

               (d) that the amounts remaining in the pre-funding account at the end of the Pre-funding period will be remitted to certificateholders as repayments of principal.

          (9) The related agreement must describe the Permitted Investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

The trust fund also must meet the following requirements:

     (1) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

     (2) securities in such other investment pools must have been rated in one of the four highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

     (3) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust holding receivables as to which the fiduciary or its affiliates is an obligor provided that, among other requirements: (1) in the case of an acquisition in connection with the initial issuance of securities, at least fifty (50) percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (2) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust; (3) a Plan's investment in securities does not exceed twenty-five (25) percent of all of the securities outstanding after the acquisition; and (4) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Plan for which such person is a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The relief does not apply to Plans sponsored by the Company, the underwriters of the securities, the trustee, any servicer, any obligor with respect to obligations included in a trust fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a trust fund, any insurer of the trust fund, any counterparty to an eligible swap agreement included in the trust fund or any affiliate of such parties (the "Restricted Group").

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the securities and the potential consequences to their specific circumstances, prior to making an investment in the securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.


                               Legal Investment

     If the securities of a series constitute "mortgage-related securities" within the meaning of SMMEA, the related prospectus supplement will state that fact. Otherwise, the securities will not constitute "mortgage-related securities" for SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.


                                    Ratings

     It will be a requirement for issuance of any series that the securities offered by this prospectus and the related prospectus supplement be rated by at least one rating agency in one of its four highest applicable rating categories. The rating or ratings applicable to securities of each series offered hereby and by the related prospectus supplement will be as set forth in the related prospectus supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on loans or underlying loans relating to private securities, as applicable, for a series may have on the yield to investors in the securities of that series.


                             Plan of Distribution

     The depositor may offer each series of securities through Lehman Brothers Inc. ("Lehman Brothers") or one or more other firms that may be designated at the time of each offering of such securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of such series of securities and of each class within such series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from such sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the prospectus supplement relating to that series. Lehman Brothers is an affiliate of the depositor.


                                 Legal Matters

     Unless otherwise specified in the related prospectus supplement, legal matters in connection with the securities will be passed upon for the depositor by Sidley Austin Brown & Wood LLP, New York, New York.


                             Available Information

     Copies of the registration statement of which this prospectus forms a part and the exhibits to the registration statement are on file at the offices of the SEC in Washington, D.C.

     The trust funds acting as issuers of securities under this prospectus are subject to the informational requirements of the securities Exchange Act of 1934, as amended, and, for the required period of time, files reports and other information with the SEC. Those reports and information on file with the SEC, including the registration statement and filings made by the depositor can be inspected without charge at the public reference facilities maintained by the SEC or may be copied at rates prescribed by the SEC. The public reference facilities are at 450 Fifth Street, N.W., Washington, D.C. 20549, at the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at the Northeast Regional Office, 233 Broadway, New York, NY 10279. In addition, the SEC maintains a web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.



                                                INDEX OF DEFINED TERMS




Additional Obligations............................103           PS Agreement...................................... 18
assumed reinvestment rate.......................... 8           PS Servicer....................................... 18
Code.............................................. 65           PS Sponsor........................................ 18
Exemption........................................ 102           PTE.............................................. 100
Obligations...................................... 103           Publicly Offered securities...................... 101
OID Regulations................................... 67           RCRA.............................................. 53
Pay-Through Security.............................. 69           Regular Interest securities........................66
Plan Assets Regulation........................... 101           Residual Interests.................................72
Pre-Funding Limit................................ 103           Restricted Group..................................105
Pre-funding period............................... 103           U.S. Person....................................... 66
Prepayment Assumption............................. 69

